                                                                    Exhibit 4(d)

                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   DATED AS OF

                                NOVEMBER 14, 2003

                                      AMONG

                                  HASBRO, INC.,

                                   HASBRO SA,

                           THE BANKS PARTY HERETO, AND

                              FLEET NATIONAL BANK,
                                    AS AGENT

                                      WITH

                             FLEET SECURITIES, INC.,
                            HAVING ACTED AS ARRANGER

                                TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION........................................1
        1.1.  Definitions..........................................................1
        1.2.  Rules of Interpretation..............................................22

2.  THE SYNDICATED AND COMPETITIVE BID LOAN FACILITY...............................23
        2.1.  Commitment to Lend Syndicated Loans..................................23
        2.2.  Commitment Fee.......................................................24
        2.3.  Reduction of Total Commitment........................................24
        2.4.  Requests for Syndicated Loans........................................25
        2.5.  Competitive Bid Loans................................................25
               2.5.1.   Competitive Bid Borrowings.................................25
               2.5.2.   Repayment of Competitive Bid Loans.........................30
        2.6.  The Notes............................................................30
        2.7.  Interest on Loans....................................................31
        2.8.  Prepayments..........................................................32
        2.9.  Funds for Loans......................................................33
        2.10.  Mandatory Repayments................................................34
        2.11.  Application of Payments; Commitment Reduction.......................35
        2.12.  Optional Currency...................................................35
               2.12.1.  Request for Optional Currency..............................35
               2.12.2.  Funding....................................................36

3.  THE SWING LINE.................................................................36
        3.1.  The Swing Line Loans.................................................37
        3.2.  Notice of Borrowing..................................................37
        3.3.  Interest on Swing Line Loans.........................................37
        3.4.  Repayment of Swing Line Loans........................................38
        3.5.  The Swing Line Note..................................................38

4.  INTEREST; PAYMENTS AND COMPUTATIONS............................................39
        4.1.  Interest; Costs and Expenses.........................................39
        4.2.  Concerning Interest Periods..........................................44
        4.3.  Interest on Overdue Amounts..........................................44
        4.4.  Payments.............................................................44
        4.5.  Computations.........................................................45
        4.6.  Interest Limitation..................................................45
        4.7.  Indemnification......................................................45
        4.8.  Banks' Obligations Several...........................................46
        4.9.  Currency Matters.....................................................46
               4.9.1.   Currency of Account........................................46

               4.9.2.   Currency Fluctuations......................................47
               4.9.3.   Exchange Rate..............................................47
               4.9.4.   Denominations..............................................47
        4.10. New Currency.........................................................47
        4.11. No Offset, etc.......................................................48
        4.12.  Forms...............................................................48

5.  LETTERS OF CREDIT..............................................................50
        5.1.  Letter of Credit Commitments.........................................50
               5.1.1.   Commitment to Issue Letters of Credit......................50
               5.1.2.   Letter of Credit Applications..............................50
               5.1.3.   Terms of Letters of Credit.................................51
               5.1.4.   Reimbursement Obligations of Banks.........................51
               5.1.5.   Participations of Banks....................................51
        5.2.  Reimbursement Obligation of the Company..............................51
        5.3.  Letter of Credit Payments............................................52
        5.4.  Obligations Absolute.................................................53
        5.5.  Reliance by Issuer...................................................53
        5.6.  Letter of Credit Fee.................................................54

6.  COLLATERAL SECURITY AND GUARANTIES.............................................54
        6.1.  Release of Collateral................................................54
        6.2.  Security of Company..................................................54
        6.3.  Guaranties and Security of Restricted Subsidiaries...................55
        6.4.  Limitation of Security...............................................56

7.  FEES...........................................................................56
        7.1.  Closing Fees.........................................................56
        7.2.  Agent's Fee..........................................................56

8.  REPRESENTATIONS AND WARRANTIES.................................................56
        8.1.  Corporate Existence..................................................56
        8.2.  Corporate Authority, etc.............................................57
        8.3.  Binding Effect of Documents, etc.....................................57
        8.4.  Governmental Approvals...............................................57
        8.5.  No Event of Default,etc..............................................58
        8.6.  Chief Executive Offices..............................................58
        8.7.  Title to Properties;Leases...........................................58
        8.8.  Financial Statements and Projections.................................58
              8.8.1. Fiscal Year...................................................58
              8.8.2. Financial Statements..........................................58
              8.8.3.  Projections..................................................58

        8.9.  No Material Changes, Etc.............................................58
        8.10.  Franchises, Patents, Copyrights, Etc................................59
        8.11.  Litigation..........................................................59
        8.12.  No Materially Adverse Contracts, Etc................................59
        8.13.  Compliance With Other Instruments, Laws, Etc........................59
        8.14.  Taxes...............................................................59
        8.15.  Absence of Financing Statements, Etc................................59
        8.16.  Indebtedness........................................................60
        8.17.  True Copies of Charter and Other Documents..........................60
        8.18.  Employee Benefit Plans..............................................60
               8.18.1.  In General.................................................60
               8.18.2.  Terminability of Welfare Plans.............................60
               8.18.3.  Guaranteed Pension Plans...................................60
               8.18.4.  Multiemployer Plans........................................61
        8.19.  Holding Company and Investment Company Acts.........................61
        8.20.  Certain Transactions................................................61
        8.21.  Use of Proceeds.....................................................61
               8.21.1.  General....................................................61
               8.21.2.  Regulations U and X........................................62
        8.22.  Environmental Compliance............................................62
        8.23.  Subsidiaries........................................................63
        8.24.  Disclosure..........................................................63
        8.25.  Foreign Assets Control Regulations, Etc.............................63

9.  AFFIRMATIVE COVENANTS OF THE COMPANY...........................................63
        9.1.  Punctual Payment.....................................................63
        9.2.  Use of Loan Proceeds.................................................63
        9.3.  Maintenance of Office................................................63
        9.4.  Records and Accounts.................................................64
        9.5.  Financial Statements, Certificates and Information...................64
        9.6.  Notices..............................................................65
               9.6.1.   Defaults...................................................65
               9.6.2.   Environmental Events.......................................66
               9.6.3.   Notification of Claim against Collateral...................66
               9.6.4.   Notices Concerning Inventory Collateral........ ...........66
               9.6.5.   Notice of Litigation and Judgments..... ...................66
        9.7.  Corporate Existence; Maintenance of Properties.......................66
        9.8.  Insurance............................................................67
        9.9.  Taxes................................................................67
        9.10.  Access..............................................................67
        9.11.  Compliance with Laws, Contracts, Licenses, and Permits..............68
        9.12.  Employee Benefit Plans..............................................68
        9.13.  Fiscal Year.........................................................69
        9.14.  Additional Significant Subsidiaries and Restricted Subsidiaries.....69

        9.15.  Ratings.............................................................69
        9.16.  Further Assurances..................................................69

10.  CERTAIN NEGATIVE COVENANTS OF THE COMPANY.....................................70
        10.1.  Restrictions on Indebtedness........................................70
        10.2.  Restrictions on Liens...............................................71
        10.3.  Restrictions on Investments.........................................73
        10.4.  Restricted Payments.................................................75
        10.5.  Merger, Consolidation and Disposition of Assets.....................76
               10.5.1.  Mergers and Acquisitions...................................76
               10.5.2.  Disposition of Assets......................................77
        10.6.  Sale and Leaseback..................................................78
        10.7.  Compliance with Environmental Laws..................................78
        10.8.  Subordinated Debt...................................................78
        10.9.  Employee Benefit Plans..............................................78
        10.10. Business Activities.................................................79
        10.11. Transactions with Affiliates........................................79
        10.12. Restrictions on Negative Pledges....................................79
        10.13. Hedging Agreements..................................................80

11.  FINANCIAL COVENANTS...........................................................80
        11.1.  Minimum EBITDA......................................................80
        11.2.  Total Funded Debt to EBITDA.........................................80
        11.3.  Minimum Interest Coverage Ratio.....................................81
        11.4.  Capital Expenditures................................................81

12.  CONDITIONS TO EFFECTIVENESS...................................................81
        12.1.  Loan Documents, etc.................................................81
        12.2.  Performance, etc....................................................82
        12.3.  Certified Copies of Charter Documents...............................82
        12.4.  Proof of Corporate Action...........................................82
        12.5.  Incumbency Certificates.............................................82
        12.6.  Proceedings and Documents...........................................82
        12.7.  Certificates of Insurance...........................................83
        12.8.  Payment of Fees.....................................................83
        12.9.  Legality of Transactions............................................83
        12.10. Legal Opinion.......................................................83

13.  CONDITIONS TO LOANS...........................................................83
        13.1.  Conditions to Loans to the Company..................................83
               13.1.1.  Legality of Transactions...................................83
               13.1.2.  Representations and Warranties.............................83
               13.1.3.  Performance, etc...........................................84
               13.1.4.  Proceedings and Documents..................................84
               13.1.5.  Loan Documents.............................................84

        13.2.  Conditions to Loans to Hasbro SA....................................84
               13.2.1.  Legality of Transactions...................................84
               13.2.2.  Representations andWarranties..............................84
               13.2.3.  Performance, etc...........................................84
               13.2.4.  Proceedings and Documents..................................85
               13.2.5.  Loan Documents.............................................85
               13.2.6.  No Defaults................................................85

14.  EVENTS OF DEFAULT; ACCELERATION...............................................86
        14.1.  Remedies Upon Default...............................................86
        14.2.  Termination of Commitments..........................................89
        14.3.  Remedies............................................................89
        14.4.  Certain Rights of Cure..............................................90
        14.5.  Distribution of Collateral Proceeds.................................90
        14.6.  Judgment Currency...................................................91

15.  SETOFF........................................................................93

16.  THE AGENT.....................................................................93
        16.1.  Authorization.......................................................93
        16.2.  Employees and Agents................................................94
        16.3.  No Liability........................................................94
        16.4.  No Representations..................................................94
               16.4.1.  General....................................................94
               16.4.2.  Closing Documentation, etc.................................95
        16.5.  Indemnification.....................................................95
        16.6.  Reimbursement.......................................................96
        16.7.  Non-Reliance on Agent and Other Banks...............................96
        16.8.  Payments............................................................96
               16.8.1.  Payments to Agent..........................................96
               16.8.2.  Distribution by Agent......................................96
               16.8.3.  Delinquent Banks...........................................97
        16.9.  Holders of Notes....................................................97
        16.10.  Agent as Bank......................................................97
        16.11.  Resignation or Removal ofAgent.....................................97
        16.12.  Notification of Defaults and Events of Default.....................98
        16.13.  Duties in the Case of Enforcement..................................98
        16.14.  Agent May File Proofs of Claim.....................................98

17.  EXPENSES......................................................................99

18.  INDEMNIFICATION...............................................................100

19.  SURVIVAL OF COVENANTS, ETC....................................................101

20.  ASSIGNMENT AND PARTICIPATION..................................................101
        20.1.  Conditions to Assignment by Banks...................................101
        20.2.  Certain Representations and Warranties; Limitations; Covenants......102
        20.3.  Register............................................................103
        20.4.  New Notes...........................................................103
        20.5.  Participations......................................................103
        20.6.  Assignee or Participant Affiliated with the Company.................104
        20.7.  Miscellaneous Assignment Provisions.................................104
        20.8.  Increased Costs.....................................................104
        20.9.  Assignment by Company...............................................105

21.  NOTICES, ETC..................................................................105

22.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.................................106
        22.1.  Confidentiality.....................................................106
        22.2.  Prior Notification..................................................106
        22.3.  Other...............................................................106

23.  CONSENTS, AMENDMENTS, WAIVERS, ETC............................................107

24.  PROVISIONS OF GENERAL APPLICATIONS............................................108
        24.1.  Governing Law.......................................................108
        24.2.  Headings............................................................109
        24.3.  Counterparts........................................................109
        24.4.  Entire Agreement, Etc...............................................109
        24.5.  Waiver of Jury Trial................................................109
        24.6.  Severability........................................................109

25.  TRANSITIONAL ARRANGEMENTS.....................................................110
        25.1.  Existing Credit Agreement Superseded................................110
        25.2.  Return and Cancellation of Notes....................................110
        25.3.  Interest and Fees Under Superseded Agreement........................110

26.  LIABILITY FOR THE OBLIGATIONS.................................................110

27.  GUARANTY......................................................................110
        27.1.  Guaranty of Payment and Performance.................................110
        27.2.  The Company's Agreement to Pay Enforcement Costs, etc...............111
        27.3.  Waivers by the Company; Banks' Freedom to Act.......................111
        27.4.  Unenforceability of Hasbro SA Obligations Against Hasbro SA.........112
        27.5.  Subrogation; Subordination..........................................112
               27.5.1.  Waiver of Rights Against Hasbro SA.........................112
               27.5.2.  Subordination..............................................112
               27.5.3.  Provisions Supplemental....................................113

        27.6.  Termination; Reinstatement..........................................113
        27.7.  Successors and Assigns..............................................113
        27.8.  Severability, etc...................................................113

                             SCHEDULES AND EXHIBITS

        Schedule 1              Banks, Commitments and Commitment Percentages
        Schedule 2              Indicative Terms of Permitted Receivables Transactions
        Schedule 8.7            Title to Properties; Leases
        Schedule 8.11           Litigation
        Schedule 8.22           Environmental Compliance
        Schedule 8.23           Subsidiaries
        Schedule 10.1           Existing Indebtedness
        Schedule 10.2           Existing Liens
        Schedule 10.12          Restrictions on Negative Pledges

        Exhibit A-1             Form of Syndicated Note
        Exhibit A-2             Form of Syndicated Loan Request
        Exhibit B-1             Form of Competitive Bid Note
        Exhibit B-2             Form of Competitive Bid Quote Request
        Exhibit B-3             Form of Invitation for Competitive Bid Quotes
        Exhibit B-4             Form of Competitive Bid Quote
        Exhibit B-5             Form of Notice of Competitive Bid Borrowing
        Exhibit C               Form of Swing Line Loan Request
        Exhibit D               Form of Swing Line Note
        Exhibit E               Form of Compliance Certificate
        Exhibit F               Form of Subordination Agreement
        Exhibit G               Form of Assignment and Acceptance
        Exhibit H               Form of Confidentiality Agreement
        Exhibit I               Form of Company Security Agreement
        Exhibit J               Form of Subsidiary Security Agreement
        Exhibit K               Form of Trademark Agreement
        Exhibit L               Form of Patent Agreements
        Exhibit M               Form of Memorandum of Grant of Security Interest in Copyrights

                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

     This THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, is dated as of November 14, 2003, by and among HASBRO, INC. (the "Company"), a Rhode Island corporation having its principal place of business at 1027 Newport Avenue, Pawtucket, Rhode Island 02861, HASBRO SA, a corporation organized under the laws of Switzerland and wholly owned subsidiary of the Company ("Hasbro SA"), and FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 (collectively, the "Banks") and FLEET NATIONAL BANK, as agent for the Banks (the "Agent").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit Agreement, dated as of March 19, 2002 (as amended and in effect from time to time, the "Existing Credit Agreement"), by and among the Company, Hasbro SA, the Banks, the Agent, and certain other parties thereto, the Banks have made available certain financing to the Company and Hasbro SA upon the terms and conditions contained therein; and

     WHEREAS, the Company has requested, among other things, to amend and restate the Existing Credit Agreement and the Banks are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Company, the Banks and the Agent agree that as of the date hereof, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

     1.1. DEFINITIONS. The following terms shall have the meanings set forth in thissection 1.1 or elsewhere in the provisions of this Agreement referred to below:

     Accounts. As defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts from time to time; and, with respect to the Company and its Domestic Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation,
(a) all accounts receivable of such Person, including, without limitation, all accounts created by or arising from all of such Person's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including, without limitation, returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any purchaser of goods or services or other Person obligated to make payment to the Company or any of its Subsidiaries (other than any Receivables Subsidiaries and the Foreign Subsidiaries) in respect of a purchase of such goods or services, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.

     Affiliate. Any Person that would be considered to be an affiliate of the Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.

     Affected Bank. See section 4.1(c).

     Agent. Fleet, acting as agent for the Banks, and each other Person appointed as the successor Agent in accordance with section 16.11.

     Agent's Fee. See section 7.2.

     Agent's Fee Letter. The fee letter, dated as of the Effective Date, by and between the Company and the Agent, as the same may be amended and in effect from time to time.

     Agent's Office. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agent's Special Counsel. Bingham McCutchen LLP, or such other counsel as the Agent may approve.

     Agreement. This Third Amended and Restated Revolving Credit Agreement, including the Exhibits and Schedules hereto, as originally executed, or if this Third Amended and Restated Revolving Credit Agreement is further amended, varied or supplemented from time to time, as so amended, varied or supplemented.

     Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Company or any of its Subsidiaries.

     Arranger. Fleet Securities, Inc.

     Asset Sale. Any one or series of related transactions in which the Company or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets whether owned on the Effective Date or thereafter acquired.

     Assignee. A bank or other institution to which a Bank assigns all, or a proportionate part of all, of such Bank's rights and obligations under this Agreement and the Notes payable to such transferor Bank, pursuant to the terms of section 20.

     Assignment and Acceptance. See section 20.1.

     Atari. A societe anonyme organized under the laws of France, formerly known as Infogrames Entertainment S.A.

     Attributable Debt. At any time, the amount of obligations outstanding at such time under the legal documents entered into as part of a Permitted Receivables Securitization Facility on any date of determination that would be characterized as principal if such Permitted Receivables Securitization Facility were structured as a secured lending transaction rather than as a purchase, less
(i) any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Subsidiary for, the Indebtedness of the Company and its Subsidiaries in respect of, or the obligations of the Company and its Subsidiaries under, such Permitted Receivables Securitization Facility, (ii) reasonable attorneys' fees, accountants' fees, brokerage consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Permitted Receivables Securitization Facility and (iii) any taxes paid or reasonably estimated to be payable as a result thereof.

     Authorized Financial Officers. The Chief Financial Officer of the Company, the Controller of the Company and any other officer of the Company designated by the Company from time to time as the chief financial officer or the chief accounting officer of the Company and qualified to certify as to financial information delivered on behalf of the Company and its Subsidiaries pursuant to section 9.5 hereof; and "Authorized Financial Officer" means any one of the Authorized Financial Officers.

     Balance Sheet Date. June 29, 2003.

     Bank Affiliate. (a) With respect to any Bank, (i) an affiliate of such Bank or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Bank or an affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an affiliate of such investment advisor.

     Banks. As defined in the Preamble, and any bank or institution that becomes an Assignee pursuant to, and fulfills the conditions of, section 20.

     Base Rate. With respect to Loans denominated in Dollars, (a) the rate (rounded to the nearest 1/100 of 1%) equal to the higher of (i) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (ii) one-half of one percent (0.5%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent; and
(b) with respect to Loans denominated in any Optional Currency, the daily rate (rounded to the nearest 1/100 of 1%) determined to be the average rate charged to borrowers of similar quality as the Borrower of Loans denominated in such Optional Currency as reasonably determined by the Agent.

     Base Rate Loan(s). Loan(s) bearing interest calculated by reference to the Base Rate.

     Borrowing. A borrowing hereunder by the Company and/or Hasbro SA consisting of a Loan to the Company and/or Hasbro SA by the Banks or the Swing Line Bank.

     Business Day. Any day (a) on which banking institutions in Boston, Massachusetts and New York City, New York are open for the conduct of normal banking business, (b) if such day involves Eurocurrency Rate Loans denominated in Dollars, a day on which dealings in Dollars can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected in New York City, and (c) if such day involves Loans denominated in any Optional Currency, a day on which dealings in the relevant Optional Currency and exchange can be carried on in the relevant Eurocurrency Interbank Market and in the principal financial center of the country in which such currency is legal tender.

     Capital Expenditures. With respect to the Company and its Subsidiaries and for any period, the aggregate of all amounts included in "Additions to property, plant and equipment" as shown in the Company's statement of cash flows for such period, determined in accordance with GAAP.

     Capitalized Leases. Leases under which the Company or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     Casualty Event. With respect to any property (including any interest in property) of any Hasbro Company, any loss of, damage to, or condemnation or other taking of, such property for which such Person receives insurance proceeds, proceeds of a condemnation award or other compensation.

     CERCLA. See section 8.22.

     Change of Control. An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of fifty-one percent (51%) or more of the outstanding shares of Capital Stock of the Company; or, during any period of twelve (12) consecutive calendar months, Continuing Directors shall cease to constitute a majority of the board of directors of the Company.

     Code. The Internal Revenue Code of 1986, as amended.

     Collateral. All of the property, rights and interests of the Company and the Restricted Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the maximum amount of such Bank's commitment to make Syndicated Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Company, as the same may be reduced from time to time; or if such Bank's commitment is terminated pursuant to the provisions hereof, zero. Each Bank's Commitment shall be deemed to be reduced, while any Competitive Bid Loans are outstanding, by an amount equal to such Bank's Commitment Percentage of such outstanding Competitive Bid Loans.

     Commitment Fee. See section 2.2.

     Commitment Fee Rate. At any time of determination, an annual percentage rate determined in accordance with the Pricing Grid.

     Commitment Percentage. With respect to each Bank, the percentage set forth opposite such Bank's name on Schedule 1 hereto.

     Company. See preamble.

     Company Loans. The Loans other than the Hasbro SA Loans.

     Company Security Agreement. The Security Agreement between the Company and the Agent, substantially in the form of Exhibit I hereto to be entered into to the extent required by section 6.2.

     Competitive Bid Loan(s). A Borrowing hereunder consisting of one or more revolving credit loans made by any of the Banks whose offer to make a revolving credit loan as part of such Borrowing has been accepted by the Company and/or Hasbro SA under the auction bidding procedure described in section 2.5.

     Competitive Bid Notes. See section 2.6.

     Competitive Bid Note Record. A Record with respect to a Competitive Bid
Note.

     Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with section 2.5 hereof.

     Competitive Bid Quote Request. See section 2.5.1(b).

     Competitive Bid Rate. See section 2.5.1(d)(ii)(C).

     Compliance Certificate. See section 9.5(c).

     Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with GAAP.

     Consolidated Cash. The consolidated cash and cash equivalents of the Company and its Subsidiaries, determined in accordance with GAAP.

     Consolidated Net Earnings (or Loss). The consolidated net earnings (or loss) of the Company and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income.

     Consolidated Operating Profit (or Loss). The consolidated operating profit (or loss) of the Company and its Subsidiaries identified as such on the Company's income statement for any period, determined in accordance with GAAP.

     Consolidated Total Funded Debt. As at any date of determination, with respect to the Company and its Subsidiaries, the amount equal to, without duplication, (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases and (iv) the face amount of all letters of credit outstanding plus (b) the aggregate amount of Indebtedness of the type referred to in clause (a) of another Person (other than the Company or a Subsidiary thereof) guaranteed by the Company or any of its Subsidiaries plus
(c) the Attributable Debt. In determining under clause (a) of this definition the Indebtedness of the Company and its Subsidiaries under or in respect of any Permitted Receivables Securitization Facility or under clause (c) of this definition the Attributable Debt in respect of any Permitted Receivables Securitization Facility, such Indebtedness or amount shall be reduced by any escrowed or pledged cash proceeds which effectively secure such Indebtedness or the obligations of the Company or any such Subsidiary under such Permitted Receivables Securitization Facility.

     Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period.

     Continuing Directors. With respect to any period of twelve (12) consecutive calendar months, any member of the board of directors of the Company who (a) was a member of such board of directors on the first day of such period or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

     Copyright Memorandum. The Memorandum of Grant of Security Interest in Copyrights by and among the Company, the Restricted Subsidiaries and the Agent, in substantially the form of Exhibit M hereto to be entered into to the extent required by section 6.2.

     Credit Insurance Provider. A Person party to a Credit Insurance Provider Agreement.

     Credit Insurance Provider Agreement. An agreement entered into by and among the Company, the Subsidiaries of the Company named therein and the Credit Insurance Provider, pursuant to which the Company and certain of its Subsidiaries agree to sell, assign, pledge and transfer to the Credit Insurance Provider certain accounts receivable under the terms and conditions of the Credit Insurance Provider Agreement.

     Default. Any Event of Default and any event which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     Delinquent Bank. See section 16.8.3.

     Distribution. Any of (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company other than dividends payable solely in shares of common stock of the Company (or payable pursuant to the Rights Agreement, dated June 16, 1999, between the Company and Fleet National Bank (f/k/a BankBoston, N.A.) as amended); (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Company directly or indirectly through a Subsidiary of the Company or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose, and excluding any such acquisition by way of payment of any portion of the exercise price for any stock option in such shares, or in respect to any withholding taxes related to any such stock option exercise); or (c) the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Company.

     Dollar(s) and $. The lawful currency of the United States of America.

     Dollar Equivalent. On any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in currency other than Dollars, the amount (as reasonably ascertained by the Agent which determination shall be conclusive absent manifest error) of Dollars which could be purchased by the Agent (in accordance with its normal banking practices) in the London foreign currency deposit market with such amount of such currency at the Exchange Rate on such date.

     Domestic Subsidiary. Any Subsidiary of the Company that is not a Foreign Subsidiary.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with section 4.1(a).

     EBITDA. With respect to any particular fiscal period, EBITDA shall mean the amount equal to (a) Consolidated Operating Profit (or Loss) for such period, plus (b) in each case without duplication, and to the extent deducted in calculating Consolidated Operating Profit (or Loss) for such period, (i) depreciation and amortization of the Company and its Subsidiaries, (ii) other non-cash charges of the Company and its Subsidiaries, and (iii) extraordinary losses of the Company and its Subsidiaries, and minus (c) to the extent included in Consolidated Operating Profit (or Loss) for such period, extraordinary gains of the Company and its Subsidiaries for such period, all determined in accordance with GAAP.

     Effective Date. The date on which all of the conditions set forth in section 12 have been satisfied, and all "Loans" under and as defined in the Existing Credit Agreement are converted into Loans hereunder.

     Employee Benefit Plan. Any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

     Environmental Laws. See section 8.22.

     EPA. See section 8.22.

     Equity Issuance. The sale or issuance by the Company or any of its Subsidiaries of any of its Capital Stock (other than to the Company or any of its Subsidiaries).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     ERISA Affiliate. Any Person which is treated as a single employer with the Company under section 414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of section 4043 of ERISA and the regulations promulgated thereunder.

     Euro or EUR. The euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

     Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars or the relevant Optional Currencies, as applicable, are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

     Eurocurrency Offered Rate. With respect to the Interest Period of any Eurocurrency Rate Loan denominated in Dollars, the annual rate of interest equal to the rate at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 A.M. (London time) (or as soon thereafter as practicable) two (2) Business Days preceding the first day of such Interest Period.

     Eurocurrency Rate. With respect to amounts denominated in any Optional Currency, the International Eurocurrency Rate. With respect to all Eurocurrency

Rate Loans denominated in Dollars for any Interest Period, the annual rate of interest, rounded to the nearest 1/100 of 1%, determined by the Agent for such Interest Period in accordance with the following formula:

         Eurocurrency Rate =   Eurocurrency Offered Rate
                             ------------------------------
                              1 - Eurocurrency Reserve Rate

     Eurocurrency Rate Loan(s). Loan(s) denominated in Dollars or in any Optional Currency bearing interest calculated by reference to the Eurocurrency Rate.

     Eurocurrency Reserve Rate. The rate in effect from time to time, expressed as a decimal, at which the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding.

     Event of Default. See section 14.1.

     Exchange Rate. With respect to any Optional Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Optional Currency on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such Optional Currency into Dollars at 4:00 P.M. (London time) on such date; provided, however, that if there shall at any time no longer exist such a page on such service, the Exchange Rate shall be determined by reference to another similar rate publishing service reasonably selected by the Agent.

     Existing Credit Agreement. See Preamble.

     Fee Letter. The fee letter, dated as of the Effective Date, by and between the Company and the Agent, as the same may be amended and in effect from time to time.

     Fees. Collectively, the Commitment Fee, Competitive Bid fees, the Letter of Credit Fees, the Agent's Fee and the Closing Fees.

     Final Maturity Date. March 18, 2007.

     Fitch. FitchRatings, or its successors.

     Fleet. Fleet National Bank, in its capacity as a Bank hereunder.

     Foreign Subsidiary. Any Subsidiary that conducts substantially all its business (other than export sales) in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the states thereof.

     GAAP. (i) When used in section 11, whether directly or indirectly through reference to a capitalized term used therein, principles which are (A) consistent with the principles promulgated or adopted by the Financial

Accounting Standards Board and its predecessors, in effect for the fiscal period ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on the Balance Sheet Date; and (ii) when used in general, other than as provided above, principles which are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successor organizations), as in effect from time to time and (B) consistently applied with past financial statements of the Company adopting the same principles.

     GBP. British Pounds Sterling.

     Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guaranty. The Third Amended and Restated Guaranty, dated as of the Effective Date, as the same may be amended and in effect from time to time, made by each Restricted Subsidiary in favor of the Banks and the Agent pursuant to which each Restricted Subsidiary guarantees to the Banks and the Agent the payment and performance of the Secured Obligations and in form and substance reasonably satisfactory to the Agent.

     Hasbro Companies. Collectively, the Company, the Restricted Subsidiaries and the Significant Subsidiaries.

     Hasbro SA. See preamble.

     Hasbro SA Loans. Any Loans made or to be made by the Banks to Hasbro SA.

     Hasbro SA Obligations. All Obligations of Hasbro SA with respect to the Hasbro SA Loans.

     Hazardous Substances. See section 8.22.

     Hedging Agreement. Any foreign exchange contract, currency swap agreement, currency or commodity agreement or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

     Identified Brands. Collectively, the brand names Action Man, Monopoly, Mr. Potato Head, Tonka, Lincoln Logs, Playskool, Yahtzee, Clue and GI Joe.

     Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

          (a) every obligation of such Person to repay money borrowed,

          (b) every obligation of such Person for principal evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

          (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

          (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding (i) trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith, (ii) earnout obligations in respect of assets or businesses acquired prior to the Effective Date and (iii) obligations to repurchase any Lucas Warrant under the Warrant Amendment Agreement,

          (e) every obligation of such Person under any Capitalized Lease,

          (f) every obligation of such Person under any Synthetic Lease,

          (g) all sales with recourse by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith (for the avoidance of doubt, it being understood that sales pursuant to Section 10.5.2(j) or (k) are not "Indebtedness" under this clause (g) or otherwise),

          (h) Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

          (i) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses
     (a) through (h) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any such obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (x) any Capitalized Lease shall be the discounted aggregate rental obligations under such Capitalized Lease required to be capitalized on the balance sheet of the lessee in accordance with GAAP, (y) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Company or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount.

     Installment Amount. See section 2.8.

     Intercompany Indebtedness. The aggregate amount of all Indebtedness of any of the Company or any Operating Subsidiary of the Company to any other of the Company and its Operating Subsidiaries.

     International Eurocurrency Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in any Optional Currency, the rate of interest equal to (a) the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Optional Currency appearing on Reuters Screen FRBD or the applicable Reuters Screen for such Optional Currency as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period in the approximate amount of the relevant Eurocurrency Rate Loan, and having a maturity equal to such Interest Period, provided, however,
(i) if Reuters Screen FRBD or the applicable Reuters Screen for such Optional Currency is not available to the Agent, as the case may be, for any reason, the applicable International Eurocurrency Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Optional Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) 2 (two) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable International Eurocurrency Rate for the relevant Interest Period shall be the rate at which the Agent offers to place deposits in the applicable Optional Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurocurrency Rate Loan and having a maturity equal to such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Interest Hedging Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other agreement or arrangement (including without limitation any securities repurchase or borrowing arrangement) to which the Company or any of its Subsidiaries is a party and intended to protect any of the Company and its Subsidiaries against fluctuations in interest rates.

     Interest Period. (a) With respect to each Base Rate Loan comprising the same Borrowing, the period (i) commencing on the Drawdown Date of such Borrowing, and (ii) ending thirty (30) days thereafter as determined in accordance with the provisions of this Agreement;

     (b) With respect to each Eurocurrency Rate Loan comprising the same Borrowing, the period (i) commencing on the Drawdown Date of such Borrowing, and
(ii) ending one (1), two (2), three (3) or six (6) months thereafter as determined in accordance with the provisions of this Agreement; and

     (c) With respect to each Competitive Bid Loan comprising the same Borrowing, the period (i) commencing on the date of such Borrowing and (ii) ending from seven (7) through one hundred eighty (180) days thereafter as determined in accordance with the provisions of this Agreement.

     Inventory. With respect to the Company or any of the Restricted Subsidiaries, finished goods, work in progress and raw materials and component parts inventory and all "Inventory" as such term is defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts owned by such Person; provided that, proceeds of Inventory shall not include any Receivables sold, transferred, contributed or pledged to or financed by a Receivables Subsidiary.

     Investment Grade Rating. A Rating that is at least "BBB-", "Baa3" or "BBB-" by Fitch, Moody's or S&P, respectively.

     Investment Grade Rating Event. The Company's receipt of a Rating that is at least one level higher than the lowest Investment Grade Rating from at least two Rating Agencies.

     Investment Grade Rating Non-Event. The Company's receipt of a Rating that is the lowest Investment Grade Rating or lower from at least two Rating Agencies.

     Investments. As to any Person, all expenditures made for the acquisition of stock or Indebtedness of, or for loans, advances or capital contributions to, any other Person, in each case to the extent the same would be recorded as an investment on the balance sheet of the first Person under GAAP. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (b) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (c) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Invitation for Competitive Bid Quotes. See section 2.5.1(c).

     LC Exposure. At any time, the sum of (a) the aggregate Maximum Drawing Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Unpaid Reimbursement Obligations at such time. The LC Exposure of any Bank at any time shall be its Commitment Percentage of the total LC Exposure at such time.

     Letter of Credit. See section 5.1.1.

     Letter of Credit Application. See section 5.1.1.

     Letter of Credit Fee. See section 5.6.

     Letter of Credit Participation. See section 5.1.4.

     Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, security assignment, attachment, deposit arrangement, lien (statutory, judgment or otherwise), or other security agreement or similar encumbrance or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement evidencing any of the foregoing under the Uniform Commercial Code or comparable law of any jurisdiction).

     Loan Documents. Collectively, this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents (if and as applicable), the Subordination Agreements, the Agent's Fee Letter and the Fee Letter.

     Loans. Collectively, the Syndicated Loans, the Competitive Bid Loans and the Swing Line Loans.

     Lucas Warrants. Collectively, (a) the Warrant to Purchase Shares of Common Stock, dated October 30, 1998, issued to Lucas Licensing Ltd. for the purchase of 3,600,000 shares of the common stock of the Company at the exercise price of $23.33 per share, (b) the Warrant to Purchase Shares of Common Stock, dated October 30, 1998, issued to Lucasfilm Ltd. for the purchase of 2,400,000 shares of the common stock of the Company at the exercise price of $23.33 per share,
(c) the Warrant to Purchase Shares of Common Stock, dated October 14, 1997, issued to Lucas Licensing Ltd. for the purchase of 5,850,000 shares of the common stock of the Company at the exercise price of $18.67 per share and (d) the Warrant to Purchase Shares of Common Stock, dated October 14, 1997, issued to Lucasfilm Ltd. for the purchase of 3,900,000 shares of the common stock of the Company at the exercise price of $18.67 per share.

     Majority Banks. As of any date, the Banks whose aggregate Commitments constitute more than fifty percent (50%) of the Total Commitment, provided, that if at the time Majority Banks is being determined, the Total Commitment has been terminated, the Majority Banks shall be the Banks holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Loans on such date.

     Margin. At any time of determination, an annual percentage rate determined in accordance with the Pricing Grid.

     Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

          (a) a material adverse effect on the business, properties, condition, assets, operations or results of operations of the Hasbro Companies, taken as a whole;

          (b) a material adverse effect on the ability of the Company individually or the Hasbro Companies taken as a whole, to perform its or their respective Obligations (as the case may be) under the Loan Documents; or

          (c) any material impairment of (i) the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents, (ii) the rights, remedies or benefits available to the Agent or any Bank under the Loan Documents or (iii) the attachment, perfection or priority of any Lien of the Agent on a material portion of the Collateral under the Security Documents (if such Security Documents shall have been entered into and remain in full force and effect pursuant to section 6.2).

     Material Asset Sale. Any Asset Sale not in the ordinary course of business producing Net Cash Sale Proceeds in excess of $35,000,000, but excluding any Asset Sale permitted under sections 10.5.2(j) or (k) hereof and any Specified Sale.

     Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Moody's. Moody's Investors Service, or its successors.

     Multiemployer Plan. Any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

     Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other expenses actually incurred in connection with such Asset Sale, (b) the amount of any transfer, documentary, income or other taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale, (c) the aggregate amount of any Indebtedness (other than under the Loan Documents) of the Company or any of its Subsidiaries permitted by this Agreement that was secured by a Permitted Lien with respect to the assets transferred and is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale, (d) the amount of such proceeds attributable to (and payable to) minority interests, (e) the amount of any reserve reasonably maintained by the Company or any of its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which such Asset Sale is consummated (with any unused portion of such reserve to constitute Net Cash Sale Proceeds on the date upon which the indemnification obligations terminate or such reserve is reduced other than in connection with a payment), and (f) appropriate amounts to be provided by the Company or any of its Subsidiaries to be applied to satisfy any reasonable expenses and liabilities associated with any such property or assets and retained by the Company or any such Subsidiary after such Asset Sale.

     Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Equity Issuance.

     New Loans. See section 4.1(e).

     Note(s). Singly, any of, and collectively, all of the Syndicated Notes, the Competitive Bid Notes and the Swing Line Note.

     Notice of Competitive Bid Borrowing. See section 2.4.1(f).

     Obligations. All indebtedness, obligations and liabilities to the Banks and the Agent, individually or collectively, arising or incurred under this Agreement or any of the other Loan Documents, or in respect of Loans made and any Notes or other instruments at any time evidencing any thereof, whether such indebtedness, obligations, and liabilities exist on the date of this Agreement or arise thereafter, or are direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company and/or Hasbro SA, as the case may be, including, without limitation, the Hasbro SA Obligations.

     Operating Subsidiary. As at any particular date, any Subsidiary (other than a Subsidiary engaged solely in the business of incurring Indebtedness or a Receivables Subsidiary or other Subsidiary formed in connection with any Permitted Receivables Securitization Facility) of the Company actively engaged in the conduct of business.

     Optional Currency. Each of the following types of currency: Euros and GBP.

     Outstanding. With respect to the Loans, the unpaid principal thereof as of any date of determination.

     Participant. See section 20.5.

     Patent Agreements. Collectively, (a) the Patent Security Agreement (Registrations) by and among the Company, the Restricted Subsidiaries and the Agent, in substantially the form of Exhibit L hereto, pertaining to U.S. patent registrations, to be entered into to the extent required by section 6.2, and (b) the Patent Security Agreement (Applications), by and among the Company, the Restricted Subsidiaries and the Agent, in substantially the form of Exhibit L hereto, pertaining to U.S. patent applications, to be entered into to the extent required by section 6.2.

     PBGC. The Pension Benefit Guaranty Corporation created by section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Permitted Acquisition. Any acquisition permitted by section 10.5.1(b).

     Permitted Liens. Liens permitted by section 10.2.

     Permitted Receivables Securitization Facility. Any transaction or series of related transactions providing for the financing of any Receivables; provided that any such transaction shall be consummated on terms that include terms substantially as described on Schedule 2 or as the Majority Banks may otherwise consent, such consent not to be unreasonably withheld.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Grid. As set forth in the table below:

------------------------------------------------------------------------------------------
               RATING (AT LEAST TWO OF                        MARGIN FOR
                 FITCH, MOODY'S OR          MARGIN FOR       EUROCURRENCY   COMMITMENT
     LEVEL       STANDARD & POOR'S)      BASE RATE LOANS      RATE LOANS     FEE RATE
------------------------------------------------------------------------------------------
       I      BB-/Ba3/BB- or lower            0.75%              2.00%         0.40%
------------------------------------------------------------------------------------------
       II     BB/Ba2/BB                       0.50%              1.75%         0.35%
------------------------------------------------------------------------------------------
      III     BB+/Ba1/BB+                     0.25%              1.50%         0.30%
------------------------------------------------------------------------------------------
       IV     BBB-/Baa3/BBB-                  0.00%              1.25%         0.25%
------------------------------------------------------------------------------------------
       V      BBB/Baa2/BBB                    0.00%              1.00%         0.20%
------------------------------------------------------------------------------------------
       VI     BBB+/Baa1/BBB+ or               0.00%              0.75%         0.15%
              higher
------------------------------------------------------------------------------------------

     For  purposes of the foregoing table:

     (i) during any period in which the Obligations are secured by the Liens described in section 6.2, so long as no Event of Default has occurred or is continuing, the applicable Margin for Base Rate Loans in Levels I, II and III above and the applicable Margin for Eurocurrency Rate Loans in Levels I through VI above shall be 0.25% lower than the applicable rates set forth above but not less than zero.

     (ii) if the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, the Company and the Agent shall negotiate in good faith to amend the foregoing table (which amendment shall require the consent of the Majority Banks) to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Margin and the

            Commitment Fee Rate shall be determined by reference to, and shall be based on, the higher of, each Rating of each Rating Agency to which neither this clause (ii) nor clause (iv) below then applies;

     (iii) if the Ratings established by the Rating Agencies shall fall within different Levels, the Margin and the Commitment Fee Rate shall be based on the lower of the two highest Ratings;

     (iv) if any Rating Agency shall not have a Rating in effect (other than by reason of the circumstances referred to in clause (ii) above), then the Margin and the Commitment Fee Rate shall be determined by reference to, and shall be based on, the higher of, each Rating of each Rating Agency to which neither clause (ii) above nor this clause (iv) then applies; and

     (v) if any Rating Agency shall change its Rating (other than by reason of the circumstances referred to in clause (ii) above), such change shall be effective as of the date on which it is first announced by such Rating Agency.

     Each change in the Margin and the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

     Rating. The rating issued from time to time (whether on a preliminary basis or otherwise) by any Rating Agency or such other rating service or services as the Company may designate from time to time with the consent of the Majority Banks with respect to the Company's senior unsecured debt.

     Rating Agencies. Collectively, Fitch, Moody's and S&P.

     RCRA. See section 8.22.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

     Receivables. All Accounts and accounts receivable of the Company or any of its Subsidiaries, including, without limitation, any Accounts and accounts receivable constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral for such Accounts and accounts receivable. Notwithstanding the foregoing, Receivables shall not include any rights or interests in intellectual property of the Company or any of its Subsidiaries.

     Receivables Subsidiary. Any special purpose, bankruptcy-remote corporation, limited liability company, trust or other entity established and majority owned by the Company that purchases, receives contributions of, or receives financing secured by, Receivables generated by the Company or any of its Subsidiaries.

     Real Estate. All real property owned or leased (as lessee or sublessee) by any of the Hasbro Companies.

     Reemployment Period. See section 2.8.

     Reemployment Rate. See section 2.8.

     Reference Banks. Fleet, Bank of America, N.A., Citicorp USA, Inc., Mellon Bank, N.A. and Commerzbank AG, New York Branch.

     Reference Period. As of the end of any fiscal quarter, the period of four
(4) consecutive fiscal quarters of the Company and its Subsidiaries ending on such date, or if any date of determination is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

     Refinancing Indebtedness. With respect to the Company and its Subsidiaries, Indebtedness which (a) refinances, refunds, replaces, renews, repays, restates, substitutes or extends other Indebtedness of the Company or any of its Subsidiaries, (b) has a maturity after the Final Maturity Date, and (c) is not prohibited by section 10.1 hereof.

     Reimbursement Obligation. The Company's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in section 5.2.

     Replacement Bank. See section 4.1(f).

     Replacement Date. See section 4.1(f).

     Restricted Payment. In relation to the Company and its Subsidiaries, any
(a) Distribution, (b) payment or prepayment by the Company or its Subsidiaries to the Company's or any Subsidiary's shareholders (or other equity holders) in their capacity as such, in each case other than (i) to the Company or any Subsidiary (or any payment or prepayment excluded from the definition of the term "Distribution") and (ii) the acquisition of the Capital Stock of any Subsidiary of the Company existing on the Effective Date from any then existing minority holder thereof, (c) optional repayment, redemption or repurchase of long term unsecured Indebtedness of the Company existing on the Effective Date, or (d) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Company or such Subsidiary.

     Restricted Subsidiaries. Collectively, (a) Wizards of the Coast, Inc., a Washington corporation, (b) OddzOn, Inc., a Delaware corporation, and (c) material Domestic Subsidiaries (other than any Receivables Subsidiary) (i) created or acquired by the Company following the Effective Date and (ii) designated as Restricted Subsidiaries by the Company or the Agent in a written notice (it being understood that any Restricted Subsidiary which merges with and into the Company such that the Company is the survivor shall no longer constitute a Restricted Subsidiary following such merger).

     SARA. See section 8.22.

     Secured Obligations. Collectively, (a) the Obligations, (b) other Indebtedness of the Company consisting of guaranties of Indebtedness of Foreign Subsidiaries owing to any Bank or Bank Affiliate, and (c) obligations of the Company or its Subsidiaries to the Banks or any Bank Affiliate and the Agent (individually or collectively) arising under Interest Hedging Agreements and Hedging Agreements, but in each case, only to the extent that, and for so long as, the provisions of section 6.2 require the Company and its Subsidiaries to grant security interests in the assets described in section 6.2.

     Security Agreements. Collectively, the Company Security Agreement and the Subsidiary Security Agreement.

     Security Documents. The Guaranty, the Security Agreements, the Trademark Agreement, the Patent Agreements, the Copyright Memorandum and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

     Significant Subsidiary. (a) Any Subsidiary of the Company (other than any Receivables Subsidiary), organized under the laws of the United States or any State of the United States or the District of Columbia, which, either alone or together with the Subsidiaries of such Subsidiary, meets either of the following conditions:

          (i) the investments of the Company and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceed 10% of the book value of the total assets of the Company and its Subsidiaries on a consolidated basis, or

          (ii) the equity of the Company and its Subsidiaries in the revenues of the Subsidiary in question exceeds 10% of the revenues from continuing operations of the Company and its Subsidiaries on a consolidated basis for the Company's most recent fiscal year; or

     (b) Any other Subsidiary of the Company designated as a "Significant Subsidiary" by the Company in a written notice to the Agent.

     Specified Sale. Any disposition of Capital Stock of Atari by the Company acquired in connection with the sale of the Company's interactive and on-line businesses to Atari.

     Standard & Poor's. Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., or its successors.

     Subordinated Debt. Unsecured Indebtedness of any Operating Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Obligations (other than pursuant to the Subordination Agreements), and evidenced as such by a written instrument containing subordination provisions in form and substance reasonably satisfactory to the Majority Banks.

     Subordination Agreement. The Third Amended and Restated Subordination Agreement, dated as of the Effective Date, among the Company, the Significant Subsidiaries and the Agent, substantially in the form of Exhibit F hereto; and "Subordination Agreements" means the Subordination Agreement and any additional subordination agreements executed and delivered to the Agent for the benefit of the Banks pursuant to section 9.14 hereof, in each case as amended and in effect from time to time.

     Subsidiary. Any corporation, limited liability company, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Subsidiary Security Agreement. The Security Agreement among the Restricted Subsidiaries and the Agent, in substantially the form of Exhibit J hereto, to be entered into to the extent required by section 6.2.

     Swing Line Bank. Fleet.

     Swing Line Loan. Any loan made by the Swing Line Bank pursuant to section
3.1 hereof.

     Swing Line Loan Maturity Date. See section 3.2.

     Swing Line Loan Request. See section 3.2.

     Swing Line Note. See section 3.5.

     Swing Line Note Record. A Record with respect to a Swing Line Note.

     Syndicated Loan(s). Singly, any of, and collectively, all of, the revolving credit loans made by the Banks in accordance with their respective Commitment Percentages to the Company and Hasbro SA as contemplated by section 2.1 hereof.

     Syndicated Note(s). See section 2.6.

     Syndicated Note Record. A Record with respect to a Syndicated Note.

     Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

     Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time, which as of the Effective Date shall be equal to the aggregate principal amount of $350,000,000.

     Trademark Agreement. The Trademark Security Agreement among the Company, the Restricted Subsidiaries and the Agent, in substantially the form of Exhibit K hereto, to be entered into to the extent required by section 6.2.

     Type. As to any Syndicated Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Company does not reimburse the Agent and the Banks on the date specified in, and in accordance with, section 5.2.

     Utilization. An amount equal to the Dollar Equivalent of the sum of (i) the outstanding amount of all Loans (after giving effect to all amounts requested),
(ii) the Maximum Drawing Amount and (iii) all Unpaid Reimbursement Obligations.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency (unless the happening of any such contingency is not within the control of the Company).

     Warrant Amendment Agreement. The Warrant Amendment Agreement, dated January 30, 2003 by and among the Company, Lucas Licensing Ltd. and Lucasfilm Ltd.

     Wholly Owned Subsidiary. Any Subsidiary of the Company for which all its outstanding Voting Stock (other than any directors' qualifying shares and shares required to be held by foreign nationals under applicable law) is held by the Company or one or more Wholly Owned Subsidiaries.

     1.2. RULES OF INTERPRETATION.

     (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

     (b) The singular includes the plural and the plural includes the singular.

     (c) A reference to any law includes any amendment or modification to such law.

     (d) A reference to any Person includes its permitted successors and permitted assigns.

     (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

     (f) The words "include", "includes" and "including" are not limiting.

     (g) Reference to a particular "section " refers to that section of this Agreement unless otherwise indicated.

     (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

     (i) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

     (j) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

     (k) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Company and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

              2. THE SYNDICATED AND COMPETITIVE BID LOAN FACILITY.

     2.1. COMMITMENT TO LEND SYNDICATED LOANS. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Company and/or Hasbro SA, and the Company and/or Hasbro SA may borrow, repay, and reborrow from time to time between the Effective Date and the Final Maturity Date upon notice by the Company and/or Hasbro SA, as the case may be, to the Agent given in accordance with section 2.4 hereof, such sums in Dollars and/or, at the Company's and/or Hasbro SA's option from time to time, subject to section 2.12 hereof, in an Optional Currency as are requested by such Person ("Syndicated Loans") up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment (as such Commitment has been deemed to be reduced by such Bank's Commitment Percentage of outstanding Competitive Bid Loans) minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the Utilization shall not at any time exceed the Total Commitment. The Syndicated Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for Syndicated Loans hereunder shall constitute a representation by the Company or Hasbro SA, as the case may be, that the applicable conditions set forth in sections 12 and 13, in the case of the initial Syndicated Loans to be converted into Syndicated Loans hereunder on the Effective Date, and section 13, in the case of all other Syndicated Loans, have been satisfied on the date of such request. Each Base Rate Loan and Eurocurrency Rate Loan shall mature and become due and payable on the last day of the Interest Period relating thereto and shall be payable in the currency in which such Loan was made.

     (b) After any prepayment and at maturity of the Syndicated Loans pursuant to section 2.1(a) above, the Company and/or Hasbro SA, as applicable, shall be entitled to reborrow any or all of the principal amount of such Syndicated Loan, subject to all of the applicable conditions precedent set forth in section 13. Each Bank's Commitment shall terminate, all Syndicated Loans shall become finally due and payable and the Company promises to pay or, solely in the case of Hasbro SA Loans, Hasbro SA promises to pay, on the Final Maturity Date all Syndicated Loans outstanding on the Final Maturity Date.

     (c) The respective amount of each Bank's Commitment and its Commitment Percentage shall be as set forth on Schedule 1 hereto, subject to reduction in accordance with section 2.3 and section 2.11.

     (d) Each Bank represents and warrants that it will use its best efforts to ensure that the funding of its Loans is not made directly out of the assets of any "employee benefit plan" or of any "separate account" in which any "employee benefit plan" has any interest other than a "government plan" (each such term being used herein as defined in Section 3 of ERISA).

     2.2. COMMITMENT FEE. The Company agrees to pay to the Agent for the pro rata accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee"), calculated at the applicable annual percentage rate determined in accordance with the Pricing Grid, on the average daily amount during each calendar quarter or portion thereof from the Effective Date to the Final Maturity Date by which (a) (i) the Total Commitment minus (ii) the sum of (A) the Maximum Drawing Amount and (B) all Unpaid Reimbursement Obligations exceeds (b) the outstanding amount of Syndicated Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Effective Date, with a final payment on the Final Maturity Date or any earlier date on which the Commitments shall terminate.

     2.3. REDUCTION OF TOTAL COMMITMENT. The Company shall have the right at any time and from time to time upon five (5) Business Days written notice to the Agent to reduce by $10,000,000 or an integral multiple thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Company delivered pursuant to this section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Company shall pay to the Agent for the respective accounts of the Banks the full amount of the Commitment Fee then accrued on the amount of the reduction. No reduction of the Commitments of the Banks may be reinstated unless otherwise agreed to by the Company and each of the Banks. Nothing contained in this section 2.3 shall obligate any Bank in any way whatsoever to reinstate all or any part of its Commitment after a reduction of such Commitment hereunder. If at any time the outstanding amount of the Loans exceeds the Total Commitment as a result of any reduction of the Total Commitment pursuant to this section 2.3, then the Company shall immediately pay the amount of such excess to the Agent for the respective account of the Banks for application to the Loans. Each payment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable to the respective unpaid principal amount of each Bank's Syndicated Note or Competitive Bid Note, as applicable, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Total Commitment shall be reduced (i) automatically, pursuant to this section 2.3, effective March 31, 2005, in the amount of $50,000,000, (ii) automatically, pursuant to this section 2.3, effective November 30, 2005, in the additional amount of $50,000,000, and (iii) in accordance with section 2.11.

     2.4. REQUESTS FOR SYNDICATED LOANS. (a) The Company and/or Hasbro SA, as the case may be, shall give to the Agent written notice in the form of Exhibit A-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit A-2 hereto) of each Syndicated Loan requested hereunder (a "Loan Request") not later than (i) with respect to Base Rate Loans, 12 noon (Boston time) on the proposed Drawdown Date (except in the case of Hasbro SA Loans, which written notice shall be by 8:00 A.M. (Boston time) on the proposed Drawdown Date) of such Base Rate Loan and (ii) with respect to Eurocurrency Rate Loans, 1:00 P.M. (Boston time) on the third Business Day prior to the proposed Drawdown Date of such Eurocurrency Rate Loan, provided, that any notice requesting a Syndicated Loan be made in an Optional Currency must comply with the requirements of section 2.12. The Agent shall promptly notify the Banks of the contents of each such notice at the address or addresses for each Bank set forth on Schedule 1 hereof.

     (b) Each such notice delivered by the Company and/or Hasbro SA, as the case may be, shall specify (i) the aggregate principal amount of Syndicated Loans requested, stated in Dollars, or subject to section 2.12, an Optional Currency,
(ii) the Type of Syndicated Loan requested, (iii) the proposed Drawdown Date and duration of the proposed Interest Period(s) applicable to any Base Rate Loans, or Eurocurrency Rate Loans and (iv) the Company's and/or Hasbro SA's, as the case may be, account to which payment of the proceeds of such Syndicated Loan is to be made. Each such notice (which shall be irrevocable) shall obligate the Company and/or Hasbro SA to accept the Syndicated Loans requested from the Banks on the proposed Drawdown Date therefor.

     (c) Each request for Types of Syndicated Loans made hereunder shall be in a minimum aggregate amount of $5,000,000 or a greater integral multiple of $1,000,000 (other than requests in Optional Currencies, which shall be in the amounts prescribed in section 2.12).

     (d) Any Syndicated Loans requested by the Company and/or Hasbro SA pursuant to this section 2.4 shall be made available to such Person in accordance with the provisions of section 2.9 hereof.

     2.5. COMPETITIVE BID LOANS.

          2.5.1. COMPETITIVE BID BORROWINGS.

               (a) The Competitive Bid Option. In addition to the Syndicated Loans permitted to be made hereunder pursuant to section 2.1 hereof, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may, pursuant to the terms of this section 2.5, cause the Agent to request the Banks to make offers to fund Competitive Bid Loans to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA from time to time prior to the Final Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may, but shall have no obligation to, accept such offers in the manner set forth in this section 2.5. Notwithstanding any other provision herein to the contrary, at no time shall the Utilization exceed the Total Commitment.

               (b) Competitive Bid Quote Request. When the Company or, solely in the case of Hasbro SA Loans, Hasbro SA wishes to request offers to make Competitive Bid Loans under this section 2.5, it shall transmit to the Agent by telephone, telex, cable or facsimile (in each case confirmed in writing by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA) a Competitive Bid Quote Request substantially in the form of Exhibit B-2 hereto (a "Competitive Bid Quote Request") so as to be received no later than 11:00 a.m. (Boston time) on the first Business Day (except in the case of Hasbro SA Loans, which request shall be received not later than the second Business Day) prior to the requested Drawdown Date, specifying (i) the requested Drawdown Date (which must be a Business Day) and the amount of such Competitive Bid Loan (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000 and may not exceed the Total Commitment, and
          (ii) the Interest Period of such Competitive Bid Loan, subject to the provisions of the definition of Interest Period, and be accompanied by a Competitive Bid fee of $750 payable to the Agent with respect to each Competitive Bid Quote Request. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA may request offers to make Competitive Bid Loans for no more than one (1) amount and three (3) Interest Periods in a single Competitive Bid Quote Request. No new Competitive Bid Quote Request shall be given until the Company or, solely in the case of Hasbro SA Loans, Hasbro SA has notified the Agent of its acceptance or non-acceptance of the Competitive Bid Quotes relating to any outstanding Competitive Bid Quote Request.

               (c) Invitation for Competitive Bid Quotes. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by facsimile an Invitation for Competitive Bid Quotes as promptly as possible but not later than 3:00 p.m. (Boston time) on the first Business Day prior to the requested Drawdown Date, substantially in the form of Exhibit B-3 hereto (an "Invitation for Competitive Bid Quotes"), which shall constitute an invitation by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this section 2.5. If, after receipt by the Agent of a Competitive Bid Quote Request from the Company or, solely in the case of Hasbro SA Loans, Hasbro SA in accordance with subsection (b) of this section 2.5.1, the Agent or any Bank shall be unable to complete any procedure of the auction process described in subsections (d) through (f) (inclusive) of this section 2.5.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

               (d) Submission and Contents of Competitive Bid Quotes.

                    (i) Each Bank may, but shall be under no obligation to,
               submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by facsimile not later than 10:00 a.m. (Boston time) on the requested Drawdown Date (except in the case of Hasbro SA Loans, which Competitive Bid Quote must be submitted not later than the day prior to the Drawdown Date), provided, that Competitive Bid Quotes may be made by the Agent in its capacity as a Bank only if it notifies the Company or, solely in the case of Hasbro SA Loans, Hasbro SA of the terms of its Competitive Bid Quote no later than 9:45 a.m. (Boston time) on the requested Drawdown Date (except in the case of Hasbro SA Loans, which notice shall be made not later than the day prior to the requested Drawdown Date). Subject to the provisions of sections 12 and 13 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA.

                    (ii) Each Competitive Bid Quote shall be in substantially
               the form of Exhibit B-4 hereto and shall in any case specify:

                         (A) the requested Drawdown Date and Interest Periods;

                         (B) the principal amount of the Competitive Bid Loan
                    for which each such offer is being made, which principal amount (w) may be greater than the Commitment of the quoting Bank but may not exceed the Total Commitment, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted;

                         (C) the rate of interest per annum (rounded to the
                    nearest 1/1000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan, and

                         (D) the identity of the quoting Bank.

               A Competitive Bid Quote may include up to five (5) separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                    (iii) Any Competitive Bid Quote shall be disregarded if it:

                         (A) is not substantially in the form of Exhibit B-4
                    hereto or does not specify all of the information required by subsection (d)(ii);

                         (B) contains qualifying, conditional or similar
                    language (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition described in subsection (d)(ii)(B));

                         (C) proposes terms other than or in addition to those
                    set forth in the applicable Invitation for Competitive Bid Quotes; or

                         (D) arrives after the time set forth in subsection
                    (d)(i).

                    (e) Notice to Company or Hasbro SA. Not later than 10:15
               a.m. (Boston time) on the requested Drawdown Date (except in the case of Hasbro SA Loans, which notice shall be on the day prior to the requested Drawdown Date), the Agent shall notify the Company or, solely in the case of Hasbro SA Loans, Hasbro SA of the terms of (i) all Competitive Bid Quotes submitted by the Banks in accordance with the preceding subsection (d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall specify
               (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Rates so offered, and the identity of the respective Banks submitting such offers, and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

                    (f) Acceptance and Notice by Company or Hasbro SA and Agent.
               Not later than 10:45 a.m. (Boston time) on the requested Drawdown Date (except in the case of Hasbro SA Loans, which notice shall be on the day prior to the requested Drawdown Date), the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall notify the Agent of the Company's or, solely in the case of Hasbro SA Loans, Hasbro SA's acceptance or non-acceptance of the offers of which it was notified pursuant to the preceding subsection (e) in a notice, transmitted to the Agent by telephone, telex, cable or facsimile (in each case confirmed in writing by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA), in substantially the form of Exhibit B-5 hereto (a "Notice of Competitive Bid Borrowing"). Such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA may accept any Competitive Bid Quote in whole or in part; provided that:

                         (i) the aggregate principal amount of each Competitive
                    Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                         (ii) the aggregate principal amount of each Competitive
                    Bid Loan must be $5,000,000 or a larger multiple of $1,000,000,

                         (iii) acceptance of offers may only be made on the
                    basis of ascending Competitive Bid Rates, and

                         (iv) no offer may be accepted that is described in
                    subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               The Agent shall promptly notify each Bank which submitted a Competitive Bid Quote of the acceptance or non-acceptance thereof. The Agent will promptly notify each Bank which submitted a Competitive Bid Quote and each other Bank which so requests the following information from the Agent of (a) the aggregate principal amount of, and (b) the range of Competitive Bid Rates of the accepted Competitive Bid Loans for each requested Interest Period.

                    (g) Allocation by Agent. If offers are made by two (2) or
               more Banks with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Bank has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Request, and under the procedures of this subsection (g), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error.

                    (h) Funding of Competitive Bid Loans. If, on or prior to the
               Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of sections 12 and 13 hereof are satisfied, the Bank or Banks whose offers the Company or, solely in the case of Hasbro SA Loans, Hasbro SA has accepted will fund each Competitive Bid Loan so accepted. Such Bank or Banks will make such Competitive Bid Loans, by crediting the Agent for further credit to the Company's or, solely in the case of Hasbro SA Loans, Hasbro SA's, specified account, in immediately available funds not later than 1:00 p.m. (Boston time) on such Drawdown Date.

                  2.5.2. REPAYMENT OF COMPETITIVE BID LOANS. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA on the last day of the Interest Period relating thereto, and the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereby absolutely and unconditionally promises to pay to the Agent for the account of the relevant Banks on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans, plus interest thereon at the applicable Competitive Bid Rate. The Competitive Bid Loans shall bear interest at the rate per annum specified in the applicable Competitive Bid Quotes. Interest on each Competitive Bid Loan shall be payable (a) on the last day of the applicable Interest Period, and if any such Interest Period is longer than ninety (90) days, also on the last day of each ninety (90) day period following the commencement of such Interest Period, and (b) on the Final Maturity Date for each Competitive Bid Loan. Subject to the terms of this Agreement, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may make Competitive Bid Quote Requests with respect to new Borrowings of any amounts so repaid prior to the Final Maturity Date. Except after an acceleration pursuant to section 14.1 hereof, no principal amount with respect to any Competitive Bid Loan may be repaid other than on the last day of the Interest Period relating thereto unless otherwise agreed to in writing by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA and the funding Bank. Notwithstanding the foregoing, Hasbro SA shall have no liability to repay any Competitive Bid Loans requested by the Company.

     2.6. THE NOTES. (a) The Syndicated Loans shall be evidenced by separate promissory notes of the Company and Hasbro SA in substantially the form of Exhibit A-1 hereto (the "Syndicated Notes"), dated as of the date hereof (or such other date as a Bank may become a party hereto pursuant to section 20) with appropriate insertions; one Syndicated Note being payable to the order of each Bank in a principal amount equal to (i) in the case of the Company, such Bank's Commitment representing the obligation of the Company to pay to such Bank such amount and (ii) in the case of Hasbro SA, such Bank's Commitment representing the obligation of Hasbro SA to pay to such Bank such amount, or in each case, if less, the aggregate unpaid principal amount of all Syndicated Loans made by such Bank to such Person hereunder, plus interest accrued thereon as set forth below. Each of the Company and Hasbro SA hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Syndicated Loan to such Person made by such Bank, an appropriate notation on such Bank's Syndicated Note Record reflecting the unpaid principal amount of all Syndicated Loans made by such Bank to such Person, and such Bank shall make or cause to be made, at or about the time of receipt of any payment of principal on the Syndicated Note of such Bank, an appropriate notation on such Syndicated Note Record reflecting such payment. The aggregate unpaid amount of Syndicated Loans made by such Bank to the Company and Hasbro SA set forth on such Bank's Syndicated Note Records shall be rebuttably presumptive evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Syndicated Note Records shall not limit or otherwise affect the obligations of the Company or Hasbro SA hereunder or under the Syndicated Note of such Person to make payments of principal of or interest on such Syndicated Note when due.

     (b) Competitive Bid Notes. The Competitive Bid Loans shall be evidenced by separate promissory notes of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA in substantially the form of Exhibit B-1 hereto (the "Competitive Bid Notes"), dated as of the date hereof (or such other date as a Bank may become a party hereto pursuant to section 20 hereof) with appropriate insertions; one Competitive Bid Note being payable to the order of each Bank in a principal amount equal to the Total Commitment and representing the obligation of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to pay to such Bank the aggregate unpaid principal amount of all Competitive Bid Loans made by such Bank hereunder, as set forth in section 2.5 hereof, plus interest accrued thereon as set forth below. Each of the Company and Hasbro SA hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Competitive Bid Loan to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA made by such Bank, an appropriate notation on the Competitive Bid Note Record of such Bank reflecting the unpaid principal amount of all Competitive Bid Loans made by such Bank, and such Bank shall make or cause to be made, at or about the time of receipt of any payment of principal on the Competitive Bid Note of such Bank, an appropriate notation on the Competitive Bid Note Record reflecting such payment. The aggregate unpaid amount of Competitive Bid Loans made by such Bank set forth on the Competitive Bid Note Record shall be rebuttably presumptive evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Competitive Bid Note Record shall not limit or otherwise affect the obligations of the Company or Hasbro SA hereunder or under the Competitive Bid Note to make payments of principal of or interest on the Competitive Bid Note when due.

     2.7. INTEREST ON LOANS.

     (a) Except as provided in section 4.3 hereof, Base Rate Loans outstanding from time to time shall bear interest during the Interest Period relating thereto at the annual percentage rate equal to the sum of (i) the Base Rate in effect from time to time and (ii) the applicable Margin in effect during such Interest Period. Interest on Base Rate Loans shall be payable in Dollars or in the applicable Optional Currency in which the underlying Loan was made, as the case may be, and in accordance with section 4.1(a) hereof.

     (b) Except as provided in section 4.3 hereof, Eurocurrency Rate Loans outstanding from time to time shall bear interest during the Interest Period relating thereto at the annual percentage rate equal to the sum of (i) the Eurocurrency Rate and (ii) the applicable Margin in effect during such Interest Period. Interest on the Eurocurrency Rate Loans shall be payable in Dollars or in the applicable Optional Currency in which the underlying Loan was made, as the case may be, and in accordance with section 4.1(a) hereof.

     (c) Except as provided in section 4.3 hereof, each Competitive Bid Loan outstanding from time to time shall bear interest at the rate per annum specified in the applicable Competitive Bid Quote with respect to such Competitive Bid Loan. Interest on Competitive Bid Loans shall be payable in Dollars and in accordance with section 4.1(a) hereof.

     2.8. PREPAYMENTS. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall repay Base Rate Loans or Eurocurrency Rate Loans made to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder on the last day of the Interest Period relating thereto. As provided in section 2.5.2, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall repay Competitive Bid Loans made to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder on the last day of the Interest Period relating thereto. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall also have the right at any time to prepay Syndicated Loans consisting of Base Rate Loans, as a whole or in part, without premium or penalty; provided that the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall provide written, telegraphic or telephonic notice to the Agent not later than 11:00 a.m. (Boston time) on the proposed date of prepayment stating the aggregate principal amount of such prepayment. Each partial prepayment of any Syndicated Loan pursuant to this section 2.8 shall be in a minimum aggregate principal amount of $5,000,000 or some greater integral multiple of $1,000,000 (or the Dollar Equivalent thereof in an Optional Currency), or, if less, the aggregate outstanding principal amount of the Syndicated Loans. Subject to the conditions of section 2.1 hereof, amounts so prepaid may be reborrowed. In addition, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may, upon three (3) Business Days' written, telegraphic or telephonic notice to the Agent stating the proposed date and the aggregate principal amount of such prepayments, prepay all, but not less than all, of the Syndicated Loans constituting Eurocurrency Rate Loans subject to a particular Interest Period on a date other than the last day of the Interest Period relating thereto; provided, that upon any such prepayment, and except as set forth in section 4.1(f) hereof, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall pay to the Agent, for the respective accounts of the Banks on a pro rata basis, a sum which shall be determined by the Agent (to the extent that the Agent is able to make such determination), which determination shall be conclusive in the absence of manifest error, in the following manner after each such payment:

          (a) First, the Agent shall determine the amount (if any) (the "Installment Amount") by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so prepaid during the period beginning on the date of such payment and ending on the last day of the Interest Period relating thereto (the "Reemployment Period") exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, at the annual rate of interest determined by the Agent (the "Reemployment Rate") as being the prevailing rate per annum bid at or about the time of such payment for the purchase of deposits of Dollars or the relevant Optional Currency, as applicable, from prime banks in the Eurocurrency Interbank Market selected by the Agent in its sole discretion (such Reemployment Rate to be the rate payable on an amount equal (as nearly as may be) to the Eurocurrency Rate Loans so prepaid and to have a maturity (as nearly as may be) equal to the Reemployment Period);

          (b) Second, each Installment Amount shall be treated as payable on the last day of the Interest Period relating to the Eurocurrency Rate Loans prepaid; and

          (c) Third, the amount to be paid shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which the Installment Amount is to be treated as payable, at the same annual interest rate as the Reemployment Rate designated as aforesaid by the Agent.

Each prepayment made pursuant to this section 2.8 shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

     2.9. FUNDS FOR LOANS. (a) Each Bank will, upon receiving notice from the Agent of any request by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA for Syndicated Loans pursuant to section 2.4, become and be obligated to make available to the Agent, on the proposed Drawdown Date of each Syndicated Loan, not later than (a) 2:30 P.M. (Boston time) for Base Rate Loans with respect to which the Agent sent notice to the Banks pursuant to section 2.4 hereof no earlier than the proposed Drawdown Date of such Loan, and (b) 11:00 A.M. (Boston time) with respect to Eurocurrency Rate Loans and all other Base Rate Loans, in funds immediately available for credit to the Company's or, solely in the case of Hasbro SA Loans, Hasbro SA's account, an aggregate amount, equal to such Bank's Commitment Percentage of the Syndicated Loan requested at the place specified in the notice delivered by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA pursuant to section 2.4. Upon satisfaction of the conditions set forth in sections 12 and 13, as applicable, the Agent will cause the aggregate amount of such funds actually received by the Agent from the Banks to be credited to the Company's or, solely in the case of Hasbro SA Loans, Hasbro SA's account as soon as practicable on the date of such receipt. The failure or refusal of any Bank to make available to the Agent at the aforesaid time on any Drawdown Date the amount of the Syndicated Loan to be made by such Bank thereon shall not relieve the other Banks from their several obligations hereunder to make their respective Commitment Percentages of any requested Syndicated Loans.

     (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Syndicated Loans (or in the case of Competitive Bid Loans, the amount of such Bank's accepted offers of Competitive Bid Loans, if any) to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period (or, as to Loans denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the London interbank market), times (ii) the amount of such Bank's Commitment Percentage of such Loans (or accepted offers of Competitive Bid Loans, as applicable), times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Company or, solely in the case of Hasbro SA Loans, Hasbro SA on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     2.10. MANDATORY REPAYMENTS. (a) In no event later than (i) seven (7) days after receipt or (ii) in the case of net cash proceeds received from Casualty Events not committed or reinvested as provided in clause (D) below or Net Cash Sale Proceeds from Material Asset Sales permitted to be applied as provided in clause (II) below and not so applied, the 181st day following receipt, by any of the Hasbro Companies of:

          (A) Net Cash Sale Proceeds from Material Asset Sales;

          (B) if an Event of Default has occurred and is continuing, Net Cash Equity Issuance Proceeds from Equity Issuances by any of the Restricted Subsidiaries and Significant Subsidiaries;

          (C) net cash proceeds received by (A) the Company in connection with its issuance of any long term unsecured Indebtedness having a maturity after the Final Maturity Date (other than purchase money Indebtedness and Refinancing Indebtedness) or (B) any Operating Subsidiary of the Company in connection with its issuance of any Indebtedness permitted by section 10.1(c); and

          (D) if an Event of Default has occurred and is continuing, net cash proceeds received from Casualty Events by any of the Hasbro Companies which have not been committed (as evidenced by a binding written contract) by such Person prior to or within one hundred eighty (180) days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, or, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have not commenced prior to or within one hundred eighty (180) days of receipt of such proceeds pursuant to such binding written contract, the Company shall pay or (solely in the case of Hasbro SA Loans) shall cause Hasbro SA to pay to the Agent for the respective accounts of the Banks an amount equal to (x) (1) fifty percent (50%) of such Net Cash Sale Proceeds from Material Asset Sales, plus any additional portion of such Net Cash Sale Proceeds to the extent and when required by clause (II) of the next sentence, and (2) one hundred percent (100%) of such net cash proceeds from Equity Issuances, issuances of Indebtedness or Casualty Events, or (y) if less, (1) the then outstanding principal amount of the Loans and the Unpaid Reimbursement Obligations and (2) if an Event of Default has occurred and is continuing, the Maximum Drawing Amount of Letters of Credit then outstanding to be held by the Agent as cash collateral to secure all Reimbursement Obligations, to be applied in the manner set forth in section 2.11. Notwithstanding the foregoing,

          (I) no such payment shall be required unless, until and only to the extent that such Material Asset Sales, Equity Issuances, issuances of Indebtedness or Casualty Events result in net cash proceeds that otherwise would be required to be so applied equal to (x) $5,000,000 or more in any period of thirty (30) consecutive days or (y) $15,000,000 in any fiscal year of the Company, and

          (II) all or any portion of the fifty percent (50%) of the Net Cash Sale Proceeds from any Material Asset Sale remaining after the initial application of such Net Cash Sale Proceeds in accordance with the preceding sentence of this section 2.10(a) may be applied to repay, redeem or repurchase any other Indebtedness within one hundred eighty (180) days of receipt of such proceeds, and if any portion of such remaining amount of such Net Cash Sale Proceeds is not so applied, an amount equal to such portion shall be required to be applied to make payment under this section
     2.10 on the 181st day following receipt of such Net Cash Sale Proceeds.

     (b) If at any time the Utilization exceeds the Total Commitment (as reduced pursuant to section 2.3), then the Company shall immediately pay or (solely in the case of Hasbro SA Loans) shall cause Hasbro SA to pay the amount of such excess to the Agent for the respective account of the Banks to be applied in the manner set forth in section 2.11.

     (c) Hasbro SA shall have no liability to prepay any Loans to the Company pursuant to this section 2.10.

     2.11. APPLICATION OF PAYMENTS; COMMITMENT REDUCTION. All payments made pursuant to section 2.10 shall be applied to reduce the outstanding principal amount of the Loans and Unpaid Reimbursement Obligations by such amount pro rata based on the then outstanding principal amount of the Loans and Unpaid Reimbursement Obligations. Such mandatory repayments shall be allocated among the Banks in proportion, as nearly as practicable, to the respective outstanding amounts of each Bank's Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion.

     Amounts repaid pursuant to section 2.10(a)(A) or section 2.10(a)(C) may not be reborrowed. The Total Commitment shall be reduced by an amount equal to the amount so repaid pursuant to section 2.10(a)(A) or section 2.10(a)(C). No reduction of the Total Commitment made pursuant to this section 2.11 may be reinstated.

     2.12. OPTIONAL CURRENCY.

          2.12.1. REQUEST FOR OPTIONAL CURRENCY. Subject to the limitations set forth in section 2.1, the Company and/or Hasbro SA may, not later than 10:00 A.M. (Boston time) three (3) Business Days' prior to the proposed Drawdown Date thereof, give notice to the Agent (an "OC Notice") requesting that one or more Syndicated Loans be made as Eurocurrency Rate Loans in an Optional Currency, provided that any Syndicated Loan proposed to be made under this section 2.12 shall be in an amount not less than EUR5,000,000 or GBP3,000,000, or a greater amount which is a multiple of the Optional Currency equivalent of $1,000,000 in excess thereof in the requested Optional Currency. Each OC Notice requesting a Syndicated Loan in an

     Optional Currency shall be by telephone, telex, telecopy or cable (in each case confirmed in writing by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA,), specifying (a) the amount of the Syndicated Loan to be made, (b) the requested date of the proposed borrowing, (c) the requested Optional Currency in which the Syndicated Loan is to be made, (d) the initial Interest Period for the Syndicated Loan to be borrowed, and (e) the Company's or, solely in the case of Hasbro SA Loans, Hasbro SA's account with the Agent to which payment of the proceeds of such Syndicated Loan is to be made. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. If any Bank on or prior to the second Business Day preceding the first day of any Interest Period for which an OC Notice has been delivered requesting a Syndicated Loan in an Optional Currency or on any funding date, reasonably determines (which determination shall be conclusive absent manifest error) that the Optional Currency is not freely transferable and convertible into Dollars or that it will be impractical for such Bank to fund the Syndicated Loan in such Optional Currency, then such Bank shall so notify the Agent, which notification shall be given immediately by the Agent to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, and such Bank's portion of the requested Syndicated Loan shall, in each case, notwithstanding any contrary election by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, or any other provisions hereof, be denominated in Dollars as a Eurocurrency Rate Loan with the same Interest Period as selected by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA for such Revolving Credit Loan. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA may repay such portion of a Syndicated Loan denominated in Dollars as a Eurocurrency Rate Loan at any time without premium or penalty, subject to any other indemnity under section 4.7, provided that, any Bank that has failed to provide the relevant Optional Currency shall not be entitled to such indemnity in connection with such Loan. In the event that such repayment results in Syndicated Loans outstanding that are not pro rata in accordance with the Commitment Percentages, then all subsequent principal repayments denominated in the Optional Currency which the applicable Bank did not advance shall be made by the Company, or solely in the case of Hasbro SA Loans, Hasbro SA to the Agent for the respective accounts of such Banks other than such Bank on a pro rata basis until such time as the Syndicated Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of sections 12 and 13, each Syndicated Loan requested to be made in an Optional Currency will be made on the date specified therefor in the OC Notice, in the currency requested in the OC Notice and, upon being so made, will have the Interest Period requested in the OC Notice.

          2.12.2. FUNDING. Each Bank may make any Eurocurrency Rate Loan denominated in an Optional Currency by causing any of its domestic or foreign branches or foreign affiliates to make such Eurocurrency Rate Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Company, or solely in the case of Hasbro SA Loans, Hasbro SA to repay such Eurocurrency Rate Loan shall nevertheless be to such Bank and shall, for all purposes of this Credit Agreement (including without limitation for purposes of the definition of the term "Majority Banks") be deemed made by such Bank, to the extent of such Eurocurrency Rate Loan.

                               3. THE SWING LINE.

     3.1. THE SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA made to the Swing Line Bank in accordance with section 3.2 hereof, the Swing Line Bank agrees to lend to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA Swing Line Loans on any Business Day prior to the Final Maturity Date in an aggregate principal amount not to exceed $25,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in a minimum amount equal to $1,000,000 or an integral multiple thereof. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, at no time shall the Utilization exceed the Total Commitment; provided, however, subject to the limitations set forth in this section 3.1 from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Syndicated Loans made by the Swing Line Bank may exceed the Swing Line Bank's Commitment Percentage of the Total Commitment then in effect.

     3.2. NOTICE OF BORROWING. When the Company or, solely in the case of Hasbro SA Loans, Hasbro SA desires the Swing Line Bank to make a Swing Line Loan, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall send to the Agent and the Swing Line Bank written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Swing Line Loan requested hereunder (a "Swing Line Loan Request") not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date (except in the case of Hasbro SA Loans, which written notice shall be by 8:00 A.M. (Boston time) on the proposed Drawdown Date) of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan and the date on which the proposed Swing Line Loan would mature (the "Swing Line Loan Maturity Date") which shall in no event be later than the Final Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, and shall obligate the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to borrow the Swing Line Loan from the Swing Line Bank on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Drawdown Date the Swing Line Bank shall make the Swing Line Loan available to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account(s) of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA specified in the Swing Line Loan Request; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Swing Line Bank has entered into arrangements reasonably satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Bank, which may include cash collateralizing such Delinquent Bank's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

     3.3. INTEREST ON SWING LINE LOANS. Each Swing Line Loan shall be a Base Rate Loan and, except as otherwise provided in section 4.3 hereof, shall bear interest from the Drawdown Date thereof until repaid in full at the rate per annum equal to the Base Rate plus the Margin with respect to Base Rate Loans, which shall be paid on each Interest Payment Date for Base Rate Loans.

     3.4. REPAYMENT OF SWING LINE LOANS. The Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date. Upon notice by the Swing Line Bank on any Business Day, each of the Banks hereby agrees to make Syndicated Loans constituting Base Rate Loans to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA having outstanding Swing Line Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA. The proceeds thereof shall be applied directly to the Swing Line Bank to repay the Swing Line Bank for such outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Syndicated Loans upon one
(1) Business Day's notice as set forth above, notwithstanding (a) that the amount of such Syndicated Loan may not comply with the applicable minimums set forth herein, (b) the failure of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to meet the conditions set forth in sections 12 or 13 hereof,
(c) the occurrence or continuance of a Default or an Event of Default hereunder,
(d) the date of such Syndicated Loan, and (e) the Total Commitment in effect at such time. In the event that it is impracticable for such Syndicated Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Syndicated Loan would have been made, but adjusted for any payments received from the Company or, solely in the case of Hasbro SA Loans, Hasbro SA on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Bank to share in such Swing Line Loans pro rata based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Swing Line Bank an amount equal to such Bank's participation in the Swing Line Loans; provided that (x) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay the Swing Line Bank interest on the principal amount of the participation so purchased for each day from and including the date such Syndicated Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period. Notwithstanding the foregoing, Hasbro SA shall have no liability to repay any Swing Line Loans requested by the Company.

     3.5. THE SWING LINE NOTE. The obligation of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by separate promissory notes of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA with appropriate insertions substantially in the form of Exhibit D attached hereto (the "Swing Line Notes"), dated the Effective Date and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (a) the Maximum Swing Line Loan Amount, or (b) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding thereunder. Each of the Company and Hasbro SA irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Notes, an appropriate notation on the Swing Line Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such Swing Line Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Swing Line Note Record shall not limit or otherwise affect the actual amount of the obligations of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder or under the Swing Line Notes to make payments of principal of or interest on the Swing Line Notes when due.

                     4. INTEREST; PAYMENTS AND COMPUTATIONS.

     4.1. INTEREST; COSTS AND EXPENSES.

     (a) Elections. At the option of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, so long as no Default or Event of Default has occurred and is then continuing, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may elect from time to time to have a portion of the principal amount of the Syndicated Loans to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA outstanding from time to time bear interest during any particular Interest Period calculated by reference to the Base Rate or the Eurocurrency Rate, provided that any portion of the Syndicated Loans selected to bear interest by reference to the Base Rate or the Eurocurrency Rate shall be in an amount not less than $5,000,000 or some greater integral multiple of $1,000,000 with respect to any single Interest Period. Any election by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to have interest calculated by reference to the Base Rate or the Eurocurrency Rate shall be made by notice (which shall be irrevocable) to the Agent as provided in section 2.4. If in any such notice, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA does not specify whether any Eurocurrency Rate Loans are requested, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall be deemed to have elected that the requested Syndicated Loans bear interest at the Base Rate. Any election of a Eurocurrency Rate shall lapse at the end of the expiring Interest Period unless extended by a further election notice as provided in section 2.4 hereof. If, on or prior to the last day of any Interest Period for Base Rate Loans or Eurocurrency Rate Loans, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA (x) fails to deliver a further election notice with respect to such Loans pursuant to section 2.4 hereof and this section 4.1(a), and (y) fails to repay all or any part of such Loans as provided in section 4.4 hereof, then such Syndicated Loans shall be deemed to be Base Rate Loans in accordance with the terms set forth in section 4.4(b) hereof. Each Base Rate Loan or Eurocurrency Rate Loan shall bear interest during each Interest Period relating thereto at the rate set forth in section 2.7 or section 4.3 hereof, as the case may be. Interest on each Base Rate Loan or Eurocurrency Rate Loan shall be payable (i) on the last day of the Interest Period relating thereto or (ii) if the Interest Period is longer than ninety (90) days, on the last day of each 90-day period following the commencement of such Interest Period and on the last day of such Interest Period.

     (b) Notices, etc. as to Eurocurrency Rate. Promptly after the commencement of any Interest Period for any Syndicated Loan, the Agent shall notify the Company or, solely in the case of Hasbro SA Loans, Hasbro SA and each of the Banks of (A) the applicable interest rate determined by the Agent hereunder with respect to any Eurocurrency Rate Loan, (B) each date on which interest is payable hereunder, and (C) the date on which the Interest Period with respect to such Syndicated Loan shall end; provided, however, that the obligations of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to pay to each Bank principal and interest as herein provided shall not be subject to or in any way conditional upon the giving of any such notice by the Agent. Each such notice shall, absent manifest error, be binding upon each Bank and the Company or, solely in the case of Hasbro SA Loans, Hasbro SA.

     (c) Substitution of Base Rate. Notwithstanding any other provision of this Agreement, if (i) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to any Bank (the "Affected Bank") shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction thereof shall assert that it is unlawful, or in the reasonable judgment of such Bank, impracticable, for such Bank to perform its obligations in respect of any Loans bearing interest based on the Eurocurrency Rate or (ii) if any Affected Bank shall reasonably determine with respect to Loans bearing interest based on the Eurocurrency Rate that (A) by reason of circumstances affecting any Eurocurrency Interbank Market, adequate and reasonable methods do not exist for ascertaining the Eurocurrency Rate which would otherwise be applicable during any Interest Period, or (B) deposits of Dollars or the relevant Optional Currency in the relevant amount for the relevant Interest Period are not available to such Bank in any Eurocurrency Interbank Market, or (C) the Eurocurrency Rate does not or will not accurately reflect the cost to such Bank of obtaining or maintaining the applicable Loans bearing interest based on the Eurocurrency Rate during any Interest Period, then any such Affected Bank shall promptly give telephonic, telex or cable notice of such determination to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA (which notice shall be conclusive and binding upon the Company or, solely in the case of Hasbro SA Loans, Hasbro SA absent manifest error), the Agent and the other Banks. Upon such notification by any Affected Bank, (x) the obligation of such Affected Bank to make Loans bearing interest based on the Eurocurrency Rate shall be suspended until such circumstances no longer exist,
(y) any new Loans made by such Affected Bank on or after the date of such notification, which Loans would otherwise bear interest at the suspended rate shall be deemed to be Loans bearing interest by reference to the Base Rate, as necessary, until such suspension is no longer in effect, and (z) so long as it is not unlawful for the Affected Bank to continue carrying Outstanding Loans bearing interest at the suspended rate, Outstanding Loans of such Affected Bank bearing interest based on the Eurocurrency Rate shall continue to bear interest at the applicable rate based on the Eurocurrency Rate until the end of the applicable Interest Period. If it is unlawful for any Affected Bank to continue carrying any Outstanding Loans bearing interest at the suspended rate, such Affected Bank shall so notify the Company or, solely in the case of Hasbro SA Loans, Hasbro SA and the Agent and any such Outstanding Loans shall be automatically converted to Base Rate Loans at the end of the Interest Period which is current when such notice is given. Notwithstanding any provision of this section 4.1(c) to the contrary, during any period in which a suspension is in effect pursuant to this section 4.1(c), the Company or, solely in the case of Hasbro SA Loans, Hasbro SA may notify the Agent and any Affected Bank to which such suspension applies that (I) the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall repay, in accordance with the provisions of section 4.1(f) hereof, any and all Loans made by such Affected Bank to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, and (II) with respect to any new Loans to be made by the Banks hereunder, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall not borrow from such Affected Bank and the Commitment of such Affected Bank shall be terminated.

     (d) Additional Costs and Expenses; Reserve Requirements. Anything herein to the contrary notwithstanding, if any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other Governmental Authority, whether or not having the force of law) shall

          (i) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature not now in effect, with respect to the Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or the Bank's Loans bearing interest based on the Eurocurrency Rate; provided that this section 4.1(d)(i) shall apply only with respect to such Loans, or commitments to make such Loans, as the case may be, made to Hasbro SA; or

          (ii) materially change the basis of taxation of payments to such Bank on the principal of, interest on or any other amounts payable in respect of the Loans bearing interest based on the Eurocurrency Rate as such (excluding changes in taxes measured by or imposed on the net income, or on the capital or net worth of such Bank; provided that this section 4.1(d)(ii) shall apply only with respect to Loans made to Hasbro SA; provided further that nothing in this parenthetical shall be deemed to limit the rights of the Banks or the obligations of the Company and/or Hasbro SA pursuant to 4.1(e)); or

          (iii) impose or increase or render applicable any liquidity, capital, special deposit or reserve or similar requirements (whether or not having the force of law) not now in effect, against assets held by, or deposits in or for the account of, or loans by an office of such Bank with respect to such Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or such Bank's Loans bearing interest based on the Eurocurrency Rate; or

          (iv) impose on such Bank any other condition or requirement not now in effect, with respect to such Bank's commitment to make Loans bearing interest based on the Eurocurrency Rate or such Bank's Loans bearing interest based on the Eurocurrency Rate or any class of loans of which the Loans bearing interest based on the Eurocurrency Rate forms a part (other than in respect of taxes, which shall be governed solely by sections 4.11,
     4.12 and 4.13; provided that the foregoing exclusion shall not apply with respect to such Loans made by any Bank to Hasbro SA), and the result of any of the foregoing is (x) to increase the cost to such Bank attributable to the making, funding or maintaining of Loans bearing interest based on the Eurocurrency Rate or its commitment therefor, (y) to reduce the amount of principal, interest, commitment fees or other amounts payable in respect of Loans bearing interest based on the Eurocurrency Rate to such Bank hereunder or its commitment therefor, or (z) to require such Bank to make any payment or to forego any interest or other sum payable in respect of

     Loans bearing interest based on the Eurocurrency Rate hereunder or its commitment therefor, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Company and/or Hasbro SA hereunder;

then, and in each such case, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA will, upon demand by such Bank made by written notice to the Company and/or Hasbro SA from time to time as often as the occasion therefor may arise, pay to such Bank, within ten (10) days after receipt of notice of such demand, such additional amounts as will be sufficient, in the good faith opinion of such Bank, to compensate the Bank for such additional costs, reduction, payment or foregone interest or other sum in respect of Loans bearing interest based on the Eurocurrency Rate; provided, however, that the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall be required to pay only such additional costs or other amounts which are incurred by such Bank (A) from and after the date of such notice, with respect to Loans outstanding during Interest Periods commencing after the date on which the Company or, solely in the case of Hasbro SA Loans, Hasbro SA receives such notice, (B) with respect to Loans outstanding on the date of such notice provided that (x) not less than 90 days remain in the applicable Interest Period for such Loans and (y) such costs are assessed only for the period commencing on the date of such notice to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA, and (iii) from and after the date of such notice to the extent that the incurrence of such additional costs or amounts is unrelated to Outstanding Loans and is not otherwise covered by clauses (A) or (B) of this paragraph. Subject to the provisions of the preceding sentence, a claim by any Bank for all or any part of any additional amount required to be paid by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA pursuant to this section 4.1(d) may be made before and/or after the end of the Interest Period to which such claim relates or during the Interest Period in which such claim has arisen and before and/or after any repayment or prepayment of any Eurocurrency Rate Loans owed hereunder to which such claim relates. A certificate signed by an officer of such Bank, setting forth the amount of such loss, expense or liability required to be paid by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to such Bank, and the computations made by such Bank to determine such additional amount, shall be submitted by the Bank to the Company or, solely in the case of Hasbro SA Loans, Hasbro SA in connection with each demand made at any time by such Bank upon the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder, and shall, save for manifest or other obvious error, constitute conclusive evidence of the additional amount required to be paid by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA to such Bank upon each such demand.

     (e) Increased Capital Requirements. If any present or future, or any change in any present or future, law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation or administration thereof by a Governmental Authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any of the Banks or any corporation controlling any of the Banks and such Bank determines that any of the foregoing imposes or increases a requirement by such Bank to allocate capital resources to such Bank's credit facility established hereunder or any loans made pursuant hereto, which would have the effect of reducing the return on such Bank's capital to a level below that which such Bank could have achieved (assuming full utilization of the Bank's capital) but for such increased capital requirements, then such Bank may notify the Company and Hasbro SA (with a copy to the Agent) of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Eurocurrency Rate or the Competitive Bid Rate, the Company, Hasbro SA and such Bank shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder with respect to such Bank's Commitment and, in the case of any Loans made by such Bank after the date of the Company's and Hasbro SA's receipt of such notice ("New Loans"), all such New Loans, which adjustment will adequately compensate the Bank in light of these circumstances. If the Company, Hasbro SA and such Bank are unable to agree to such adjustment within thirty (30) days of the day on which the Company and Hasbro SA receive such notice, then effective from the date on which the Company and Hasbro SA have received such notice (but not earlier than the effective day of such requirement or retroactive to any date prior to the date on which the Company and Hasbro SA have received such notice), the fees payable hereunder with respect to any New Loans made by, or the Commitment of, such Bank shall increase by an amount which will, in such Bank's reasonable determination, provide adequate compensation. Such Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

     (f) Replacement of Banks. Notwithstanding any other provision of this Agreement, in the event that (i) the obligation of any Bank to make Eurocurrency Rate Loans is suspended pursuant to section 4.1(c) hereof, or (ii) any Bank makes demand upon the Company and/or Hasbro SA pursuant to section 4.1(d) hereof (or upon the Company pursuant to section 4.11) for the payment of additional costs or other amounts, or (iii) any Bank makes demand upon the Company and/or Hasbro SA pursuant to section 4.1(e) hereof for an adjustment to the compensation payable to such Bank by the Company and/or Hasbro SA hereunder, or
(iv) any Bank is unable to fund a Loan in an Optional Currency, then, in each such case, the Company and/or Hasbro SA in its discretion may (A) send written notice to such Bank and the Agent advising such Bank that, subject to the provisions of this section 4.1(f), its Commitment hereunder shall be terminated on a date determined by the Company and/or Hasbro SA (the "Replacement Date"), which Replacement Date shall be no earlier than the date on which such Bank and the Agent have received such notice from the Company and/or Hasbro SA, and commencing on the Replacement Date, the Commitment of such Bank hereunder shall be terminated and no Commitment Fee shall be payable by the Company and/or Hasbro SA to such Bank with respect to such Commitment, and (B) replace such Bank with another Bank or other commercial banking institution (the "Replacement Bank") which has been selected by the Company and/or Hasbro SA and approved by the Majority Banks, which approval shall not be unreasonably withheld, provided that the Company and/or Hasbro SA, the Banks and the Agent agree that (w) on or prior to the Replacement Date, the Company and/or Hasbro SA shall have paid all principal, interest, fees and other amounts owing by the Company and/or Hasbro SA hereunder, accruing up to and including the Replacement Date, to the Bank being replaced on such Replacement Date, (x) as of the Replacement Date, the Replacement Bank will take over the entire Commitment of the Bank being replaced, (y) on or prior to the Drawdown Date first following the Replacement Date, the Company and/or Hasbro SA, the Agent, the Banks (other than the Bank being replaced) and the Replacement Bank shall make such arrangements by way of new Syndicated Loans, purchases or refundings of existing Syndicated Loans or otherwise as will result thereafter in the outstanding and unpaid Syndicated

Loans of each Bank being equal, as near as may practically be, to such Bank's Commitment Percentage of all of the outstanding and unpaid Syndicated Loans made to the Company, and (z) the Agent shall be entitled to receive prior to the Replacement Date from the Company and/or Hasbro SA and the Replacement Bank such supplemental agreements, documents, certificates and legal opinions in connection with the replacement of such Bank as the Agent and the other Banks may reasonably request to give effect to the foregoing provisions of this section 4.1(f).

     (g) Change of Lending Office. If a Bank changes its applicable lending office (other than pursuant to paragraph (h) below) and the effect of the change, as of the date of the change, would be to cause the Company and/or Hasbro SA to become obligated to pay any additional amount under this section
4.1 or under section 4.7 (or to cause the Company to become obligated to pay any additional amounts under section 4.11), the Company and/or Hasbro SA shall not be obligated to pay such additional amount.

     (h) Mitigation. If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Bank by the Company and/or Hasbro SA pursuant to this section 4.1 or under section 4.7 (or by the Company pursuant to section 4.11), such Bank shall take such steps as may reasonably be available to it and acceptable to the Company and/or Hasbro SA to mitigate the effects of such condition or event (which may include efforts to rebook the Loans held by such Bank at another lending office, or through another branch or an affiliate, of such Bank); provided that such Bank shall not be required to take any step that, in its reasonable judgment, would be disadvantageous to its business or operations or would require it to incur any additional cost or expense unless the Company agrees to reimburse such Bank for such cost or expense.

     4.2. CONCERNING INTEREST PERIODS. No Interest Period for Loans may be selected by the Company and/or Hasbro SA if such Interest Period ends after the Final Maturity Date. If any Interest Period would otherwise end on a day which is not a Business Day for Base Rate, Eurocurrency Rate or Competitive Bid Rate purposes, as applicable, that Interest Period, shall end on the Business Day next preceding or next succeeding such day determined by the Agent in accordance with section 4.4(c). Any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     4.3. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the rate otherwise in effect with respect to Base Rate Loans, whether or not any Eurocurrency Rate or Competitive Bid Rate would otherwise have been applicable thereto, until such amount shall be paid in full (whether before or after judgment).

     4.4. PAYMENTS. (a) All payments of principal of and interest on Loans made by the Company or Hasbro SA, any Fees and any other amounts due hereunder shall be made by the Company or Hasbro SA to the Agent, at or prior to 11:00 A.M., Boston time, on any payment date, in Dollars or the applicable Optional Currency and in immediately available funds at the Agent's Office without setoff, counterclaim or deduction of any kind. The Agent shall be entitled to debit any account of the Company or, solely in the case of Hasbro SA Loans, Hasbro SA with the Agent in the amount of each such payment when due in order to effect timely payment thereof. Upon receipt by the Agent of any such payment, the Agent shall promptly send by wire transfer, in immediately available like funds, to each Bank, to an individual or an account designated by such Bank, such Bank's pro rata share of such payment.

     (b) If any Bank makes a Syndicated Loan to the Company or Hasbro SA on a day on which such Person is to repay all or any part of any Outstanding Syndicated Loan made to such Person, such Bank shall, to the extent necessary, apply the proceeds of the requested Syndicated Loan to make such repayment, and only an amount equal to (i) the excess, if any, of the amount being repaid over the amount being borrowed shall be remitted by such Person to the Agent for the account of such Bank as provided in section 2.8 and (ii) the excess, if any, of the amount being borrowed over the amount being repaid shall be remitted by such Bank to the Agent for the account of such Person. If the Company and/or Hasbro SA fails to repay all or any part of any Outstanding Syndicated Loan denominated in Dollars on the last day of the applicable Interest Period therefor, and if the Company and/or Hasbro SA fails to deliver an election notice with respect to such unpaid portion of the Outstanding Syndicated Loan in accordance with the provisions of sections 2.4 and 4.1(a) hereof, then, subject to satisfaction of the conditions precedent set forth in section 13 hereof, the Company and/or Hasbro SA shall be deemed to have requested that the unpaid portion of the Outstanding Syndicated Loan constitute a new Borrowing as a Base Rate Loan. Nothing contained in this section 4.4(b) shall obligate the Banks in any way to make any Loans to the Company and/or Hasbro SA at any time from and after the Final Maturity Date.

     (c) Whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension (and shall not be considered overdue during such extension), provided, however, that if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     4.5. COMPUTATIONS. All computations of interest on the Loans shall be based on (a) with respect to Eurocurrency Rate Loans and Competitive Bid Loans (other than Eurocurrency Rate Loans and Competitive Bid Loans denominated in GBP), a 360-day year, and (b) with respect to Eurocurrency Rate Loans and Competitive Bid Loans denominated in GBP, or Base Rate Loans, a 365-day year, and paid for the actual number of days elapsed.

     4.6. INTEREST LIMITATION. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest, together with any other amounts or charges which may constitute interest under applicable law, which may be charged to or collected from any Person liable hereunder or under any Note by the Banks shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement or any Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

     4.7. INDEMNIFICATION. In the event that the Company and/or Hasbro SA shall at any time (a) repay or prepay (other than in accordance with the provisions of sections 2.8 or 2.12 hereof) any principal of any Eurocurrency Rate Loans or

Competitive Bid Loans on a date other than the last day of the Interest Period with respect thereto, whether by reason of acceleration following an Event of Default or otherwise, or (b) for any reason fail to borrow any Loan with respect to which the Company and/or Hasbro SA gave a notice of borrowing pursuant to section 2.4 or section 4.1(a) hereof at an interest rate based on the Eurocurrency Rate or a Notice of Competitive Bid Borrowing pursuant to section 2.5.1(f) or prepay a Loan as to which notice of prepayment has been given, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall indemnify the Banks against all losses, costs or expenses incurred by the Banks in respect of the Company's payment, prepayment or failure to borrow, on the date of such payment or failure to borrow. Such losses, costs or expenses shall include, but not be limited to (i) any costs incurred by the Banks in carrying funds which were to have been borrowed by the Company and/or Hasbro SA or in carrying funds to cover the amount of any overdue principal of or overdue interest on any Loan,
(ii) any interest payable by the Banks to Banks of the funds borrowed by the Banks in order to carry the funds referred to in the immediately preceding sub-clause (i), and (iii) any losses (including losses of anticipated interest which would otherwise have been required to be paid hereunder through the end of such then existing or, as the case may be, commencing Interest Period) incurred by the Banks in liquidating or re-employing funds acquired from third parties to effect or maintain all or any part of the Loans, provided that to the extent that the reemployment formula set forth in section 2.8 hereof is capable of being employed to compute such losses, the Agent shall employ such reemployment formula to compute such losses. Any losses, costs or expenses payable by the Company to the Banks pursuant to this section 4.7 shall be without duplication of any amounts paid by the Company and/or Hasbro SA pursuant to section 2.8, section 4.1 or section 4.3 hereof.

     4.8. BANKS' OBLIGATIONS SEVERAL. The Banks' obligations hereunder shall be several and not joint, and no Bank's obligations to lend shall be affected by any other Bank's failure to make any Loan hereunder.

     4.9. CURRENCY MATTERS.

          4.9.1. CURRENCY OF ACCOUNT. Dollars are the currency of account and payment for each and every sum at any time due from the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder in each case except as expressly provided in this Credit Agreement; provided that:

               (a) each repayment of a Loan, Unpaid Reimbursement Obligation or a part thereof shall be made in the currency in which such Loan or Unpaid Reimbursement Obligation is denominated at the time of that repayment;

               (b) each payment of interest shall be made in the currency in which such principal or other sum in respect of which such interest is payable, is denominated;

               (c) each payment of Fees shall be in Dollars;

               (d) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

               (e) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

               No payment to the Agent or any Bank (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Agent, or such Bank shall have received payment in full in the currency in which such obligation or liability was incurred as provided in this section 4.9.1, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability, actual or contingent, expressed in that currency, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA agrees to indemnify and hold harmless the Agent or such Bank, as the case may be, with respect to the amount of the shortfall.

          4.9.2. CURRENCY FLUCTUATIONS. (a) Not later than 1:00 P.M. (Boston time) on the last Business Day of each month with respect to Letters of Credit and on the last day of each Interest Period with respect to Loans (in each case, the "Calculation Date"), the Agent shall determine the Dollar Equivalent as of such date of the LC Exposure or, as the case may be, such Loan. Notwithstanding the foregoing, the Agent may determine such Dollar Equivalent more frequently than on the Calculation Date, upon notice made by the Agent to the Company and, solely in the case of Hasbro SA Loans, Hasbro SA. The Dollar Equivalent so determined shall become effective on the third Business Day immediately following such determination (a "Reset Date") and shall remain effective until the next succeeding Reset Date relating to LC Exposure or, as the case may be, such Loan.

               (b) If, on any Reset Date, the Dollar Equivalent of the sum of the Outstanding Loans and the LC Exposure exceeds the Total Commitment, then the Company or, solely in the case of Hasbro SA Loans, Hasbro SA shall repay or prepay the Loans in accordance with this Credit Agreement in an aggregate principal amount such that, after giving effect thereto, the sum of the Outstanding Loans and the LC Exposure (expressed in Dollars) no longer exceeds the Total Commitment (expressed in Dollars).

          4.9.3. EXCHANGE RATE. For purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be determined by reference to the Exchange Rate.

          4.9.4. DENOMINATIONS. In the event that any portion of the funds available under the terms of this Credit Agreement is denominated in an Optional Currency, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to section 4.9.3 above. The amount so determined shall then be added to the outstanding amount denominated in Dollars for the purpose of determining the remaining availability of funds under sections 2.1, 2.5, 3 and 5 and any required repayments under section 4.9.2.

     4.10. NEW CURRENCY. If, after the making of any Loan or the issuance, renewal or extension of any Letter of Credit in any Optional Currency, currency control or exchange regulations are imposed in the country which issues such

Optional Currency, as application, with the result that different types of such Optional Currency (the "New Currency") are introduced and the type of currency in which the Loan or Letter of Credit was made (the "Original Currency") no longer exists or the Company or, solely in the case of Hasbro SA Loans, Hasbro SA is not able to make payment to the Agent for the account of the Banks or the Agent in such Original Currency, then all payments to be made by the Company or, solely in the case of Hasbro SA Loans, Hasbro SA hereunder in such currency shall be made to the Agent in such amount and such type of the New Currency as shall be equivalent to the amount of such payment otherwise due hereunder in the Original Currency. In addition, notwithstanding the foregoing provisions of this section 4.10, if, after the making of any Loan or the issuance, renewal or extension of any Letter of Credit in any Optional Currency, the Company or, solely in the case of Hasbro SA Loans, Hasbro SA are not able to make payment to the Agent for the account of the Banks or the Agent in the type of currency in which such Loan was made or, as the case may be, such Letter of Credit was issued, extended or renewed because of the imposition of any such currency control or exchange regulation, then such Loan or, as the case may be, Reimbursement Obligation in respect of such Letter of Credit shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Equivalent (as of the date of repayment) of such Loan or, as the case may be, Reimbursement Obligation in respect of such Letter of Credit.

     4.11. NO OFFSET, ETC. All payments after November 14, 2003 by the Company hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, excluding any taxes that would not have been imposed but for a connection between any Bank or the Agent and the jurisdiction or any political subdivision thereof imposing such tax (other than a connection arising solely as a result of entering into any Loan Document or performing any obligations, receiving any payments or enforcing any rights thereunder) unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it after November 14, 2003 hereunder or under any of the other Loan Documents, the Company will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Company; provided, however, the Company shall not be required to pay any such additional amount to any Bank or Agent that fails to comply with section 4.12. The Company will deliver promptly to the Agent receipts for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Loan Document.

     4.12. FORMS. Each Bank and Agent that is not a U.S. Person as defined in
Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Lender") hereby agrees that it shall, prior to the date of the first payment by the Company hereunder to be made to such Bank or the Agent or for such Bank's or the Agent's account, deliver to the Company and the Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or

Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Bank that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Bank or the Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank or Agent of a trade or business in the United States or (ii) totally exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Bank that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Agent and the Company and to the effect that (i) such Non-U.S. Bank is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Bank or the Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Company's and the Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Company and the Agent a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto). Each assignee, participant or other transferee pursuant to section 20 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, documentation or certifications required pursuant to this subsection, provided that in the case of a participant such participant shall furnish all such required forms, documentation or certifications to the Bank from which the related participation shall have been purchased, and such Bank shall in turn furnish all such required forms (including without limitation Internal Revenue Service Form W-8IMY), documentation and certifications to the Company and the Agent, together with such other forms, documentation or certifications as may be necessary to establish a total exemption from deduction or withholding of U.S. federal income taxes on payments hereunder or under any of the other Loan Documents. In addition, each Bank and the Agent that is not a U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Bank or the Agent unless any change in treaty, law or regulation has occurred both after November 14, 2003 and after the date on which such Bank or the Agent becomes a party to this Agreement which renders all such forms inapplicable or which would prevent such Bank or the Agent from duly completing and delivering any such form with respect to it and such Bank or the Agent so advises the Company.

     4.13. REIMBURSEMENT OF REFUND. If the Agent or a Bank determines, in its reasonable discretion, that it has received a refund of any tax with respect to which the Company has paid additional amounts pursuant to section 4.11, it shall pay over such refund to the Company, net of all reasonable out-of-pocket expenses of the Agent or a Bank and without interest (other than any interest paid by the relevant jurisdiction or a political subdivision thereof); provided that the Company, upon the request of the Agent or a Bank, agrees to repay the amount paid over to the Company by the Agent or such Bank in the event the Agent or such Bank is required to repay such refund to such jurisdiction or political subdivision thereof.

                              5. LETTERS OF CREDIT.

     5.1. LETTER OF CREDIT COMMITMENTS.

          5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Company of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in section 5.1.4 and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company one or more standby or documentary letters of credit (individually, a "Letter of Credit"), denominated in Dollars or an Optional Currency in such form as may be requested from time to time by the Company and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the Dollar Equivalent of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time (or such other amount as may be agreed from time to time by the Company and the Agent and notified to the Banks) and
     (b) Utilization shall not exceed the Total Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Company or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Company demonstrates to the reasonable satisfaction of the Agent that
     (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Company or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Company or such Subsidiary.

          5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the reasonable satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

          5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Final Maturity Date. Each Letter of

     Credit so issued, extended or renewed shall be subject (to the extent consistent with this Agreement) to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, if agreed to by the Company, the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company pursuant to section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

          5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Company's Reimbursement Obligation under section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to section 5.2.

     5.2. REIMBURSEMENT OBLIGATION OF THE COMPANY. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent after the Agent determines that the documents (including any draft) delivered in connection with such presentment are in conformity with such Letter of Credit, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever reasonably incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit, other than as a result of the Agent's or any such Bank's gross negligence or willful misconduct,

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with section 14, an amount equal to the then Maximum Drawing Amount on all outstanding Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

     Each such payment shall be made to the Agent at the Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this section 5.2 at any time from the date such amounts become due and payable (whether as stated in this section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in section 4.3 for overdue principal on the Syndicated Loans.

     5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Company of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Company fails to reimburse the Agent as provided in section 5.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period (or, as to Letters of Credit denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Agent to major banks in the London interbank market), times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent in respect of a presentment of any Letter of Credit to the Company and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity with such Letter of Credit, provided that this section 5.3 shall not relieve the Agent of any liability resulting from the gross negligence or willful misconduct of the Agent, or otherwise affect any defense or other right the Company may have as a result of any such gross negligence or willful misconduct.

     5.4. OBLIGATIONS ABSOLUTE. The Company's obligations under this section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Company further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the

Company's Reimbursement Obligations under section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Bank to the Company. Notwithstanding the foregoing, nothing in this section 5.4 shall relieve the Agent or any Bank of any liability resulting from the gross negligence or willful misconduct of the Agent or such Bank, or otherwise affect any defense or other right that the Company may have as a result of any such gross negligence or willful misconduct.

     5.5. RELIANCE BY ISSUER. To the extent not inconsistent with section 5.4, the Agent shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or facsimile message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Syndicated Notes or of Letter of Credit Participations. Notwithstanding the foregoing, nothing in this section 5.5 shall relieve the Agent of any liability resulting from the gross negligence or willful misconduct of the Agent, or otherwise affect any defense or other right that the Company or Hasbro SA may have as a result of any such gross negligence or willful misconduct.

     5.6. LETTER OF CREDIT FEE. The Company shall pay to the Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, a letter of credit fee (a "Letter of Credit Fee") with respect to each Letter of Credit, computed for the period from and including the date of issuance, extension or renewal of such Letter of Credit to the expiry date of such Letter of Credit, at a rate per annum equal to (a) in respect of any standby Letter of Credit, the applicable Margin per annum with respect to Eurocurrency Rate Loans on the aggregate face amount of standby Letters of Credit outstanding and (b) in respect of any documentary Letter of Credit, fifty percent (50%) of the applicable Margin per annum with respect to Eurocurrency Rate Loans on the aggregate face amount of documentary Letters of Credit outstanding. Such Letter of Credit Fee shall be payable (i) in respect of standby Letters of Credit, periodically in arrears on the last Business Day of each March, June, September and December occurring after the date of issuance, extension or renewal of each such standby Letter of Credit and on the Final Maturity Date, and (ii) in respect of documentary Letters of Credit, periodically in arrears on the last Business Day of each March, June, September and December occurring after the date of issuance, extension or renewal of each such documentary Letter of Credit and on the Final Maturity Date. In addition, the Company shall, on the date of issuance, extension or renewal of any Letter of Credit, pay to the Agent a fronting fee for the account of the Agent equal to one-tenth of one percent (0.10%) per annum of the face amount of each such standby or documentary Letter of Credit. In respect of each Letter of Credit, the Company shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                     6. COLLATERAL SECURITY AND GUARANTIES.

     6.1. RELEASE OF COLLATERAL. The parties hereto acknowledge and agree that the Agent, on behalf of the Banks and the Agent, hereby releases its Liens on the Collateral under the Existing Credit Agreement and that each of the Security Documents (as defined in the Existing Credit Agreement) are terminated and have no further force or effect.

     6.2. SECURITY OF COMPANY. The parties hereto acknowledge and agree that at such time as either of the following events occurs:

          (i) the ratio of Consolidated Total Funded Debt at the end of any fiscal quarter to EBITDA for the Reference Period then ended shall be 2.25x or higher (except with respect to the fiscal quarter ending September 26, 2004, where such ratio shall be 2.50x or higher); or

          (ii) the Company's Rating drops below BB or Ba3;

     the Company shall, within sixty (60) Business Days of such event, cause the Obligations to be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the following, whether then owned or thereafter acquired, including all books and records and other recorded data in each case relating to the following: (a) Inventory of the Company, and (b) the Company's U.S. trademarks (and U.S. applications and U.S. registrations thereof owned by the Company in its own name (except for "intent to use" applications for trademark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)), U.S. copyrights (and U.S. applications and U.S. registrations thereof) and U.S. patents and U.S. patent applications, in each case relating exclusively to the Identified Brands (but with respect to the Playskool brand, no U.S. patents and U.S. patent applications, and only U.S. trademarks (and U.S. applications and U.S. registrations thereof (except for "intent to use" applications for trademark registrations filed pursuant to
Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)) and U.S. copyrights (and U.S. applications and U.S. registrations thereof), in each case that did not arise from particular products, shall be included in the Collateral), in each case pursuant to the terms of and as and to the extent provided in the Company Security Agreement, the Trademark Agreement, the Patent Agreements and the Copyright Memorandum to which the Company will become a party pursuant to this section 6.2.

     Without limiting the foregoing, in the event that following the grant of security interests under this section 6.2, any part of the Collateral is sold or otherwise disposed of in connection with a sale, disposition or other transaction permitted hereunder (other than any Asset Sale permitted under sections 10.5.2(j) or (k) hereof) or any part of the Collateral is sold or otherwise disposed of and paid for in connection with any Asset Sale permitted under sections 10.5.2(j) or (k) hereof, the Liens on such Collateral granted pursuant to any Security Document shall be automatically released and the Agent shall execute and deliver to the Company or the relevant Restricted Subsidiary, as the case may be, all releases or other documents (including without limitation, Uniform Commercial Code termination statements), and take all other actions necessary or reasonably desirable for the release of such Liens.

     Notwithstanding anything to the contrary contained in this section 6.2, in the event that at any time following the grant of security interests under this section 6.2, (i) the Company's Rating raises to or above BB or Ba3, or (ii) the ratio of Consolidated Total Funded Debt at the end of each of two consecutive fiscal quarters to EBITDA for each Reference Period then ended shall be less than 2.25x, the Liens on the Collateral granted pursuant to this section 6.2 shall be automatically released and the Agent shall execute and deliver to the Company or the relevant Restricted Subsidiary, as the case may be, all releases or other documents (including without limitation, Uniform Commercial Code termination statements), and take all other action necessary or reasonably desirable for the release of such Liens.

     6.3. GUARANTIES AND SECURITY OF RESTRICTED SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. Within sixty
(60) Business Days following the occurrence of either of the events referred to in section 6.2(i) or (ii), the Company shall cause the obligations of each of the Restricted Subsidiaries under the Guaranty to be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the following, whether then owned or thereafter acquired, including all books and records and other recorded data in each case relating to the following: (a) Inventory of each such Restricted Subsidiary, and (b) such Restricted Subsidiary's U.S. trademarks (and U.S. applications and U.S. registrations thereof owned by such Restricted Subsidiary in its own name (except for "intent to use" applications for trademark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)), U.S. copyrights (and U.S. applications and U.S. registrations thereof) and U.S. patents and U.S. patent applications, in each case relating exclusively to the Identified Brands (but with respect to the Playskool brand, no U.S. patents and U.S. patent applications, and only U.S. trademarks (and U.S. applications and U.S. registrations thereof (except for "intent to use" applications for trademark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed)) and U.S. copyrights (and U.S. applications and U.S. registrations thereof), in each case that did not arise from particular products, shall be included in the Collateral), in each case pursuant to the terms of and as and to the extent provided in the Subsidiary Security Agreement, the Trademark Agreement, the Patent Agreements and the Copyright Memorandum to which such Restricted Subsidiary will become a party pursuant to section 6.2.

     6.4. LIMITATION OF SECURITY. Notwithstanding anything to the contrary contained in this section 6 or in any of the Security Documents, no Lien shall be granted on any shares of stock of any Subsidiary of the Company or any evidences of indebtedness of any Subsidiary of the Company.

                                    7. FEES.

     7.1. CLOSING FEES. The Company agrees to pay to the Agent for the account of each Bank on the Effective Date the closing fees (the "Closing Fees") in the amounts and on the terms and conditions set forth in the Fee Letter.

     7.2. AGENT'S FEE. The Company shall pay to the Agent for the Agent's own account an Agent's fee (the "Agent's Fee") in the amounts and on the terms and conditions set forth in the Agent's Fee Letter.

                       8. REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Banks that:

     8.1. CORPORATE EXISTENCE.

     (a) Each of the Hasbro Companies and Hasbro SA (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

     (b) Each of the Hasbro Companies and Hasbro SA has adequate corporate power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, with respect to the Company, to make all of the borrowings contemplated by this Agreement.

     8.2. CORPORATE AUTHORITY, ETC. The execution, delivery and performance by each of the Hasbro Companies and Hasbro SA of each of the Loan Documents to which it is a party, the performance by each of the Hasbro Companies and Hasbro SA of all of its agreements and obligations under each of such documents, and the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of each of the Hasbro Companies and Hasbro SA and their respective shareholders and do not and will not (i) contravene any provision of any of their charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any Lien upon any of the property of any of the Hasbro Companies and Hasbro SA under any agreement, trust deed, indenture, mortgage or other instrument to which any of the Hasbro Companies and Hasbro SA is or may become a party or by which any of the Hasbro Companies and Hasbro SA or any of the property of any of the Hasbro Companies and Hasbro SA is or may become bound or affected, the consequences of which would have a Material Adverse Effect, (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the Hasbro Companies and/or Hasbro SA), except where such violation or contravention would not have a Material Adverse Effect, (iv) require any waivers, consents or approvals by any of the creditors of any of the Hasbro Companies and Hasbro SA which have not been obtained, (v) require any consents or approvals by any shareholders of any of the Hasbro Companies and/or Hasbro SA (except such as will be duly obtained on or prior to the Effective Date and will be in full force and effect on and as of the Effective Date), or (vi) require obtaining any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any applicable law that have not been obtained, given or taken (other than any filings of this Agreement and the other Loan Documents with the Securities and Exchange Commission required to be made after the date hereof ("SEC Filings") and any filings in connection with the Security Documents), except where the failure to do so would not result in a Material Adverse Effect.

     8.3. BINDING EFFECT OF DOCUMENTS, ETC. Each of the Hasbro Companies and Hasbro SA has duly executed and delivered each of the Loan Documents to which it is a party and each of such documents is in full force and effect with respect to such Person. The agreements and obligations of each of the Hasbro Companies and Hasbro SA contained in each of the Loan Documents to which it is a party constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     8.4. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Company and any of its Subsidiaries of this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or made, and except for SEC Filings and filings in connection with the Security Documents.

     8.5. NO EVENT OF DEFAULT, ETC. No Default or Event of Default has occurred and is continuing.

     8.6. CHIEF EXECUTIVE OFFICES. Until the Agent receives notice of a change, the chief executive offices of the Company and the offices where substantially all of the material financial records and books of account of the Company are kept, are located in Pawtucket and/or East Providence, Rhode Island.

     8.7. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.7 hereto, the Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens except Permitted Liens.

     8.8. FINANCIAL STATEMENTS AND PROJECTIONS.

          8.8.1. FISCAL YEAR. Each of the Hasbro Companies has a fiscal year ending on the last Sunday in December of each calendar year, subject to adjustment pursuant to section 9.13.

          8.8.2. FINANCIAL STATEMENTS. There has been furnished to the Banks (a) a consolidated balance sheet of the Company and its Subsidiaries as at December 29, 2002, a consolidated statement of earnings, and a consolidated statement of cash flows for the fiscal year then ended, audited by KPMG LLP, the Company's independent certified public accountants, and (b) an unaudited condensed consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date and an unaudited condensed consolidated statement of earnings for the fiscal quarter then ended. Each such balance sheet and statement of earnings has been prepared in accordance with GAAP and fairly presents the financial condition of the Company as at the close of business on the date thereof and the results of operations for the fiscal period then ended.

          8.8.3. PROJECTIONS. The Company's projections of the annual operating budgets of the Company and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2004 to 2007 fiscal years have been delivered to each Bank. To the knowledge of the Company or any of its Subsidiaries as of the Effective Date, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon estimates and assumptions believed to be reasonable by the management of the Company at the time of preparation thereof and reflect estimates of the Company and its Subsidiaries of the results of operations and other information projected therein believed to be reasonable by the management of the Company at the time of preparation thereof.

     8.9. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Company has not made any Restricted Payment except as permitted by section 10.4 hereof.

     8.10. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Hasbro Companies possesses all material franchises, patents, copyrights, trademarks, permits, service marks, trade names, domain names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted, without any known conflict or conflicts with any rights of others which would, individually or in the aggregate, have a Material Adverse Effect.

     8.11. LITIGATION. Except as set forth on Schedule 8.11 hereto and except as required to be disclosed pursuant to section 9.6, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Hasbro Companies before any court, tribunal or administrative agency or board which would reasonably be expected to be adversely determined and, if adversely determined, either in any case or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     8.12. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Hasbro Companies is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future to have a Material Adverse Effect. None of the Hasbro Companies is a party to any contract or agreement which has or is expected, in the judgment of the Company's officers, to have any Material Adverse Effect.

     8.13. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Hasbro Companies is in violation of any provision of its charter documents, by-laws, or, to the best of the Company's knowledge, any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in any of the foregoing cases in a manner which would result in a Material Adverse Effect.

     8.14. TAXES. Each of the Hasbro Companies has filed all federal, state and other income and all other tax returns, reports and declarations due and required by any jurisdiction to which any of them is subject. Each of the Hasbro Companies has paid, or has made reasonable provision for payment of, all material taxes (if any) which have or may become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to the Company, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which the Company has set aside on its books, in accordance with GAAP, reserves reasonably deemed by it to be adequate with respect thereto. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know no basis for any such claim, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which the Company has set aside on its books, in accordance with GAAP, reserves reasonably deemed by it to be adequate with respect thereto.

     8.15. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Company or any of its Subsidiaries (other than Foreign Subsidiaries) or rights thereunder.

     8.16. INDEBTEDNESS. None of the Operating Subsidiaries of the Company has any Indebtedness other than Indebtedness of the kind expressly permitted by the provisions contained in section 10.1 of this Agreement. As of the Balance Sheet Date, all Indebtedness of the Company and its Subsidiaries that is required by GAAP to be shown on the consolidated balance sheet of the Company and its Subsidiaries described in section 8.8.2(b) hereof is shown on such consolidated balance sheet.

     8.17. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. Each of the Hasbro Companies and Hasbro SA has furnished or caused to be furnished to each of the Banks true and complete copies of (a) all of the charter and other incorporation documents of each of the Hasbro Companies and Hasbro SA (together with any and all amendments thereto), and (b) the by-laws of each of the Hasbro Companies and Hasbro SA (together with any and all amendments thereto).

     8.18. EMPLOYEE BENEFIT PLANS.

          8.18.1. IN GENERAL. Except as would not reasonably be expected to have a Material Adverse Effect, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by section 412 of ERISA. The Company has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          8.18.2. TERMINABILITY OF WELFARE PLANS. Except for severance payment arrangements and except as disclosed in (i) the financial statements of the Company and its Subsidiaries described in section 8.8.2 or delivered pursuant to section 9.5 or (ii) the periodic and other reports of the Company filed from time to time with the Securities and Exchange Commission, no Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of section 3(1) or section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws.

          8.18.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Company nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to section 307 of ERISA or section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. As of the Effective Date, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          8.18.4. MULTIEMPLOYER PLANS. Neither the Company nor any ERISA Affiliate has incurred any material liability that remains outstanding (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under section 4201 of ERISA or as a result of a sale of assets described in section 4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of section 4241 or section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under section 4041A of ERISA.

     8.19. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     8.20. CERTAIN TRANSACTIONS. To the best of the Company's knowledge, and except as disclosed in the Company's Forms 10-K or proxy statements (or would be so disclosed but for the fact that the filing thereof is not yet due), each as filed with the Securities and Exchange Commission, none of the officers, directors, or employees of any of the Hasbro Companies is presently a party to any transaction (other than arms-length transactions pursuant to which any of the Hasbro Companies makes payments in the ordinary course of business upon terms no less favorable than the such Person could obtain from third parties,) with the Company or any of its Subsidiaries (other than (i) for services as employees, officers and directors, or (ii) for all related transactions with any one Person, transactions involving an aggregate amount not in excess of $60,000 at any one time), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     8.21. USE OF PROCEEDS.

          8.21.1. GENERAL. The proceeds of the Loans shall be used for working capital and general corporate purposes, including the refinancing of indebtedness including the Existing Credit Agreement and to satisfy the Company's obligations pursuant to guaranties of Indebtedness of Foreign Subsidiaries. The Company will obtain Letters of Credit solely for working capital and general corporate purposes.

          8.21.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     8.22. ENVIRONMENTAL COMPLIANCE. The Company has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 8.22 hereto or except as would not reasonably be expected to have a Material Adverse Effect:

          (a) none of the Company, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

          (b) neither the Company nor any of its Subsidiaries has received notice within the last five (5) years from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B;
     (ii) that any hazardous waste, as defined by 42 U.S.C. section 6903(5), any hazardous substances as defined by 42 U.S.C. section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; and

          (c) none of the Company and its Subsidiaries is required under any applicable Environmental Law to perform Hazardous Substances site assessments, or to remove or remediate Hazardous Substances, or to give notice to any Governmental Authority or record or deliver to other Persons an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

     8.23. SUBSIDIARIES. As of December 29, 2002, the Company had no active Subsidiaries that are not listed in Exhibit 21 to the Form 10-K of the Company for the fiscal year ended December 29, 2002, as filed with the Securities and Exchange Commission, a copy of such Exhibit 21 is attached hereto as Schedule 8.23, except for certain inactive or immaterial Subsidiaries that would not, if taken as a whole, constitute a Significant Subsidiary. During the period between December 30, 2002 and the Effective Date, the Company has had no Significant Subsidiaries other than (a) Hasbro International, Inc., a Delaware corporation, and (b) Wizards of the Coast, Inc., a Washington corporation.

     8.24. DISCLOSURE. No representation or warranty made by any of the Hasbro Companies and Hasbro SA in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks by or on behalf of the any of the Hasbro Companies and Hasbro SA in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. Except as disclosed herein or otherwise disclosed in writing to the Agent and the Banks, there is no fact known to the Company which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

     8.25. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

     Neither the Company nor any of its Subsidiaries is an entity on the "Specially Designated Nationals and Blocked Persons" list maintained by the Office of Foreign Assets Control of the United States Treasury Department.

                    9. AFFIRMATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     9.1. PUNCTUAL PAYMENT. The Company and/or Hasbro SA will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, all Fees and all other amounts provided for in this Agreement and the other Loan Documents to which the Company or any of its Subsidiaries is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

     9.2. USE OF LOAN PROCEEDS. The Company and/or Hasbro SA shall use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in section 8.21.

     9.3. MAINTENANCE OF OFFICE.

     (a) The Company will maintain its chief executive offices in Pawtucket and/or East Providence, Rhode Island, or at such other place or places in the United States of America as the Company shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Company in respect of the Loan Documents may be given or made.

     (b) Hasbro SA will maintain its chief executive offices at Route de Courroux 6, 2800 Delemont, Switzerland, or at such other place or places as Hasbro SA shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Hasbro SA in respect of the Loan Documents may be given or made.

     9.4. RECORDS AND ACCOUNTS. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP or, in the case of Foreign Subsidiaries, statutory reporting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage KPMG LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Company and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Company and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agent.

     9.5. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Company will deliver to each of the Banks:

          (a) as soon as practicable, but, in any event not later than one hundred (100) days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, and the related consolidated and consolidating statement of earnings and the consolidated statement of cash flows, with each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified without qualification (except as to changes in GAAP with which such accountants concur) and without an expression of uncertainty as to the ability of the Company or any of its Subsidiaries to continue as going concerns by KPMG LLP or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, copies of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries, each as at the end of such quarter, and the related consolidated and consolidating statement of earnings and the consolidated statement of cash flows for the portion of the Company's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of any Authorized Financial Officer of the Company that, subject to changes resulting from audit and year-end adjustments, the information contained in such financial statements fairly presents the financial condition and results of operations of the Company and its Subsidiaries for the periods covered;

          (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement, in the form attached hereto as Exhibit E (a "Compliance Certificate"), certified by any Authorized Financial Officer of the Company that the Company is in compliance with the covenants contained in sections 9, 10 and 11 as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with the financial covenants set forth in section 11 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

          (d) contemporaneously with the filing or mailing thereof, copies of all other financial statements and reports as the Company shall send to any holders of Indebtedness of the Company or the stockholders of the Company, and copies of all regular and periodic reports which the Company may be required to file with the Securities and Exchange Commission or any similar or corresponding federal or state governmental commission, department or agency substituted therefor;

          (e) (i) while, and for so long as, the Obligations are secured as provided in section 6.2, within fifteen (15) Business Days after the end of the first three fiscal quarters of each year, an inventory designation report in form and substance reasonably satisfactory to the Agent, and (ii) within thirty (30) Business Days after the end of the fourth fiscal quarter of each year, an inventory designation report in form and substance reasonably satisfactory to the Agent;

          (f) as soon as practicable, but in any event not later than sixty (60) days after the end of each fiscal year, the budget of the Company for the next fiscal year, and from time to time upon the reasonable request of the Agent, projections of the Company and its Subsidiaries updating those projections delivered to the Banks and referred to in section 8.8.3 or, if applicable, updating any later such projections delivered in response to this section 9.5(f); and

          (g) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

     9.6. NOTICES.

          9.6.1. DEFAULTS. The Company will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Company proposes to take with respect thereto. If (i) any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, and (ii) the aggregate amount of all of the indebtedness of the Company and its Subsidiaries in respect of such claimed defaults shall exceed $15,000,000 at any one time, the Company shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

          9.6.2. ENVIRONMENTAL EVENTS. The Company will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Company or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority that would reasonably be expected to have a Material Adverse Effect and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

          9.6.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. Following the grant of any security interest in accordance with section 6.2, the Company will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject, except for any thereof permitted by the Security Documents or any Permitted Liens, and other than reconciliations with customers and vendors in the ordinary course of business.

          9.6.4. NOTICES CONCERNING INVENTORY COLLATERAL. Following the grant of any security interest in accordance with section 6.2, the Company shall provide to the Agent prompt notice of any physical count of the Company's or any of the Restricted Subsidiaries' Inventory, together with a copy of the results thereof certified by the Company or such Restricted Subsidiary.

          9.6.5. NOTICE OF LITIGATION AND JUDGMENTS. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment, final or otherwise, against the Company or any of its Subsidiaries in an amount not covered by insurance in excess of $15,000,000.

     9.7. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Company will, and will cause each of the other Hasbro Companies and Hasbro SA to, maintain its legal existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a Material Adverse Effect, and maintain all of its rights and franchises reasonably necessary to the conduct of its business. The Company will cause all of its properties and those of the other Hasbro Companies used or useful in the conduct of its business or the business of the Hasbro Companies to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and will cause each of the Hasbro Companies to continue to engage primarily in the businesses now conducted by them and in related businesses; provided, however, that, subject to the provisions of section 10.5.2 hereof, nothing in this section 9.7 shall prevent any Asset Sale permitted by section 10.5.2 hereof, or prevent the Company from discontinuing the operation and maintenance of any of its properties, or those of its Subsidiaries, or from dissolving or liquidating any Subsidiary or from consolidating or merging any Subsidiary with or into another Subsidiary or with and into the Company, if such discontinuance, dissolution or liquidation, consolidation or merger is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries on a consolidated basis and does not in the aggregate have a Material Adverse Effect.

     9.8. INSURANCE. The Company will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, funds or underwriters, or by reasonable self-insurance, insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and otherwise in accordance with the terms of the Security Documents (if any) to which such Person becomes and remains a party pursuant to section 6.2 hereof.

     9.9. TAXES. The Company will, and will cause each of the other Hasbro Companies to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if either (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall have set aside on its books, in accordance with GAAP, adequate reserves with respect thereto or (b) such taxes, assessments and other governmental charges in the aggregate are not material to the business or assets of the Company and its Subsidiaries on a consolidated basis; and provided, further, that the Company and such Subsidiary will pay or arrange for the bonding of all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     9.10. ACCESS. The Company will, and will cause each of the other Hasbro Companies to, (a) permit the Agent, by its representatives and agents, to inspect any of the properties, including, without limitation, corporate books, computer files and tapes and financial records of each of the Hasbro Companies, to examine and make copies of the books of accounts and other financial records of each of the Hasbro Companies at such reasonable times and intervals as the Agent may determine, and (b) permit each of the Banks to discuss the affairs, finances and accounts of each of the Hasbro Companies with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate. The Banks and the Agent agree that they will treat in confidence all financial information with respect to the Company and its Subsidiaries and all information obtained during such inspection or discussion or pursuant to section 9.5 which has not become public without violation hereof, and will not, without the consent of the Company, disclose such information to any third party or any trust or investment employee or trust or investment officer of any Bank, and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Company hereby authorizes the Agent and each of the Banks to disclose information obtained pursuant to this Agreement to banks or other financial institutions who are participants or potential participants in or assignees of the Loans made or to be made hereunder (provided, that prior to any such disclosure to any such participant, potential participant or assignee, such Person shall have agreed to be bound by the provisions of this section 9.10 and section 22 pursuant to a confidentiality agreement substantially in the form of Exhibit H hereto and provided to the Company), and where required by applicable law or required or requested by governmental or regulatory authorities.

     9.11. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Company will, and will cause each of the other Hasbro Companies to, comply with (i) all applicable laws and regulations wherever its business is conducted, including, without limitation, Environmental Laws, except where the failure to comply is not reasonably likely to have a Material Adverse Effect, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound except where the failure to comply is not reasonably likely to have a Material Adverse Effect, and (iv) all applicable decrees, orders, and judgments, except where the failure to comply is not reasonably likely to have a Material Adverse Effect. If at any time while any Loan, Note, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Bank has any obligation to make Loans hereunder or the Agent has any obligations to issue, extend or renew any Letters of Credit, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

     9.12. EMPLOYEE BENEFIT PLANS. The Company will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

     9.13. FISCAL YEAR. The Company will have a fiscal year which ends on the last Sunday in December of each calendar year. The Company may change its fiscal year upon (a) sixty (60) days prior written notice to the Agent and the Banks and (b) in the case of a change in fiscal year where the new fiscal year end is not within forty-five (45) days of the fiscal year end specified in the first sentence of this section 9.13, receipt by the Company of the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld, provided that the granting of such consent by the Majority Banks shall be conditioned upon the Company's entering into such appropriate amendments to this Agreement, and delivering therewith such supplemental documents, agreements, certificates, accounting reports, and legal opinions, as may be reasonably requested by the Majority Banks in order to reflect the impact of such change in fiscal year on the terms hereof.

     9.14. ADDITIONAL SIGNIFICANT SUBSIDIARIES AND RESTRICTED SUBSIDIARIES. Within thirty (30) days after the formation or acquisition by the Company or its Subsidiaries of any Person which is not designated in this Agreement as a Hasbro Company and otherwise meets the conditions set forth in the definition of "Significant Subsidiary" herein for constituting a Significant Subsidiary or meets the conditions set forth in the definition of "Restricted Subsidiary" herein for constituting a Restricted Subsidiary, such Person will be deemed to be a Hasbro Company under this Agreement and the Company will cause such Person to observe all the obligations and be bound by all the limitations set forth in this Agreement with respect to Hasbro Companies, including, without limitation, if such Subsidiary is a Significant Subsidiary, requiring the execution and delivery of a Subordination Agreement in the form of, mutatis mutandis, Exhibit F hereto; and if such Subsidiary is a Restricted Subsidiary, requiring the execution and delivery of a joinder agreement, in form and substance reasonably satisfactory to the Agent, to the Guaranty and if and to the extent required under section 6.2, the Subsidiary Security Agreement, together with other documents, certificates and instruments (including Perfection Certificates and UCC financing statements) required to be delivered pursuant to such Security Documents and otherwise as may be reasonably requested by the Agent in accordance with section 6.2. Once any Person has been so designated as a Hasbro Company hereunder, such Person shall continue to be a Hasbro Company hereunder until the earlier of (i) the date on which such Person ceases to be a Subsidiary of the Company in accordance with the terms of section 10.5.2 or the last sentence of section 9.6, and (ii) the date on which such Person shall have performed in full its obligations under the Loan Documents and the Loan Documents to which such Person is a party have ceased to be in force and effect.

     9.15. RATINGS. Promptly upon the Company receiving notice of the issuance of any Rating or the change in any existing Rating, the Company shall give written notice of such Rating and of the resultant Rating to the Agent. The Agent promptly shall furnish copies of each of such notices to the Banks.

     9.16. FURTHER ASSURANCES. The Company and (solely with respect to the Hasbro SA Loans) Hasbro SA will cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE COMPANY.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     10.1. RESTRICTIONS ON INDEBTEDNESS. The Company will not permit any Operating Subsidiary of the Company to create, incur, assume, guarantee or be or remain liable with respect to, contingently or otherwise, any Indebtedness other than:

          (a) Intercompany Indebtedness of Operating Subsidiaries of the
     Company;

          (b) Indebtedness of Foreign Subsidiaries;

          (c) Subordinated Debt or other long term unsecured Indebtedness having a maturity at least one (1) year after the Final Maturity Date and providing for no payments of principal prior to the Final Maturity Date; provided that, in the case of the incurrence of additional Subordinated Debt or other long term unsecured Indebtedness by such Subsidiary after the Effective Date, (i) the Company applies the net cash proceeds of such additional Subordinated Debt or other long term unsecured Indebtedness in accordance with section 2.10(a)(iii) and (ii) no Default or Event of Default has occurred and is continuing at the time of the incurrence of such additional Indebtedness or would result after giving effect thereto;

          (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by such Operating Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Operating Subsidiaries shall not exceed the aggregate amount of $10,000,000 at any one time;

          (e) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

          (f) sales of receivables in connection with asset dispositions permitted under section 10.5.2;

          (g) other Indebtedness existing on the date hereof and described on
     Schedule 10.1 hereto;

          (h) Indebtedness in respect of Interest Hedging Agreements in an aggregate amount not to exceed, in the case of Interest Hedging Agreements to which neither the Agent nor any Bank or Bank Affiliate is a party, $75,000,000 outstanding at any time;

          (i) Indebtedness in connection with any Permitted Receivables Securitization Facility; and

          (j) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 outstanding at any time.

     10.2. RESTRICTIONS ON LIENS. The Company will not, and will not permit any Subsidiary (other than any Foreign Subsidiary) to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse (except the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof, or as otherwise permitted by section 10.5.2); provided that the Company or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

          (i) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies, but only to the extent that and so long as the payment thereof shall not at the time be required to be made in accordance with section 9.9 hereof;

          (ii) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security or insurance-related obligations, or to secure the performance of bids, tenders, contracts (other than those relating to borrowed money) or leases (other than Capitalized Leases), or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds or obligations required in the ordinary course of business;

          (iii) Liens in respect of judgments or awards that have been in force for less than the applicable appeal period so long as execution is not levied thereunder or in respect of which the Company or the appropriate Subsidiary of the Company shall at the time in good faith be prosecuting an appeal or a proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (iv) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue or being contested in good faith by appropriate proceedings, with respect to which obligations the Company has set aside on its books reserves in accordance with GAAP;

          (v) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary of the Company is a party, and other minor Liens, none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Hasbro Companies, considered as a whole;

          (vi) Liens consisting of purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness incurred in connection with the acquisition of such property or Capitalized Leases, which Liens cover only the real or personal property so acquired or leased provided that the aggregate amount of Indebtedness secured by such Liens and Capitalized Leases does not exceed $50,000,000 outstanding at any time;

          (vii) Liens existing on the date hereof and listed on Schedule 10.2 hereto;

          (viii) Liens securing the Secured Obligations in favor of the Agent for the benefit of the Banks and the Agent;

          (ix) Liens on the property or assets of a Person which becomes a Subsidiary of the Company after the date hereof securing Indebtedness of such Subsidiary permitted under section 10.1 provided that (i) such Liens existed at the time such Person became such a Subsidiary and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any property or assets of such Person after the time such person becomes a Subsidiary;

          (x) Liens existing on assets or properties at the time of the acquisition thereof by the Company or any Subsidiary of the Company which were not created in anticipation of the acquisition thereof by the Company or such Subsidiary, and which do not materially interfere with the use, occupancy, operation and maintenance of the property or assets subject thereto or extend to or cover any assets or property of the Company or such Subsidiary other than the assets or property being acquired or secure any Indebtedness not permitted under section 10.1;

          (xi) any encumbrance or restriction (including, without limitation, put and call agreements and transfer restrictions, but not pledges) with respect to the Capital Stock of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

          (xii) a Lien on the shares of Capital Stock of Atari and other related rights and interests to secure the Company's obligations under a collar or other hedging agreement between the Company and a third party to hedge against fluctuations in the price of such shares;

          (xiii) Liens on assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary permitted by section 10.1(b) or section 10.1(j);

          (xiv) Liens on assets to secure obligations in respect of Interest Hedging Agreements not to exceed, in the case of Interest Hedging Agreements to which neither the Agent nor any Bank or Bank Affiliate is a party, $75,000,000 in aggregate amount at any time outstanding;

          (xv) Liens on any receivables and related assets subject to any Asset Sale permitted under sections 10.5.2(j) hereof;

          (xvi) Liens created pursuant to and in accordance with any Permitted Receivables Securitization Facility; and

          (xvii) other Liens on assets which secure obligations not exceeding $25,000,000 in aggregate amount at any time outstanding.

     10.3. RESTRICTIONS ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

          (b) certificates of deposit and time deposits, bankers acceptances and overnight bank deposits of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000;

          (c) repurchase obligations of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof;

          (d) commercial paper of a domestic issuer rated at least "A2" or the equivalent thereof by Standard & Poor's or any successor rating agency or "P-2" or the equivalent thereof by Moody's or any successor rating agency (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Agent in its reasonable judgment)

          (e) securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's or any successor rating agency or "A" by Moody's or any successor rating agency (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Agent in its reasonable judgment);

          (f) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank having capital and surplus in excess of $500,000,000;

          (g) shares of money market funds that are subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended;

          (h) investments similar to any of the foregoing denominated in Dollars or foreign currencies approved by the board of directors or Treasurer of the Company, and in each case provided in clauses (a), (b) and (d) above, maturing within twelve (12) months after the date of acquisition;

          (i) Investments existing on the date hereof;

          (j) Investments arising from payments under (i) the Guaranty, (ii) guaranties of the Indebtedness of a Foreign Subsidiary permitted by section 10.1(b), or (iii) the guaranty set forth in section 27 of this Agreement;

          (k) Investments received as proceeds of asset dispositions permitted by section 10.5.2;

          (l) Investments consisting of loans and advances to officers, directors and employees for moving, entertainment, travel and other similar expenses and other Investments in connection with the relocation of employees in the ordinary course of business;

          (m) Investments by the Company or a Subsidiary of the Company in Subsidiaries formed (i) for the purpose of consummating Permitted Acquisitions or acquired in connection with Permitted Acquisitions, or (ii) in connection with any Permitted Receivables Securitization Facility;

          (n) Investments in the Company or any Subsidiary of the Company, provided that neither the Company nor any Restricted Subsidiary shall make any Investment in any Foreign Subsidiary unless (i) such Investment is in the ordinary course of business or is necessary in the reasonable judgment of management of the Company for the operation of the business of any Foreign Subsidiary or Foreign Subsidiaries or (ii) after giving effect to such Investment, all such Investments in Foreign Subsidiaries made pursuant to this subclause (ii) do not exceed $100,000,000 outstanding at such time;

          (o) Investments permitted by section 10.5;

          (p) Investments in the nature of pledges, deposits or other Liens (i) with respect to leases or utilities provided to third parties in the ordinary course of business or (ii) otherwise described under section 10.2;

          (q) Investments representing evidences of Indebtedness, securities or other property received from another Person in connection with any bankruptcy or proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person;

          (r) Investments constituting Capital Expenditures to the extent permitted by section 11.4;

          (s) Investments under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, to the extent permitted by section 10.13;

          (t) Investments consisting of loans and advances to officers, directors or employees relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity; and

          (u) other Investments in an aggregate amount not to exceed $30,000,000 at any one time outstanding.

     10.4. RESTRICTED PAYMENTS. The Company will not make any Restricted Payment; provided, however, so long as no Default or Event of Default then exists or would result from such payment, the Company may:

          (a) declare or pay quarterly dividends on or in respect of any shares of any class of Capital Stock of the Company in any fiscal year in an aggregate amount not to exceed the greater of $50,000,000 per annum or 50% of Consolidated Net Earnings for the prior fiscal year;

          (b) repay, redeem or repurchase all or any portion of its long term debt, provided that, immediately prior to and after giving effect to such repayment, redemption or repurchase, (A) so long as the Company has obligations to repurchase Lucas Warrants pursuant to the Warrant Amendment Agreement, the sum of (x) the unused and available Commitment, (y) amounts unused and available under the Permitted Receivables Securitization Facility and (z) the total aggregate amount of the Company's domestic cash on hand, is no less than $150,000,000; or (B) in the event that the Company no longer has any obligations to repurchase the Lucas Warrants pursuant to the Warrant Amendment Agreement, the sum of (x), (y) and (z) above shall be no less than $50,000,000;

          (c) redeem or repurchase any shares of any class of Capital Stock of the Company, or enter into and perform its obligations under any derivative agreements with the same economic effect as such redemption or repurchase now or at a later date, provided that, after giving effect to such redemption or repurchase, (A) the pro forma ratio of EBITDA for the Reference Period ending immediately prior to such redemption or repurchase to Consolidated Total Interest Expense for such period is no less than 10.0 : 1.00, and (B) the pro forma ratio of Consolidated Total Funded Debt for the Reference Period ending immediately prior to such redemption or repurchase to EBITDA for such period shall not exceed 1.75 : 1.00 (after giving pro forma effect to such redemption or repurchase as if it occurred on the first day of such period);

          (d) repay, redeem or repurchase any Indebtedness with (i) any proceeds of any Refinancing Indebtedness or (ii) subject to section 2.10(II), no more than fifty percent (50%) of the Net Cash Sale Proceeds of any Material Asset Sale;

          (e) repurchase any Lucas Warrant as a result of the holder thereof exercising its put option to sell such Lucas Warrant to the Company as provided under the Warrant Amendment Agreement, up to an aggregate amount not to exceed $100,000,000 in cash or $110,000,000 in Capital Stock of the Company;

          (f) repurchase any Lucas Warrant as a result of the Company exercising its call option to buy such Lucas Warrant from the holders as provided under the Warrant Amendment Agreement, up to an aggregate amount not to exceed (i) $200,000,000 in cash, provided that, after giving effect to such repurchase, (A) the pro forma ratio of EBITDA for the Reference Period ending immediately prior to such repurchase to Consolidated Total Interest Expense for such period is no less than 10.0 : 1.00, and (B) the pro forma ratio of Consolidated Total Funded Debt for the Reference Period ending immediately prior to such repurchase to EBITDA for such period shall not exceed 1.75 : 1.00 (after giving pro forma effect to such redemption or repurchase as if it occurred on the first day of such period); or (ii) $220,000,000 in Capital Stock of the Company; and

          (g) make other Restricted Payments in any fiscal year in an aggregate amount not to exceed $15,000,000.

     10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

          10.5.1. MERGERS AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, become a party to any merger, amalgamation or consolidation, or agree to or effect any acquisition of at least a majority of the assets or Capital Stock of any Person, or any business unit or product line thereof (other than the acquisition of assets in the ordinary course of business consistent with past practices) except:

               (a) the merger or consolidation of one (1) or more of the Subsidiaries of the Company with and into the Company, or the merger or consolidation of two (2) or more Subsidiaries of the Company; provided that if any of the parties to such merger or consolidation is a Restricted Subsidiary, the survivor of such merger or consolidation shall be a Restricted Subsidiary or the Company; or

               (b) the acquisition of stock or other securities of, or any assets of, any Person, provided that:

                    (i) no Default or Event of Default has occurred and is
               continuing or would result from such acquisition;

                    (ii) not less than five (5) Business Days prior to the
               consummation of such proposed acquisition, the Company shall have delivered to the Agent a Compliance Certificate demonstrating pro forma compliance with the financial covenants set forth in section 11 hereof; and

                    (iii) the aggregate purchase price for all such acquisitions shall not exceed (A) $50,000,000 in any fiscal year (and any portion of any amount not utilized in any fiscal year shall be carried over to increase the amount permitted in any subsequent fiscal year); provided that, (1)(x) the limitation set forth in clause (A) above shall not apply to any such acquisition consummated after the occurrence of an Investment Grade Rating Event and prior to the subsequent occurrence, if any, of a Investment Grade Rating Non-Event (an "Investment Grade

               Acquisition"), (y) the aggregate purchase price for all Investment Grade Acquisitions consummated in any fiscal year shall not exceed $100,000,000 for such fiscal year (and any portion of any amount not utilized in any fiscal year shall be carried over to increase the amount permitted in subsequent fiscal years), and (z) in the event of any such subsequent occurrence of any Investment Grade Rating Non-Event, the limitation set forth in clause (A) above shall apply to any such acquisition consummated after such occurrence and prior to the subsequent occurrence of an Investment Grade Rating Event, and
               (2) any earnout payments in respect of assets or business acquired prior to the Effective Date shall not be included in the calculation of any amount described in this clause (iii); or

               (c) the acquisition of Capital Stock of any Subsidiary of the Company existing on the Effective Date from any then existing minority holder thereof.

          10.5.2. DISPOSITION OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition or swap of assets, other than (a) the sale of inventory,
     (b) the licensing of intellectual property, (c) the disposition of obsolete or other assets not necessary for the operation of the Company's or such Subsidiary's business, in each case in the ordinary course of business, (d) Asset Sales provided that in the case of such Asset Sale, (i) no Default or Event of Default has occurred and is continuing or would result from such Asset Sale and, (ii) to the extent required thereunder, the Net Cash Sale Proceeds are applied to the Loans as set forth in section 2.10(a)(i); (e) the sale or discount by any Foreign Subsidiary with or without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable in connection with the compromise or collection thereof,
     (f) disposition of assets by the Company to any of its Restricted Subsidiaries or by any Subsidiary to the Company or any of its Restricted Subsidiaries, or by any Foreign Subsidiary to the Company or any Subsidiary, (g) the abandonment, sale or other disposition of intellectual property that, in the reasonable judgment of the Company, is no longer economically practicable to maintain or useful in the conduct of the business of the Hasbro Companies taken as a whole, (h) any sale or disposition of any claim as a creditor in a bankruptcy or similar proceeding in the ordinary course of business, (i) any Specified Sale, (j) sales, assignments, pledges or transfers of receivables for a credit enhancement purpose, pursuant to any Credit Insurance Provider Agreement; provided, however, that any lien granted by the Company to such Credit Insurance Provider under the Credit Insurance Provider Agreement shall cover only such receivables, and (k) the sale, transfer, discount, contribution, pledge or other disposition of Receivables and related assets in connection with any Permitted Receivables Securitization Facility. Nothing in this section 10.5.2 shall prevent the Company from discontinuing the operation and maintenance of any of its properties, or those of its Subsidiaries, or from dissolving or liquidating any Subsidiary or from consolidating or merging any Subsidiary with or into another Subsidiary or with and into the Company, if such discontinuance, dissolution or liquidation, consolidation or merger is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries on a consolidated basis and does not in the aggregate have a Material Adverse Effect.

     10.6. SALE AND LEASEBACK. The Company will not, and will not permit any of its Subsidiaries (other than a Foreign Subsidiary) to, enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary of the Company shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Company or any Subsidiary of the Company intends to use for substantially the same purpose as the property being sold or transferred, except in connection with any Asset Sale permitted under section 10.5.2.

     10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except to the extent required by its day-to-day operations and in all instances in compliance with applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate except to the extent required by its day-to-day operations and in all instances in compliance with applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

     10.8. SUBORDINATED DEBT. The Company will not permit any Operating Subsidiary to amend, supplement or otherwise modify (a) the subordination terms of any of the Subordinated Debt or (b) any other terms of any of the Subordinated Debt, the effect of which would be to shorten maturity or average weighted life, increase pricing or amount, make covenants or default provisions more restrictive, add covenants or default provisions, or otherwise make such Subordinated Debt materially more burdensome to the such Operating Subsidiary or in any manner be materially adverse to the interests of the Banks and the Agent, or prepay, redeem or repurchase any of the Subordinated Debt or send any irrevocable notice of prepayment, redemption or repurchase to holders of any Subordinated Debt.

     10.9. EMPLOYEE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate will:

          (a) engage in any "prohibited transaction" within the meaning of section 406 of ERISA or section 4975 of the Code which could result in a material liability for the Company or any of its Subsidiaries; or

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in section 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to section 302(f) or section 4068 of ERISA; or

          (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to section 307 of ERISA or section 401(a)(29) of the Code;

          (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans by more than $15,000,000 at any time, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

          (f) permit or take any action which would contravene any Applicable Pension Legislation in the United States, except as such action would not be reasonably likely to result in a Material Adverse Effect.

     10.10. BUSINESS ACTIVITIES. The Company will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Effective Date and in related businesses.

     10.11. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, engage in any material transaction with any Affiliate that is not the Company or a Subsidiary (other than in connection with services as employees, officers and directors), including any material contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms materially more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business excluding
(a) any transaction with an Affiliate controlled by the Company entered into in the ordinary course of business, (b) Restricted Payments that otherwise comply with this Agreement, (c) any transaction relating to the issuance of any class of Capital Stock of the Company and (d) any transaction entered into in connection with a Permitted Receivables Securitization Facility.

     10.12. RESTRICTIONS ON NEGATIVE PLEDGES. The Company will not, nor will it permit any of its Subsidiaries (other than any Receivables Subsidiary, Foreign Subsidiaries or Subsidiaries of any thereof) to, except for those existing agreements set forth and described on Schedule 10.12, enter into or permit to exist any arrangement or agreement (excluding this Agreement, and the Loan Documents and except any industrial revenue or development bonds, agreements governing any purchase money liens, acquisition agreements or Capitalized Leases or operating leases entered into in the ordinary course of business otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets that are, or are to be, financed, acquired or leased thereby) and agreements in connection with any Permitted Receivables Securitization Facility) which directly or indirectly prohibits the Company or any of its Subsidiaries from creating, assuming or incurring any Lien in favor of the Banks or the Agent upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired.

     10.13. HEDGING AGREEMENTS. Other than in connection with any Permitted Receivables Securitization Facility or in the ordinary course of business and not for purposes of speculation, the Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreements.

                            11. FINANCIAL COVENANTS.

     The Company covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

     11.1. MINIMUM EBITDA. The Company will not permit EBITDA for any Reference Period ending with the fiscal quarter referenced in the table below to be less than the amount set forth in the table below opposite such fiscal quarter in such table:

       Fiscal Quarter Ending:                                EBITDA
     ----------------------------------------------------------------------
       Fourth Quarter 2003                               $ 400,000,000
     ----------------------------------------------------------------------
       First Quarter 2004 and Thereafter                 $ 425,000,000
     ----------------------------------------------------------------------

     11.2. TOTAL FUNDED DEBT TO EBITDA. The Company will not permit the ratio of Consolidated Total Funded Debt at the end of any fiscal quarter set forth in the table set forth below to EBITDA for the Reference Period then ended to exceed the ratio set forth opposite such fiscal quarter set forth in table below:

          Fiscal Quarter Ending:                            Ratio
     ----------------------------------------------------------------------
         Fourth Quarter 2003                              2.50:1.00
     ----------------------------------------------------------------------
         First Quarter 2004                               2.50:1.00
     ----------------------------------------------------------------------
         Second Quarter 2004                              2.50:1.00
     ----------------------------------------------------------------------
         Third Quarter 2004                               2.75:1.00
     ----------------------------------------------------------------------
         Fourth Quarter 2004 and                          2.50:1.00
         Thereafter
     ----------------------------------------------------------------------

     11.3. MINIMUM INTEREST COVERAGE RATIO. The Company will not permit, for any Reference Period ending with the fiscal quarter referenced in the table below, the ratio of (a) EBITDA for such period to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth in the table below opposite such fiscal quarter in such table:

         Fiscal Quarter Ending:                            Ratio
     ----------------------------------------------------------------------
         Fourth Quarter 2003 and                         7.50:1.00
         Thereafter
     ----------------------------------------------------------------------

     11.4. CAPITAL EXPENDITURES. During any fiscal year referenced in the table set forth below, the Company will not, and will not allow any of its Subsidiaries to, make Capital Expenditures that exceed the aggregate amount set forth in the table below opposite such period in such table:

               Fiscal Year Ending:                           Amount
     ----------------------------------------------------------------------
         December 2003                                    $ 100,000,000
     ----------------------------------------------------------------------
         December 2004                                    $ 110,000,000
     ----------------------------------------------------------------------
         December 2005                                    $ 115,000,000
     ----------------------------------------------------------------------
         December 2006                                    $ 120,000,000
     ----------------------------------------------------------------------

                        12. CONDITIONS TO EFFECTIVENESS.

     The obligations of the Banks to convert the outstanding Syndicated Loans under the Existing Credit Agreement to Syndicated Loans hereunder and to make the initial Syndicated Loans, the Swing Line Bank to make the initial Swing Line Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to November 14, 2003:

     12.1. LOAN DOCUMENTS, ETC.

     (a) Each of the Loan Documents (excluding the Security Documents other than the Guaranty) shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date. The Agent (i) shall have accepted delivery in Boston, Massachusetts of each of the duly executed Loan Documents (excluding the Security Documents other than the Guaranty) from each of the other parties thereto, and (ii) shall have duly and properly executed each of the Loan Documents (excluding the Security Documents other than the Guaranty), to which it is a party, in Boston, Massachusetts.

     (b) Executed original counterparts of each of the Loan Documents (other than the Notes) shall have been furnished to each Bank or the Agent in sufficient copies for each Bank and an executed copy of the Notes for each Bank shall have been delivered to such Bank.

     12.2. PERFORMANCE, ETC. Each of the Hasbro Companies and Hasbro SA shall have duly and properly performed, complied with and observed each of the covenants, agreements and obligations to be performed, complied with or observed by it on or prior to such date contained in the Loan Documents (excluding the Security Documents other than the Guaranty). No event shall have occurred on or prior to the Effective Date and be continuing on such Effective Date, and no condition shall exist on such Effective Date, which constitutes a Default or an Event of Default.

     12.3. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each Bank or the Agent (in sufficient copies for each Bank) shall have received from each of the Hasbro Companies and Hasbro SA a copy, each of which shall have been certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of each of (a) the charter or other incorporation documents of such Person in effect on such date of certification, and (b) the by-laws or equivalent governing document of such Person as in effect on such date.

     12.4. PROOF OF CORPORATE ACTION. The Agent shall have received from each of the Hasbro Companies and Hasbro SA copies for each Bank, certified by a duly authorized officer of such Person to be true and complete on and as of the Effective Date, of the records of all corporate action taken by such Person to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligations under each of the Loan Documents, and (c) in the case of the Company and Hasbro SA, the borrowings contemplated by this Agreement.

     12.5. INCUMBENCY CERTIFICATES. The Agent shall have received from each of the Hasbro Companies and Hasbro SA copies for each Bank of an original incumbency certificate, dated as of the Effective Date signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of certain individuals who shall be authorized: (i) to sign, in the name and on behalf of such Person, each of the Loan Documents to which it is or is to become a party; and (ii) to give notices to make application for the Loans and Letters of Credit and to take other action on behalf of such Person under the Loan Documents.

     12.6. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents, and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

     12.7. CERTIFICATES OF INSURANCE. The Agent shall have received certificates of insurance from an independent insurance broker dated as of the Effective Date or such earlier date as may be reasonably satisfactory to the Agent, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained.

     12.8. PAYMENT OF FEES. The Company shall have paid to the Banks or the Agent, as appropriate, the Closing Fees and the Agent's Fee pursuant to sections
7.1 and 7.2, respectively.

     12.9. LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date or (b) for the Company to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on the Effective Date.

     12.10. LEGAL OPINION. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the

Effective Date, in form and substance reasonably satisfactory to the Banks and the Agent, from Barry Nagler, Esq., Senior Vice President and General Counsel of the Company.

                            13. CONDITIONS TO LOANS.

     13.1. CONDITIONS TO LOANS TO THE COMPANY. The obligations of the Banks to make any Syndicated Loan, the Swing Line Bank to make any Swing Line Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case to or for the account of the Company and whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

          13.1.1. LEGALITY OF TRANSACTIONS. With respect to any such obligation of any Bank, it shall not be unlawful (a) for such Bank to perform any of its agreements or obligations under any of the Loan Documents to which such Bank is a party on the Drawdown Date of such Loans, or (b) for any of the Hasbro Companies to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on such date.

          13.1.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Company and its Subsidiaries to the Banks in this Agreement or any other Loan Document (other than representations and warranties made by Hasbro SA to the Banks in this Agreement or any other Loan Document) shall be true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan on and as of the Drawdown Date of such Loan, or the issuance, extension or renewal of such Letter of Credit, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents or to the extent representations and warranties expressly referring to an earlier date shall relate to such earlier date.

          13.1.3. PERFORMANCE, ETC. Each of the Hasbro Companies shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in sections 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan or the date of the issuance, extension or renewal of such Letter of Credit. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

          13.1.4. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents then in effect and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

          13.1.5. LOAN DOCUMENTS. Each of the Loan Documents required by section
     9.14 hereof shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of such date.

     13.2. CONDITIONS TO LOANS TO HASBRO SA. The obligations of the Banks to make any Loan to Hasbro SA after the Effective Date shall be subject to the satisfaction of the following conditions precedent:

          13.2.1. LEGALITY OF TRANSACTIONS. With respect to any such obligation of any Bank, it shall not be unlawful (a) for such Bank to perform any of its agreements or obligations under any of the Loan Documents to which such Bank is a party on the Drawdown Date of such Loans, or (b) for Hasbro SA or any of the Hasbro Companies to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party on such date.

          13.2.2. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Company and its Subsidiaries (including Hasbro SA) to the Banks in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed to be repeated on and as of the date of Hasbro SA's notice of borrowing for such Loan on and as of the Drawdown Date of such Loan, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents or to the extent representations and warranties expressly referring to an earlier date shall relate to such earlier date.

          13.2.3. PERFORMANCE, ETC. Hasbro SA and each of the Hasbro Companies shall have duly and properly performed, complied with and observed in all material respects each of its respective covenants, agreements and obligations contained in sections 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a Default or an Event of Default.

          13.2.4. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents then in effect and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

          13.2.5. LOAN DOCUMENTS. Each of the Loan Documents required by section
     9.14 hereof shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect on and as of such date.

          13.2.6. NO DEFAULTS. None of the following events shall have occurred and be continuing:

               (a) Hasbro SA shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or in respect of any guaranties by Hasbro SA of any such Indebtedness of another Person, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or to rescind the purchase of any such obligations, and the aggregate amount of all of such Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases of Hasbro SA or in respect of any guaranties by Hasbro SA of any such Indebtedness of another Person in respect of which any one or more of such defaults or failures shall at any time be continuing under any one or more of such agreements shall exceed $25,000,000 at any one time;

               (b) Hasbro SA makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Hasbro SA or of any substantial part of the assets of Hasbro SA, or commences any case or other proceeding relating to Hasbro SA under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Hasbro SA and Hasbro SA indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (c) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Hasbro SA bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Hasbro SA in an involuntary case under federal bankruptcy laws as now or hereafter constituted; or

               (d) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Hasbro SA which, with other outstanding final judgments, undischarged, unsatisfied and unstayed, against Hasbro SA exceeds in the aggregate $30,000,000.

                      14. EVENTS OF DEFAULT; ACCELERATION.

     14.1. REMEDIES UPON DEFAULT. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

          (a) if the Company shall fail to pay any principal of the Company Loans, or the Company and Hasbro SA shall each fail to pay any principal of the Hasbro SA Loans, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (b) if the Company shall fail to pay any interest on the Company Loans or principal or interest on the Unpaid Reimbursement Obligations, any Fees hereunder, or other sums due hereunder, or the Company and Hasbro SA shall each fail to pay interest on the Hasbro SA Loans, in each case within three
     (3) Business Days after the date on which the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

          (c) if (i) the Company shall fail to comply with any of its covenants contained in section 9.2, section 9.5, section 9.6, the first sentence of section 9.7, section 9.13, section 9.14, section 10 or section 11, or (ii) Hasbro SA shall fail to comply with its covenant contained in section 9.2;

          (d) if (i) the Company shall fail to comply with any of its covenants contained in section 9.10 or section 9.16, or (ii) Hasbro SA shall fail to comply with its covenant in section 9.16, and in each case such failure shall continue for a period of ten (10) days;

          (e) if any of the Hasbro Companies and/or Hasbro SA shall fail to perform any term, covenant or agreement contained in any of the Loan Documents (other than those specified in subsections (a), (b), (c) and (d) above) for twenty (20) days after written notice of such failure has been given to the Company by the Agent;

          (f) if any representation or warranty of any of the Hasbro Companies and/or Hasbro SA in any of the Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

          (g) if any of the Hasbro Companies shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or in respect of any guaranties by such Hasbro Company of any such Indebtedness of another Person or any payment obligations under any Permitted Receivables Securitization Facility, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases or under any Permitted Receivables Securitization Facility for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or to rescind the purchase of any such obligations, and the aggregate amount of all of such Indebtedness for borrowed money or credit received or in respect of any Capitalized Leases of the Hasbro Companies or in respect of any guaranties by any Hasbro Company of any such Indebtedness of another Person or under any Permitted Receivables Securitization Facility in respect of which any one or more of such defaults or failures shall at any time be continuing under any one or more of such agreements shall exceed $25,000,000 at any one time; provided that, for the purposes of this section 14.1(g) only, the term "Indebtedness" shall exclude any Indebtedness owing to a Subsidiary of the Company, provided however that any affirmative enforcement action taken against any of the Hasbro Companies with respect to such Indebtedness shall nullify the foregoing exclusion;

          (h) if any of the Hasbro Companies makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of any of the Hasbro Companies or of any substantial part of the assets of any of the Hasbro Companies, or commences any case or other proceeding relating to any of the Hasbro Companies under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any of the Hasbro Companies and the such Person indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

          (i) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Hasbro Companies bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Hasbro Companies in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

          (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Hasbro Companies which, with other outstanding final judgments undischarged, unsatisfied and unstayed against the Hasbro Companies exceeds in the aggregate $30,000,000;

          (k) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be repaid, redeemed or repurchased in whole or in part or an offer to repay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made;

          (l) (i) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded except in accordance with the terms hereof or thereof, or (ii) following the grant of any security interest pursuant to section
     6.2 the Agent's Liens in a material portion of the Collateral shall cease to be perfected (other than by the Agent's failure to file Uniform Commercial Code financing statements delivered by the Company or any Restricted Subsidiary, as applicable, or to make any required filings delivered by the Company or any Restricted Subsidiary with the United

     States Patent and Trademark Office or the United States Copyright Office or to continue such Uniform Commercial Code financing statements or filings with the United States Patent and Trademark Office or United States Copyright Office in accordance with applicable law), or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks in accordance with section 23, or (iii) any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by any of the Hasbro Companies and/or Hasbro SA party thereto, or (iv) any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that ,any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof and such judgment, order, decree or ruling shall continue in full force and effect for a period of thirty (30) days;

          (m) there shall occur any loss, theft, destruction of, or material damage to the Inventory included in the Collateral (if any) resulting in an uninsured loss in excess of $20,000,000 during any one policy period, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

          (n) the Company or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $15,000,000, or the Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of section 302(f)(1) of ERISA), provided that such event (A) would be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $15,000,000 and (B) would constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

          (o) a Change of Control shall occur; or

          (p) Hasbro SA shall no longer qualify as a Wholly Owned Subsidiary;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Company declare all amounts owing with respect to this Agreement and the

Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and Hasbro SA; provided that in the event of any Event of Default specified in section 14.1(h) or section 14.1(i) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in section 14.1(h) or section 14.1(i) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Company and/or Hasbro SA and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Company and Hasbro SA, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Company or any of its Subsidiaries of any of the Obligations.

     14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     14.4. CERTAIN RIGHTS OF CURE. (a) Any Default or Event of Default may be waived as provided by section 23 hereof and any Default or Event of Default so waived shall be deemed to have been cured and not to be continuing, and upon such waiver the Company, Hasbro SA and each of the Banks shall be restored to their respective positions prior to the existence of the Default or Event or Default, whether or not acceleration of the maturity of the Loans shall have occurred pursuant to this section 14. The Commitments, if terminated pursuant to this section 14 by reason of any Event of Default so waived, shall be reinstated. In the event that the Commitments, once terminated, are so reinstated, the Commitment Fee shall be payable as though no termination had occurred. No such waiver shall extend to or affect any subsequent or other Default or Event of Default or impair any rights consequent thereon.

     (b) Notwithstanding any other provision of this Agreement to the contrary, if a Default or Event of Default shall occur at any time when no Loans shall be outstanding and all other Obligations shall have been paid in full, the Company may give notice to the Agent and the Banks (i) of the occurrence or continuance of such Default or Event of Default, (ii) of the Company's request to terminate the Commitments in their entirety pursuant to section 2.2, and (iii) subject to compliance by the Company with the provisions of section 2.2 and this section 14.4(b), of the Company's request that the Default or Event of Default be deemed not to have occurred, and upon termination of the Commitments and payment by the Company and/or Hasbro SA of all Fees and other sums payable by the Company and/or Hasbro SA hereunder, the Company, Hasbro SA, the Agent, and the Banks shall be deemed to have agreed, by mutual consent, that no Default or Event of Default shall have occurred hereunder.

     14.5. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral (in each case following the grant of any security interest in accordance with section 6.2), such monies shall be distributed for application as follows:

          (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or Liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

          (b) Second, to all other Secured Obligations (other than obligations of the Company and its Subsidiaries to any of the Banks, any Bank Affiliate and/or the Agent with respect to any Interest Hedging Agreements and Hedging Agreements) in such order or preference among types of Secured Obligations as the Majority Banks may determine; provided, however, that
     (i) distributions shall be made (A) pari passu among Secured Obligations with respect to the Agent's Fee and all other Secured Obligations and (B) with respect to each type of Secured Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks pro rata, based on the then outstanding amount of Secured Obligations (and on the assumption that Secured Obligations consisting of guaranties are equal to the amount of the outstanding obligations guaranteed), and (ii) the Agent may in its discretion make proper allowance to take into account any Secured Obligations not then due and payable;

          (c) Third, to obligations of the Company and its Subsidiaries to any of the Banks, any Bank Affiliate and/or the Agent with respect to any Interest Hedging Agreements and Hedging Agreements;

          (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the

     Secured Obligations, to the payment of any obligations required to be paid pursuant to section 9-615(a)(3) of the Uniform Commercial Code of The Commonwealth of Massachusetts; and

          (e) Fifth, the excess, if any, shall be returned to the Company or to such other Persons as are entitled thereto.

     14.6. JUDGMENT CURRENCY. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this section 14.6 called the "first currency") into any other currency (hereinafter in this section 14.6 called the "second currency"), then the conversion shall be made at the Agent's spot rate of exchange for buying the first currency with the second currency prevailing at the Agent's close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Agent or any Bank pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of Hasbro and/or Hasbro SA, as the case may be, to pay to the Agent and the Banks any amount originally due to the Agent and the Banks in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Agent and each of the Banks is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Agent's and such Bank's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due from either the Company or Hasbro SA to the Agent and the Banks in the first currency under this Credit Agreement, such Person hereby agrees that it will indemnify the Agent and each of the Banks against and save the Agent and each of the Banks harmless from any shortfall so arising. This indemnity shall constitute an obligation of the Company or Hasbro SA, as the case may be, separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Agent or any Bank under this Credit Agreement or under any such judgment or order. The covenant contained in this section 14.6 shall survive the payment in full of all of the other obligations of the Company or Hasbro SA, as the case may be, under this Credit Agreement.

                                   15. SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of an Event of Default, (i) any deposits or other sums credited by or due from any of the Banks to the Company and any securities or other property of the Company in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to such Bank and (ii) any deposits or other sums credited by or due from any of the Banks to Hasbro SA and any securities or other property of Hasbro SA in the possession of such Bank may be applied to or set off by such Bank against the payment of the Hasbro SA Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of Hasbro SA to such Bank. ANY AND ALL RIGHTS TO REQUIRE ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO

EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR HASBRO SA, AS THE CASE MAY BE, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Banks agree with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Company or Hasbro SA, as the case may be, to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Company or Hasbro SA, as the case may be, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Company and/or Hasbro SA at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

     16.1. AUTHORIZATION.

     (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Banks, from time to time to take any action with respect to any Collateral or the Security Documents (if and as applicable) which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral (if any) granted pursuant to the Security Documents in accordance with section 6.2, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

     (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

     (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

     16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     16.4. NO REPRESENTATIONS.

               16.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Company or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Company or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company and/or Hasbro SA or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Company or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

               16.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in section 12, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or the Arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or the Arranger active upon the Company's account shall have received notice from such Bank not less than five (5) days prior to the Effective Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or the Arranger to such effect on or prior to the Effective Date.

     16.5. INDEMNIFICATION. Without limiting the obligations of the Company and/or Hasbro SA hereunder or under any other Loan Document, the Banks agree to indemnify and hold harmless the Agent and its affiliates, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits (whether groundless or otherwise) judgments, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Company and/or Hasbro SA as required by section 18) or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct. The agreements in this section 16.5 shall survive the payment of the Notes and all other amounts payable hereunder.

     16.6. REIMBURSEMENT. Without limiting the provisions of section 16.5, the Banks and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent:

          (a) refund to the Agent the sum paid to that Person; and

          (b) reimburse the Agent for the additional amount certified by the Agent as being necessary to indemnify the Agent against any funding or other cost, loss, expense or liability sustained or incurred by the Agent as a result of paying out the sum before receiving it.

     16.7. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Company and Hasbro SA and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Company and/or Hasbro SA of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or by any other Person of any agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder, at such Bank's request. Unless any Bank shall object promptly after receiving notice of any action taken by the Agent hereunder, such Bank shall conclusively be presumed to have approved the same.

     16.8. PAYMENTS.

          16.8.1. PAYMENTS TO AGENT. A payment by the Company and/or Hasbro SA to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          16.8.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          16.8.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company and/or Hasbro SA, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     16.9. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     16.10. AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it hereunder, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participation, as it would have were it not also the Agent.

     16.11. RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks, with the prior written consent of the Company (which consent shall not be unreasonably withheld), shall have the right to appoint a successor Agent; provided that no such consent of the Company shall be required if a Default or Event of Default has occurred and is then continuing. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard and Poor's. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent both as Agent and Swing Line Bank (including without limitation the rights, powers, privileges and duties of the retiring Agent with respect to such Agent's commitment to issue Letters of Credit pursuant to section 5), and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. In the event of a material breach of its duties hereunder, the Agent may be removed by the Banks for cause and the provisions of this section 16.11 shall apply to the appointment of a successor.

     16.12. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this section 16.12 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

     16.13. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

     16.14. AGENT MAY FILE PROOFS OF CLAIM.

     (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to the Company and / or Hasbro SA, the Agent (irrespective of whether the principal of any Loan, Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company or Hasbro SA) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

          (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations or Unpaid Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent under sections 2.2, 5.6, 7.2 and 17) allowed in such proceeding or under any such assignment; and

          (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

     (b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, nevertheless to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under sections 2.2, 5.6, 7.2 and 17.

     (c) Nothing contained herein shall authorize the Agent to consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Bank or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding or under any such assignment.

                                  17. EXPENSES.

     The Company agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the reasonable fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including, while, and for so long as, the Obligations are secured as provided in section 6.2, all reasonable collateral appraisal and examination charges, (e) all reasonable out-of-pocket expenses (including without limitation reasonable out of pocket attorneys' fees and costs, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Company or any of its Subsidiaries, or the administration thereof after the occurrence and during the continuance of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Company or any of its Subsidiaries relating to the Loan Documents or the transactions contemplated thereby and (f) while, and for so long as, the Obligations are secured as provided in section 6.2, all reasonable fees, expenses and disbursements of the Agent incurred in connection with Uniform Commercial Code searches, Uniform Commercial Code filings, intellectual property searches or intellectual property filings. The covenants contained in this section 17 shall survive payment or satisfaction in full of all other Obligations.

                              18. INDEMNIFICATION.

     The Company agrees to indemnify and hold harmless the Agent, the Banks and each of their respective affiliates, directors, officers, employees and representatives from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Company or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Company or any of its Subsidiaries comprised in the Collateral (if any), (d) the Company or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (e) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding (i) in the case of the Agent or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the gross negligence or willful misconduct of the Agent or any of its affiliates, directors, officers, employees or representatives, (ii) in the case of any Bank or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the gross negligence or willful misconduct of such Bank or any of its affiliates, directors, officers, employees or representatives, (iii) litigation commenced by the Company against any Bank or the Agent which (A) seeks enforcement of the Company's rights hereunder or under any of the Loan Documents and (B) is finally determined adversely to such Bank or the Agent, to the extent of such adverse determination, and (iv) claims made or legal proceedings commenced against the Agent or any Bank by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this section 18 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes or in any documents or other papers delivered by or on behalf of the Company and/or Hasbro SA pursuant hereto shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding and unpaid or any Bank has any obligation to make any Loans hereunder or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise be expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Bank at any time by or on behalf of the Company and/or Hasbro SA pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company and/or Hasbro SA hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

     20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Company shall have given its prior written consent to such assignment, which consent, in the case of the Company and the Agent, will not be unreasonably withheld; except that the consent of the Company or the Agent shall not be required in connection with any assignment by a Bank to (i) an existing Bank or (ii) a Bank Affiliate of such Bank, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment (or, in the case of assignments by a Bank to its Bank Affiliates, the aggregate holdings of such Bank and its Bank Affiliates after giving effect to such assignments), shall be in a minimum amount equal to $10,000,000 or a multiple of $5,000,000 in excess thereof (or, if less, such Bank's entire Commitment), and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (z) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in section 20.3, be released from its obligations under this Agreement.

     20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

          (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

          (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

          (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in section 8.8 and section 9.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

          (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

          (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

          (h) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

     20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Syndicated Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company and Hasbro SA, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and Hasbro SA and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.

     20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company, Hasbro SA and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company and, solely with respect to the Hasbro SA Loans, Hasbro SA, each at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Company.

     20.5. PARTICIPATIONS. Each Bank may sell participations to one or more Banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company or Hasbro SA and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest (it being understood that (i) any vote to rescind any acceleration made pursuant to section 14.1 of amounts owing with respect to the Loans and other Obligations and (ii) any modifications of the provisions relating to amounts, timing or application or prepayments of Loans and other Obligations shall not require the approval of such participant).

     20.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE COMPANY. If any assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to section 14.1 or section 14.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Company or an Affiliate of the Company, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to section 14.1 or section 14.2 to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this section 20.6 shall not apply to an assignee Bank or participant which is also a Bank on the Effective Date or to an assignee Bank or participant which has disclosed to the other Banks that it is an Affiliate of the Company and which, following such disclosure, has been excepted from the provisions of this section 20.6 in a writing signed by the Majority Banks determined without regard to the interest of such assignee Bank or transferor Bank, to the extent of such participation, in Loans or Reimbursement Obligations.

     20.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Bank shall retain its rights to be indemnified pursuant to section 18 with respect to any claims or actions arising prior to the date of such assignment. If any Reference Bank transfers all of its interest, rights and obligations under this Agreement, the Agent shall, in consultation with the Company, Hasbro SA and with the consent of the Company, Hasbro SA and the Majority Banks, appoint another Bank to act as a Reference Bank hereunder. Anything contained in this section 20 to the contrary notwithstanding, any Bank may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Bank, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under section 4 of the Federal Reserve Act, 12 U.S.C.
section 341 and (b) with respect to any Bank that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this section
20. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Company, Hasbro SA or Agent hereunder.

     20.8. INCREASED COSTS. No assignee, participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under sections 4.1, 4.7 or 4.11 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent.

     20.9. ASSIGNMENT BY COMPANY. The Company and/or Hasbro SA shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

     Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

          (a) (i) if to the Company, at 1011 Newport Avenue, Pawtucket, Rhode Island 02861-2538, Attention: David D. R. Hargreaves, Senior Vice President and Chief Financial Officer, with a copy to the Company at 1027 Newport Avenue, Pawtucket, Rhode Island 02861-2500, Attention: General Counsel, or at such other address or addresses for notice as the Company shall last have furnished in writing to the Person giving the notice and (ii) if to Hasbro SA, at Route de Courroux 6, 2800 Delemont, Switzerland, with a copy to the Company, at 1011 Newport Avenue, Pawtucket, Rhode Island 02862-0200,
     Attention: David D. R. Hargreaves, Senior Vice President and Chief Financial Officer, or at such other address or addresses for notice as the Company and/or Hasbro SA shall last have furnished in writing to the Person giving the notice;

          (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: John P. O'Loughlin, Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

          (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, when received by a responsible officer or employee of the party to which it is directed, provided that such receipt may be evidenced by return receipt signed by a responsible officer or employee of the party to which it is directed, and (c) if sent by telegraph, telecopy, facsimile or telex, at the time of dispatch thereof, if in normal business hours in the state where received or otherwise at the opening of business on the next Business Day.

               22. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

     22.1. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this section 22, or becomes available to any of the Banks or the Agent on a nonconfidential basis from a source other than the Company or any of its Subsidiaries without a duty of confidentiality to the Company or such Subsidiary being violated, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent so long as the relevant Bank or Agent informs such counsel of the agreement under this section 22.1 and such Bank assumes responsibility for compliance by such counsel with such agreement, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Bank Affiliate or a Subsidiary or affiliate of the Agent so long as the relevant Bank or Agent informs such Bank Affiliate, subsidiary or affiliate of the agreement under this section 22.1 and such Bank or the Agent assumes responsibility for compliance by such Person with such agreement, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Agreement or any other Loan Document so long as such actual or prospective assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this section 22 pursuant to an agreement in substantially the form of Exhibit I provided to the Company, or (i) with the consent of the Company. Notwithstanding anything herein to the contrary, the Company, Hasbro SA, the Agent and each Bank may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company, Hasbro SA, the Agent or such Bank relating to such tax treatment and tax structure.

     22.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process and afford the Company the opportunity to obtain a protective order or other appropriate remedy or agreement to maintain confidentiality of the information.

     22.3. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it by the Company or any of its Subsidiaries. The obligations of each Bank under this section 22 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                     23. CONSENTS, AMENDMENTS, WAIVERS, ETC.

     Any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company or any of its Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, no amendment, modification or waiver shall:

          (a) without the written consent of the Company and each Bank directly affected thereby:

               (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes (subject to the provisions of clause (ii) of the definition of "Pricing Grid") or the amount of the Commitment Fee or Letter of Credit Fees;

               (ii) increase the amount of such Bank's Commitment or extend the expiration date of such Bank's Commitment, or postpone any automatic reduction of such Bank's Commitment pursuant to the last sentence of section 2.3;

               (iii) postpone or extend the Final Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Bank (it being understood that (A) any vote to rescind any acceleration made pursuant to section 14.1 of amounts owing with respect to the Loans and other Obligations and (B) any modifications of the provisions relating to prepayments of Loans and other Obligations shall require only the approval of the Majority Banks); and

               (iv) other than pursuant to a transaction permitted by the terms of this Agreement, release any of the Restricted Subsidiaries from its guaranty obligations under the Guaranty, or following any grant of a security interest in accordance with section 6.2, release all or substantially all of the Collateral (excluding, if the Company or any Restricted Subsidiary becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Majority Banks);

          (b) without the written consent of all of the Banks, amend or waive this section 23 or the definition of Majority Banks; and

          (c) without the written consent of the Agent, amend or waive section 3 or section 15, the amount or time of payment of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account or any other provision applicable to the Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

                     24. PROVISIONS OF GENERAL APPLICATIONS.

     24.1. GOVERNING LAW. (a) THIS AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE COMPANY AND HASBRO SA AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE

COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY OR HASBRO SA, AS THE CASE MAY BE, BY MAIL AT THE ADDRESS SPECIFIED IN section 21. EACH OF THE COMPANY AND HASBRO SA HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (b) Hasbro SA hereby irrevocably and unconditionally appoints the Company (in such capacity, the "Process Agent"), as its agent to receive on behalf of Hasbro SA and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such court of the Commonwealth of Massachusetts or any federal court sitting therein and agrees promptly to appoint a successor Process Agent. In any such action or proceeding in such court of the Commonwealth of Massachusetts or federal court sitting therein, such service may be made on Hasbro SA by delivering a copy of such process to Hasbro SA in care of the Process Agent at such Process Agent's address set forth in section 21 and by depositing a copy of such process in the mails by certified or registered air mail, addressed to Hasbro SA at its address referred to in section 21 (such service to be effective upon such receipt by the Process Agent and the depositing of such process in the mails as aforesaid). Hasbro SA hereby irrevocably and unconditionally authorizes and directs such Process Agent to accept such service on its behalf. As an alternate method of service, Hasbro SA also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such court of the Commonwealth of Massachusetts or any federal court sitting therein by mailing of copies of such process to Hasbro SA by certified or registered air mail at its address referred to in section 21. Hasbro SA hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     24.2. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     24.3. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

     24.4. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in section 17.12.

     24.5. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND HASBRO SA HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, each of the Company and Hasbro SA hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, consequential or punitive damages or any damages other than, or in addition to, actual damages. The Company and Hasbro SA
(a) certify that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledge that the Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     24.6. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                         25. TRANSITIONAL ARRANGEMENTS.

     25.1. EXISTING CREDIT AGREEMENT SUPERSEDED. This Agreement shall on the Effective Date supersede the Existing Credit Agreement in its entirety, except as provided in this section 25. On the Effective Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by the Agreement, the "Syndicated Loans" as defined in the Existing Credit Agreement shall be converted to Syndicated Loans hereunder, and all outstanding letters of credit issued by Fleet for the account of the Company prior to the Effective Date shall, for the purposes of this Credit Agreement, be Letters of Credit.

     25.2. RETURN AND CANCELLATION OF NOTES. Upon receipt by any Bank of its Notes hereunder on the Effective Date, any "Notes" of the Company held by such Bank pursuant to and as defined in the Existing Credit Agreement shall be deemed to be no longer outstanding. As soon as reasonably practicable after its receipt of its Notes hereunder on the Effective Date, each Bank will promptly return to the Company, marked "Substituted" or "Cancelled", as the case may be, any notes of the Company held by such Bank pursuant to the Existing Credit Agreement.

     25.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Effective Date shall be calculated as of the

Effective Date (prorated in the case of any fractional periods), and shall be paid as of the Effective Date. Commencing on the Effective Date, the Commitment Fee shall be payable by the Company to the Agent for the account of the Banks in accordance with section 2.2.

                       26. LIABILITY FOR THE OBLIGATIONS.

     (a) Notwithstanding anything herein to the contrary, the Company covenants and agrees that all Obligations with respect to all Loans, Reimbursement Obligations and any other Obligations payable to the Agent or any of the Banks shall constitute the obligations of the Company individually.

     (b) Notwithstanding any other provision hereof or of any other Loan Document, Hasbro SA shall have no liability for any Obligations other than the Hasbro SA Obligations, or for any other liability or obligation of the Company.

                                  27. GUARANTY.

     27.1. GUARANTY OF PAYMENT AND PERFORMANCE. The Company hereby guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Hasbro SA Obligations including all such which would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code or similar provisions of other applicable law and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code or similar provisions of other applicable law. This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Hasbro SA Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Hasbro SA Obligations from Hasbro SA or resort to any collateral security or other means of obtaining payment. Should Hasbro SA default in the payment or performance of any of the Hasbro SA Obligations, the obligations of the Company hereunder with respect to the Hasbro SA Obligations in default shall become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Company. Payments by the Company hereunder may be required by the Agent on any number of occasions.

     27.2. THE COMPANY'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. The Company further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Agent or any Bank in connection with the Hasbro SA Obligations, this guaranty and the enforcement thereof.

     27.3. WAIVERS BY THE COMPANY; BANKS' FREEDOM TO ACT. The Company agrees that the Hasbro SA Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Company waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Hasbro SA Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Hasbro SA Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Company agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Hasbro SA Obligation and agrees that the obligations of the Company hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any of the following to the same extent as if the Company at all times had been the principal obligor on all Hasbro SA Obligations: (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Hasbro SA Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Hasbro SA Obligation; (iii) any change in the time, place or manner of payment of any of the Hasbro SA Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of this Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Hasbro SA Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Hasbro SA Obligation; (v) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Hasbro SA Obligations; (vi) the impairment of any collateral securing any of the Hasbro SA Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Company or otherwise operate as a release or discharge of the Company (other than the irrevocable payment in cash of the relevant Hasbro SA Obligation), all of which may be done without notice to the Company. To the fullest extent permitted by law, the Company hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Company before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

     27.4. UNENFORCEABILITY OF HASBRO SA OBLIGATIONS AGAINST HASBRO SA. If for any reason the Company or Hasbro SA has no legal existence or is under no legal obligation to discharge any of the Hasbro SA Obligations, or if any of the Hasbro SA Obligations have become irrecoverable from the Company or Hasbro SA by reason of the Company's or Hasbro SA's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this guaranty shall nevertheless be binding on the Company and not affected thereby to the same extent as if the Company at all times had been the principal obligor on all such Hasbro SA Obligations. In the event that acceleration of the time for payment of any of the Hasbro SA Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Hasbro SA Obligations shall be immediately due and payable by the Company.

     27.5. SUBROGATION; SUBORDINATION.

          27.5.1. WAIVER OF RIGHTS AGAINST HASBRO SA. Until the final payment and performance in full of all of the Hasbro SA Obligations, the Company shall not exercise any rights against Hasbro SA arising as a result of payment by the Company hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise; the Company will not claim any setoff, recoupment or counterclaim against Hasbro SA in respect of any liability of the Company to Hasbro SA; and the Company waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any Bank as security for the payment of any Hasbro SA Obligations.

          27.5.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of Hasbro SA now or hereafter owed to the Company is hereby subordinated to the prior payment in full of all of the Hasbro SA Obligations. The Company agrees that, after the occurrence of any default the payment or performance of any of the Hasbro SA Obligations, the Company will not demand, sue for or otherwise attempt to collect any such indebtedness of the Hasbro SA to the Company until all of the Hasbro SA Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Company as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent on account of the Hasbro SA Obligations without affecting in any manner the liability of the Company under the other provisions of this guaranty.

          27.5.3. PROVISIONS SUPPLEMENTAL. The provisions of this section 27.5 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent or any affiliate of any Banks and the Agent under any separate subordination agreement which such Bank and the Agent or such affiliate may at any time and from time to time enter into with the Company.

     27.6. TERMINATION; REINSTATEMENT. This guaranty shall remain in full force and effect so long as any Hasbro SA Obligation is outstanding or any Bank has any obligation to make any Hasbro SA Loans. This guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any of the Hasbro SA Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

     27.7. SUCCESSORS AND ASSIGNS. This guaranty shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Banks and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer its rights and obligations under this Credit Agreement, the Notes and the other Loan Documents to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment or transfer, with all the rights in respect thereof granted to such Bank herein, all in accordance with and to the extent complying with and provided in section 20 hereof.

     27.8. SEVERABILITY, ETC. It is the intention and agreement of the Company, the Agent and the Banks that the obligations of the Company under this section 27 shall be valid and enforceable against the Company to the maximum extent permitted by applicable law. Accordingly, if any provision of this section 27 creating any obligation of the Company in favor of the Agent and the Banks shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Company, the Agent and the Banks that any balance of the obligation created by such provision and all other obligations of the Company to the Agent or any Bank created by other provisions of this section 27 shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Agent or any Bank may be otherwise entitled to collect from the Company under this section 27 to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Company's obligations under this section 27, it is the stated intention and agreement of the Company, the Agent and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agent or such Bank from the Company.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as an agreement under seal as of the date first set forth above.

                                   HASBRO, INC.


                                   By:\s\ David D.R. Hargreaves
                                      -----------------------------------------
                                   Name: David D.R. Hargreaves
                                   Title: Sr. V.P. & CFO


                                   HASBRO SA


                                   By:\s\ David D.R. Hargreaves
                                      -----------------------------------------
                                   Name: David D.R. Hargreaves
                                   Title:   Director


                                   By:
                                      -----------------------------------------
                                   Name:
                                   Title:

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as an agreement under seal as of the date first set forth above.

                                   HASBRO, INC.


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:


                                   HASBRO SA


                                   By:\s\ T. Paine
                                      -----------------------------------------
                                      Name:    T. Paine
                                      Title:   Director


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                   FLEET NATIONAL BANK, individually
                                   and as Agent


                                   By:\s\ Kenneth S. Struglia
                                      -----------------------------------------
                                      Name: Kenneth S. Struglia
                                      Title:   Director

                                   CITICORP USA, INC.


                                   By:\s\ Sandy Salgado
                                      -----------------------------------------
                                      Name: Sandy Salgado
                                      Title:   Director

                                   COMMERZBANK A.G. NEW YORK AND GRAND
                                   CAYMAN BRANCHES


                                   By:\s\ Robert S. Taylor, Jr.
                                      -----------------------------------------
                                      Name: Robert S. Taylor, Jr.
                                      Title: Senior Vice President


                                   By:\s\ Andrew P. Lusk
                                      -----------------------------------------
                                      Name: Andrew P. Lusk
                                      Title: Vice President

                                   CITIZENS BANK OF MASSACHUSETTS


                                   By:\s\ Stephanie Epkins
                                      -----------------------------------------
                                      Name: Stephanie Epkins
                                      Title: Vice President

                                   BANK OF AMERICA, N.A.


                                   By:\s\ Casey Cosgrove
                                      -----------------------------------------
                                      Name: Casey Cosgrove
                                      Title: Vice President

                                   SCOTIABANK INC.


                                   By:\s\ William E. Zarrett
                                      -----------------------------------------
                                      Name: William E. Zarrett
                                      Title: Managing Director

                                   BARCLAYS BANK PLC


                                   By:\s\ V. Muldoon
                                      -----------------------------------------
                                      Name:    V. Muldoon
                                      Title: Relationship Director

                                   BNP PARIBAS


                                   By:\s\ Bruno Lavole
                                      -----------------------------------------
                                      Name:    Bruno Lavole
                                      Title:   Head of Large Corporates


                                   By:\s\ Christopher Criswell
                                      -----------------------------------------
                                      Name: Christopher Criswell
                                      Title: Managing Director

                                   MELLON BANK, N.A.


                                   By:\s\ J. Wade Bell
                                      -----------------------------------------
                                      Name:  J. Wade Bell
                                      Title: Vice President

                                   SCHEDULE 1

                  BANK COMMITMENTS, AND COMMITMENT PERCENTAGES

                              Final Allocation           of Total Commitments
Fleet Bank                         60,000,000                 17.14285714286%
Citicorp                           50,000,000                 14.28571428571%
Commerzbank                        50,000,000                 14.28571428571%
Citizens                           40,000,000                 11.42857142857%
Bank of America                    30,000,000                  8.57142857143%
Bank of Nova Scotia                30,000,000                  8.57142857143%
Barclays                           30,000,000                  8.57142857143%
BNP Paribas                        30,000,000                  8.57142857143%
Mellon                             30,000,000                  8.57142857143%

Total                             350,000,000                100.00000000000%

                                   SCHEDULE 2

             INDICATIVE TERMS OF PERMITTED RECEIVABLES TRANSACTIONS

Transaction Summary:       The Company may establish, directly or
                           indirectly, one or more special purpose, bankruptcy remote corporations, limited liability companies, trusts or other entities (collectively, the "Receivables Company") that will purchase, acquire by contribution, pledge or otherwise finance the acquisition of all or a designated portion of the trade account receivables, together with any assets, interests or rights related to such receivables
                           (collectively, the "Receivables"), generated by the Company and its Subsidiaries. The purchases, contributions or financings of the Receivables by the Receivables Company will be financed in part by the creation of a receivables facility, with or without external credit enhancement, in which ownership interests in, or notes, commercial paper, certificates or other instruments secured by or representing, directly or indirectly, beneficial interests in the Receivables (such ownership interests, notes, commercial paper, certificates or instruments, the "Receivables Securities") will be sold in one or more registered public offerings, private placements, or other available capital markets transactions by the Receivables Company or another entity.

Limited Recourse:          The transfer or pledge of Receivables by
                           the Company and any applicable Subsidiaries to the Receivables Company will be made with limited recourse; provided that the Company and any applicable Subsidiaries may be liable under the definitive documentation for the creation and issuance of the Receivables Securities (the
                           "Receivables Facility Documents") for customary recourse events, and in any event may be liable for
                           (a) the breach of certain representations and warranties (consistent with similar financing transactions of this type) set forth therein, (b) the aggregate amount of any dilution with respect to any transferred or pledged Receivables, (c) its other agreements and obligations (consistent with similar financing transactions of this type) under the.
                           Receivables Facility Documents, (d) any obligations incurred in respect of any underwriting or placement agency agreements entered into in connection with the offering of the Receivables Securities, (e) its servicing obligations and (f) customary indemnification and repurchase provisions.

                                  SCHEDULE 8.7

                           TITLE TO PROPERTIES; LEASES

On October 28, 2003, Hasbro, Inc. and its affiliates transferred (i) all of the outstanding shares of capital stock of Wow Wee Limited, and certain intellectual property related to WowWee's business, to Power Assets Pacific Limited; and (ii) all of the outstanding shares of capital stock of WowWee Group Company to PRY Holdings Inc.

                                  SCHEDULE 8.11

                                   LITIGATION

NONE.

                                  SCHEDULE 8.22

                            ENVIRONMENTAL COMPLIANCE

     Below are listed material matters as to which the Company does not possess sufficient information to calculate future costs, if any, which it may incur:

1. Acme Solvents Reclaiming, Inc., Rockford, IL. In 2000, one potentially responsible party ("PRP") under the federal superfund statute, 42 U.S.C. ss.9601 et seq., asserted general claims against other PRPs, including the Company, based upon their status as PRPs at an operationally related site. Illinois EPA has asserted claims for approximately $100,000 in past costs at this newly-identified site. Future costs, if any, have not been determined. The Company's share of liability at the new site has been assessed by the PRP Group at 1.875 percent.

2. Volney Landfill Superfund Site, Oswego, NY. In 1998, the Company settled its liability with respect to operable unit one ("OU-1") of the cleanup at this Site for less than $15,000, including claims for Natural Resource Damages by EPA, based on a total cleanup cost for OU-1 of approximately $7 million. Costs for the OU-2 remedy have not yet been determined.

3. Skinner Landfill Superfund Site, West Chester, OH. Kenner has not been officially named as a PRP at this Site. However, the PRP group requested Kenner to participate in 1998 and Kenner declined. As yet, there has been no further communication from EPA or the PRP group. Total costs of cleanup at the Site are unknown.

     In addition to the foregoing, the Company and/or its subsidiaries have over the course of the past 15 years been identified as PRPs or otherwise been involved in the investigation and/or cleanup of other state and federal superfund sites. The company has no reason to believe that either individually or in the aggregate its involvement in these other matters will have a Material Adverse Effect.

                                  SCHEDULE 8.23

                                  SUBSIDIARIES

     See Exhibit 21 to the Form 10-K, which Exhibit 21 is attached hereto.

EX-21 8 a2105770zex-21.htm EXHIBIT 21
QuickLinks -- Click here to rapidly navigate through this document

                                                                      EXHIBIT 21

                          HASBRO, INC. AND SUBSIDIARIES
                       Subsidiaries of the Registrant (a)

                NAME UNDER WHICH SUBSIDIARY                            STATE OR OTHER JURISDICTION OR
                     DOES BUSINESS                                     INCORPORATION OR ORGANIZATION
------------------------------------------------------------------     -------------------------------
Hasbro International, Inc.                                             Delaware
     Hasbro France S.A.S                                               France
         Hasbro Deutschland GmbH                                       Germany
     Hasbro Italy S.r.l.                                               Italy
     Hasbro Latin America Inc.                                         Delaware
         Hasbro Chile LTDA                                             Chile
         Hasbro Latin America, L.P.                                    Delaware
     Hasbro S.A.                                                       Switzerland
         Hasbro holdings S.A.                                          Switzerland
            Hasbro Canada Corporation / Corporation                    Nova Scotia
            Hasbro Canada
         Hasbro Asia-Pacific Marketing Ltd.                            Hong Kong
              Tiger Electronics Far East Services, Limited             Hong Kong
         Hasbro de Mexico S.R.L.de C. V.                               Mexico
         Hasbro (Schweiz) AG                                           Switzerland
         Hasbro U.K. Limited                                           United Kingdom
         Group Grosvenor Plc.                                          United Kingdom
         MB International B.V.                                         The Netherlands
              Hasbro B.V.                                              The Netherlands
              Hasbro Hellas Industrial & Commercial                    Greece
              Company S.A.
              Hasbro Toys & Games Holdings, S.L.                       Spain
                 Hasbro Iberia SL                                      Spain
              MB Espana, SA.                                           Spain
              S.A. Hasbro N. V.                                        Belgium
              Hasbro InterToy Eqitim Araclari Sanayi Ve                Turkey
              Ticaret A.S.
         Hasbro Far East LTD                                           Hong Kong
              Tiger Electronics Far East, Limited                      Hong Kong
              WowWee Limited                                           Hong Kong
         Has Aust Pty Ltd                                              Australia
              Hasbro Australia Limited                                 Australia
         Wizards of the Coast, Belgium                                 Belgium
         Wizards of the Coast, UK Limited                              United Kingdom
     Hasbro Ireland Limited                                            Ireland
     Palmyra Holdings Pte Ltd.                                         Singapore
Hasbro Managerial Services, Inc.                                       Rhode Island
Wizards of the Coast, Inc.                                             Washington
     Wizards of the Coast, Italia Sr.l.                                Italy
     Wizards of the Coast, France                                      Franc

     Wizards of the Coast Retail, Inc.                                 Washington

----------------------------
(a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.

QuickLinks

    HASBRO. INC. AND SUBSIDIARIES Subsidiaries of the Registrant(a)

                                  SCHEDULE 10.1

                              EXISTING INDEBTEDNESS

AMOUNTS SHOWN FOR EXTERNAL SHORT-TERM FACILITIES ARE THE MAXIMUM THAT MAY BE OUTSTANDING FROM TIME TO TIME. AMOUNTS SHOWN ARE IN US DOLLARS OR THEIR US DOLLAR EQUIVALENTS.

          Company/Borrower                   Counterparty                  Type/Description                Amount     Maturity Date
           Hasbro Belgium                        CBC                 External Short-Term Facility        4,390,000
            Hasbro Chile                  Banco de Santander         External Short-Term Facility        1,701,000
            Hasbro Chile                       Security              External Short-Term Facility          813,000
            Hasbro Chile                      Bank Bice              External Short-Term Facility          783,000
          Hasbro Far East*            Prior Owners of Grosvenor              Notes Payable               2,356,000       Various
           Hasbro France                   Credit Lyonnais           External Short-Term Facility        2,095,000
           Hasbro France                   Societe Generale          External Short-Term Facility        6,887,000
           Hasbro Greece               National Bank of Greece       External Short-Term Facility        1,722,000
         Hasbro Hong Kong*                       HSBC                External Short-Term Facility        5,547,000
           Hasbro Ireland                 Allied Irish Bank          External Short-Term Facility          365,000
          Hasbro Israel *                     Bank Leumi             External Short-Term Facility        2,000,000
          Hasbro Israel *             First Int'l Bank of Israel     External Short-Term Facility        1,000,000
          Hasbro Portugal                Banco Bilbao Vizcaya        External Short-Term Facility          172,000
            Hasbro SA *                          UBS                 External Short-Term Facility        2,234,000
     Hasbro Spain Manufacturing               Bankinter                   Capitalized Leases            11,508,000      10/1/2014
     Hasbro Spain Manufacturing                Bancaja               External Short-Term Facility        2,759,000
     Hasbro Spain Manufacturing          Banco Bilbao Vizcaya        External Short-Term Facility        2,759,000
     Hasbro Spain Manufacturing           Banco de Santander         External Short-Term Facility          690,000
     Hasbro Spain Manufacturing               Bankinter              External Short-Term Facility        2,070,000
        Hasbro Spain Selling                  Bankinter                   Capitalized Leases             7,889,000      10/1/2014

The amount of Indebtedness listed next to each external short-term facility listed above is the maximum principal amount permitted to be outstanding from time to time under such facility, and the amount thereof incurred under such revolving facility from time to time is deemed to be Indebtedness incurred in compliance with section 10.1(g) of the Credit Agreement to which this Schedule
10.1 is attached.


*Guaranteed by Hasbro, Inc.

                                  SCHEDULE 10.2

                                 EXISTING LIENS

1. Obligations under the Patent License Agreement dated as of 12/23/98 by and between Hasbro, Inc. and Fleet Capital Corporation.

2. Obligations under the Patent License Agreement dated as of 6/28/02 by and between Hasbro, Inc. and Fleet Capital Corporation.

3. Obligations under the Trademark and Copyright License Agreement dated as of 8/26/03 by and between Hasbro, Inc. and Fleet Capital Corporation.

4. Liens pursuant to or under (a) the Contribution Agreement entered on December 6, 2000, by and among the Company, Hasbro U.K. Limited, Hasbro Internet Holdings, Inc. and Infogrames Entertainment SA ("Infogrames") and (b) the Warrant Agreement entered into between the Company and Infogrames on January 26, 2001, in each case relating to the Capital Stock of Infogrames.

5. The Company, Hasbro Internet Holdings, Inc. and Hasbro U.K. Limited (together the "Sellers") entered into a Settlement Agreement with Infogrames Entertainment SA ("Infogrames") effective as of December 20, 2001 (the "Settlement Agreement"). The Settlement Agreement provides Infogrames with a right of first refusal on any sale or other transfer by the Sellers of any Retained Shares (as defined in the Settlement Agreement) of Infogrames stock to a non-Affiliate of Hasbro.

6.       Each of the filings listed on Exhibit A attached hereto.

                                                        Exhibit A

   DEBTOR: HASBRO, INC.

  Secured Party                         Jurisdiction     File Number      Date Filed      Collateral
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation        SOS, CA          9927060163       9/17/99         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                         9927060168       9/17/99         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                SOS, MA          583169           10/13/98        Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Pitney Bowes Credit Corporation                        593464           11/27/98        All equipment manufactured, sold or
                                                                                          distributed by Pitney Bowes Credit Inc.,
                                                                                          Monarch Marketing Systems, Inc, Pitney
                                                                                          Bowes Credit Corp, and Dictaphone Corp.,
                                                                                          subject to lease dated 9/23/98 between
                                                                                          debtor and secured party
-----------------------------------------------------------------------------------------------------------------------
  Newcourt Communications                                657749           9/1/99          Specific leased equipment
  Financing Corporation
-----------------------------------------------------------------------------------------------------------------------
                                                         99657749         9/1/00          Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Bank One, N.A.                                         669920           10/25/99        Specific leased equipment (true
                                                                                          lease-filed for precautionary purposes)
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing, Inc.                         732696           7/25/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Newcourt Communications                                734982           8/3/00          Specific leased equipment
  Financing Corporation
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                      20010307164      6/11/01
                                        0
-----------------------------------------------------------------------------------------------------------------------
  Pitney Bowes Credit Corporation                        20020939564      2/25/02         Specific equipment
                                        0
-----------------------------------------------------------------------------------------------------------------------
  Newcourt Communications               East             152              8/7/00          Specific leased equipment
  Finance Corporation as Lessor         Longmeadow
                                        Town, MA
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                SOS, OH          AN83810          7/23/97         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Tokai Financial Services, Inc.                         AP0045826        4/16/98         Specific leased equipment-true lease.
                                                                                          Filed for precautionary purposes only
-----------------------------------------------------------------------------------------------------------------------
  Bank One, N.A.                                         AP0100866        10/26/98        Specific leased equipment-true lease.
                                                                                          Filed for precautionary purposes only
-----------------------------------------------------------------------------------------------------------------------
                                                         AP0108004        12/16/98        Specific leased equipment-true lease.
                                                                                          Filed for precautionary purposes only
-----------------------------------------------------------------------------------------------------------------------
                                                         AP0190089        10/25/99        Specific leased equipment-true lease.
                                                                                          Filed for precautionary purposes only
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          AP0247853        6/14/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                         AP025744         7/24/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                         AP0254457        7/11/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Copelco Capital Inc.                  SOS, RI          659691           12/2/96         Specific Equipment (copy machines). True
                                                                                          lease. Filed for precautionary purposes
                                                                                          only
-----------------------------------------------------------------------------------------------------------------------
  Receivable Capital Corporation                         660728           12/27/96        Certain accounts of other amounts owed by
                                                                                          certain obligors identified in the
                                                                                          Receivables Purchase Agreement dated
                                                                                          12/24/96
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 661519           1/14/97         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 667574           6/19/97         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 668932           7/21/97         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 673094           11/10/97        Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 674427           12/17/97        Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 675426           1/12/98         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 681834           6/16/98         Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit                                 686721           10/13/91        Specific leased equipment
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                      687328           10/27/98        Specific leased equipment-true lease.
                                                                                          Filed for precautionary purposes only
-----------------------------------------------------------------------------------------------------------------------
                                                                          6//11/01
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                      689630           12/21/98        Specific leased equipment-true lease.
-----------------------------------------------------------------------------------------------------------------------
                                                                          6/11/01
----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                      703538           10/26/99        Specific leased equipment-true lease.
-----------------------------------------------------------------------------------------------------------------------
                                                                          6/11/01
-----------------------------------------------------------------------------------------------------------------------
  Pitney Bowes Credit Corporation                        688757           11/27/98        All equipment manufactured, sold or
                                                                                          distributed by Pitney Bowes Credit Inc.,
                                                                                          Monarch Marketing Systems, Inc, Pitney
                                                                                          Bowes Credit Corp, and Dictaphone Corp.,

                                                                                          subject to lease dated 9/23/98 between
                                                                                          debtor and secured art
-----------------------------------------------------------------------------------------------------------------------
                                                         677145           2/27/98         All equipment manufactured, sold or
                                                                                          distributed by Pitney Bowes Credit Inc.,
                                                                                          Monarch Marketing Systems, Inc, Pitney
                                                                                          Bowes Credit Corp, and Dictaphone Corp.,
                                                                                          subject to lease dated 11/19/97 between
                                                                                          debtor and secured
-----------------------------------------------------------------------------------------------------------------------
  3D Capital Coporation                                  694615           4/12/99         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          713306           5/31/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          713307           5/31/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          713308           5/31/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          714052           6/19/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          714053           6/19/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          715277           7/14/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          715720           7/25/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          716537           8/15/00         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          720064           10/30/00        Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc.                          723546           1/22/01         Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  IBM Credit Corporation                                 720332           11/29/00        Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing Inc                           723546           1/22/01         Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing, Inc.                         727093           4/9/01          Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing, Inc.                         727094           4/9/01          Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Dell Financial Services, LP                            727480           4/19/01         Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing, Inc.                         728326           5/8/01          Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                         728482           5/14/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  IBM Credit Corporation                                 728710           5/18/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Heller Financial Leasing, Inc.                         729377           6/4/2001        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                         001625           8/27/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                      002950           10/9/2001.      Leased equipment
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002963          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002964          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002965          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002966          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002983          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       002984          10/9/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Wells Fargo Equipment Finance, Inc.                     003859          11/7/2001       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Wells Fargo Equipment Finance, Inc.                     003860          11/31/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  BankOne, N.A.                                           003983          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                                          12/17/2001
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       003983          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       003983          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       003983          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       003983          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              003991          11/13/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              004210          11/20/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              004405          11/29/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       004887          12/17/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              004888          12/17/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              004897          12/17/2001      Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Citizens Leasing Corporation                            005668          1/9/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          010968          6/14/2002
-----------------------------------------------------------------------------------------------------------------------
  Summit Funding Group, Inc.                              005868          1/15/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          006163          1/24/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Citizens Leasing Corporation                            006222          1/28/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          010970          6/14/2002
-----------------------------------------------------------------------------------------------------------------------
  Citizens Leasing Corporation                            006226          1/28/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          010969          6/14/2002
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  Citizens Leasing Corporation                            006589          2/8/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Citizens Leasing Corporation                            006590          2/8/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Pitney Bowes Credit Corporation                         007112          2/25/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Pullman Bank & Trust                                    007328          3/4/2002        Computer hardware equipment lease
-----------------------------------------------------------------------------------------------------------------------
                                                          008745          4/3/2002
-----------------------------------------------------------------------------------------------------------------------
                                                          009081          4/22/2002
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing                                             007818          3/18/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing                                             007819          3/18/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  General Electric Capital Corporation                    007833          3/18/2002       Computer hardware equipment lease
-----------------------------------------------------------------------------------------------------------------------
                                                          012578          8/6/2002
-----------------------------------------------------------------------------------------------------------------------
  Fleet National Bank, as Agent                           008050          3/25/2002       All Assets
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          008367          4/1/2002        Leased equipment subject to the terms and
                                                                                          conditions of Schedule 58 dated 4/28/1998
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          009319          4/29/2002       Leased equipment subject to the terms and
                                                                                          conditions of Schedule 65 dated
                                                                                          6/22/1999
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          009320          4/29/2002       Leased equipment subject to the terms and
                                                                                          conditions of Schedule 59 dated 4/28/1998
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       009730          5/10/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       009731          5/10/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                          010934          6/17/2002       Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  General Electric Capital Corporation                    011548          7/3/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          011579          8/6/2002
-----------------------------------------------------------------------------------------------------------------------
  General Electric Capital Corporation                    011550          7/3/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          012577          8/6/2002
-----------------------------------------------------------------------------------------------------------------------
  The CIT Group/Commercial Services,                      012305          7/26/2002       All present and future accounts arising
  Inc.                                                                                    from debtors sales of goods or
                                                                                          performance of services to WART
                                                                                          Corporation and related instruments
                                                                                          documents and chattel paper.
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                          012482          8/2/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                          012482          8/2/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                          012482          8/2/2002        Leased equipment
-----------------------------------------------------------------------------------------------------------------------
  General Electric Capital                                012577          8/6/2002        Copy missing?
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012894          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012985          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012896          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012897          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012898          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012899          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012900          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  NCP Leasing, Inc.                                       012901          8/19/2002       Computer equipment lease
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          013984          9/26/2002       Leased equipment subject to the terms and
                                                                                          conditions of Schedule 47 dated 9/9/1996
-----------------------------------------------------------------------------------------------------------------------
  De Lage Landen Financial                                016380          12/23/2002      Equipment lease
  Services, Inc.
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          016948          1/9/2003        Leased equipment subject to the terms and
                                                                                          conditions of Schedule 53 dated 9/15/1997
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          016949          1/9/2003        Leased equipment subject to the terms and
                                                                                          conditions of Schedule 73 dated 3/18/2000
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          016950          1/9/2003        Leased equipment subject to the terms and
                                                                                          conditions of Schedule 59 dated 4/28/1998
-----------------------------------------------------------------------------------------------------------------------
  De Lage Landen Financial                                019253          3/17/2003        Equipment lease
  Services, Inc.
-----------------------------------------------------------------------------------------------------------------------
  IBM Credit LLC                                          019683          3/31/2003       Computer equipment lease (software)
-----------------------------------------------------------------------------------------------------------------------
  Comdisco, Inc.                                          019712          3/31/2003       Leased equipment subject to the terms and
                                                                                          conditions of Schedule 49 dated
                                                                                          2/20/1997
-----------------------------------------------------------------------------------------------------------------------
  De Lage Landen Financial                                020460          4/17/2003       Equipment lease
  Services Inc.
-----------------------------------------------------------------------------------------------------------------------
  First Bank of Highland Park                             023140          7/1/2003        Equipment lease
-----------------------------------------------------------------------------------------------------------------------
                                                          024140          7/28/2003
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  First Bank of Highland Park                             023145          7/11/2003       Equipment lease
-----------------------------------------------------------------------------------------------------------------------
                                                          024133          7/28/2003
-----------------------------------------------------------------------------------------------------------------------
  Nextiraone LLC                                          025114          8/25/2003       Equipment lease
-----------------------------------------------------------------------------------------------------------------------
  IBM Credit LLC                                          20030075467     9/29/2003       Computer equipment lease (software)
                                                          0
-----------------------------------------------------------------------------------------------------------------------
  Fleet Capital Corporation                               027044          10/23/2003      US Patents
-----------------------------------------------------------------------------------------------------------------------
  Fleet Capital Corporation                               027045          10/23/2003      US Trademarks
-----------------------------------------------------------------------------------------------------------------------
  KBA North America Inc.,                                 20030075652     10/27/2003      Equipment lease
  Sheetfed Division                                       0
-----------------------------------------------------------------------------------------------------------------------
  Winthrop Resources Corporation                          2001-176-0287   6/25/01         Leased equipment
-----------------------------------------------------------------------------------------------------------------------

 DEBTOR: WIZARDS OF THE COAST, INC.

  Secured Party                          Jurisdiction     File Number      Date Filed     Collateral
-----------------------------------------------------------------------------------------------------------------------
  Panasonic                              SOS, CA          0018860593       6/29/00        Specific leased equipment (copy machine)
  Communications
  Assignee: Fleet Leasing
  Corporation
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation            SOS, TX          98-143791        7/14/98        Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             98-207543        10/15/98       Specific equipment (forklift)
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             98-236230        11/30/98       Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             99-120357        6/14/99        Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             00-447675        3/6/00         Specific lease equipment (filed for
                                                                                          precautionary purposes only)
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             00-618915        11/2/00        Specific lease equipment (filed for
                                                                                          precautionary purposes only)
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             00-632274        11/27/00       Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  A.C.S.S. Dallas Industrial, Inc                         01-034797        2/22/01        Goods, inventory, equipment, fixtures
                                                                                          situated on or related to Tenants use
                                                                                          of the Premises
-----------------------------------------------------------------------------------------------------------------------
  A.C.S.S. Dallas Industrial, Inc                         01-034857        2/22/01        Goods, inventory, equipment, fixtures
                                                                                          situated on or related to Tenants use
                                                                                          of the Premises
-----------------------------------------------------------------------------------------------------------------------
  Fuji Photo Film USA, Inc.              DOL, WA          95-181-0133      6/30/95        Specific equipment
-----------------------------------------------------------------------------------------------------------------------
                                                          2000-014-0141    1/14/00
-----------------------------------------------------------------------------------------------------------------------
  Xerox Corp.                                             98-030-0115      1/30/98        Specific equipment (copier)
-----------------------------------------------------------------------------------------------------------------------
  Dana Commercial Credit Corporation                      98-131-0129      5/11/98        Specific leased equipment
-----------------------------------------------------------------------------------------------------------------------
  Fuji Photo Film USA, Inc.                               98-348-0149      12/14/98       Laminator
-----------------------------------------------------------------------------------------------------------------------
  Pitney Bowes Credit Corporation                         99-074-0324      3/15/99        All equipment manufactured, sold or
                                                                                          distributed by Pitney Bowes Credit Inc.,
                                                                                          Monarch Marketing Systems, Inc, Pitney
                                                                                          Bowes Credit Corp, and Dictaphone Corp.,
                                                                                          subject to lease dated 12/16/98 between
                                                                                          debtor and secured party
-----------------------------------------------------------------------------------------------------------------------
  Dupont Color Proofing                                   99-203-0082      7/22/99        Waterproof Washoff Unit, Waterproof
                                                                                          laminator
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
  West Coast Retail                                       2001-036-0148    2/25/01        Specific equipment
-----------------------------------------------------------------------------------------------------------------------
  Kodak Polychrome Graphics                               2001-127-0028    5/7/01         Laminator
-----------------------------------------------------------------------------------------------------------------------
  Fleet National Bank, as Agent                           2002-092-6427    3/22/2002      All Assets
-----------------------------------------------------------------------------------------------------------------------
  THE CIT                                                 2002-207-6584    7/26/2002      All present and future accounts arising
  Group/Commercial Services, Inc.                                                         from debtors sales of goods or performance
                                                                                          of services to KMART Corporation and
                                                                                          related instruments documents and chattel
                                                                                          paper...
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             2003-100-0374    4/7/2003       (2) Raymond Reach with batteries and
                                                                                          chargers
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             2003-175-3628    6/20/2003      Exides Lease
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             2003-175-3723    6/20/2003      Exides Lease
-----------------------------------------------------------------------------------------------------------------------
  Raymond Leasing Corporation                             2003-175-3724    6/20/2003      Exides Lease
-----------------------------------------------------------------------------------------------------------------------

  DEBTOR:  ODDZON, INC.

  Secured Party                          Jurisdiction     File Number      Date Filed     Collateral
-----------------------------------------------------------------------------------------------------------------------
                                         SOS, CA          0027061080       9/19/00        state tax lien $133,719.34-Employment
                                                                                          Development department
-----------------------------------------------------------------------------------------------------------------------
  THE CIT                                                 2184763-5        7/26/2002      All present and future accounts arising
  Group/Commercial                                                                        from debtors sales of goods or performance
  Services, Inc.                                                                          of services to WART Corporation and
                                                                                          related instruments documents and chattel
                                                                                          paper...
-----------------------------------------------------------------------------------------------------------------------

DEBTOR: TIGER ELECTRONICS, LTD.

  Secured Party                          Jurisdiction     File Number      Date Filed     Collateral
-----------------------------------------------------------------------------------------------------------------------
  MBS Business Systems                   SOS, IL          4302675          11/30/00       Specific equipment (copy machine)
-----------------------------------------------------------------------------------------------------------------------
                                         SOSs, RI
-----------------------------------------------------------------------------------------------------------------------
                                         SOS, WA
-----------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 10.12

                        RESTRICTIONS ON NEGATIVE PLEDGES

1. The Company, Hasbro Internet Holdings, Inc. and Hasbro U.K. Limited (together the "Sellers") entered into a Settlement Agreement with Infogrames Entertainment SA ("Infogrames") effective as of December 20, 2001 (the "Settlement Agreement"). The Settlement Agreement provides Infogrames with a right of first refusal on any sale or other transfer by the Sellers of any Retained Shares (as defined in the Settlement Agreement) of Infogrames stock to a non-Affiliate of Hasbro.

2. Two indentures of the Company provide, with certain exceptions and subject to a basket equal to the greater of 10% of consolidated net tangible assets (as defined in the indentures) or $100,000,000, that neither the Company nor any subsidiary may create, incur, assume or guarantee any Secured Debt without equally and ratably securing the outstanding securities under the indentures. In both indentures, Secured Debt is defined as follows:

         "Secured Debt" means indebtedness for money borrowed by the Company or its Subsidiaries (other than indebtedness owed by a Subsidiary to the Company, by a Subsidiary to another Subsidiary or by the Company to a Subsidiary), which in any case is secured, whether by operation of law or otherwise, by a mortgage, security interest, pledge, lien or other encumbrance on Principal Property or on any shares of stock or evidences of indebtedness of a Subsidiary. If any amount of such indebtedness described in the parenthetical in the preceding sentence and held by the Company or a Subsidiary is transferred in any manner to any Person other than the Company or a Subsidiary, such amount shall be deemed to be Secured Debt issued on the date of transfer.

         In both indentures, "Principal Property" is defined as follows:

         "Principal Property" means any real property, any manufacturing, plant, warehouse, office building or other physical facility or other like depreciable physical asset of the Company or of any Subsidiary whether owned on the date hereof or hereafter acquired having a net book value at the time of determination in excess of the greater of 5% of Consolidated Net Tangible Assets or $50 million, other than, in each case, any of the same which in the good faith opinion of the Board of Directors is not of material importance to the total business conducted by the Company and its Subsidiaries, as a whole.